As filed with the Securities and Exchange Commission on December 28, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Cornerstone Institutional Growth REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	20-5721212
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

1920 Main Street, Suite 400

Irvine, California 92614

(949) 852-1007

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Terry G. Roussel

President and Chief Executive Officer

Cornerstone Institutional Growth REIT, Inc.

1920 Main Street, Suite 400

Irvine, California 92614

(949) 852-1007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

R. Neil Miller, Esq.

DLA Piper US LLP

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	50,000,000	$8.00	$400,000,000	$42,800
Common Stock, $0.01 par value per share (2)	12,500,000	$7.60	$95,000,000	$10,165

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

(2)                                  Represents shares issuable pursuant to the registrant’s distribution reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED DECEMBER 28, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Cornerstone Institutional Growth REIT, Inc.

Maximum Offering—50,000,000 Shares of Common Stock
Minimum Offering—125,000 Shares of Common Stock

Cornerstone Institutional Growth REIT, Inc. is a newly organized Maryland corporation sponsored by CIPLFA Advisors, LLC. Affiliates of CIPLFA Advisors, LLC have been real estate investment fund managers for 16 years and have profitably completed the investment cycle averaging 4.4 years for 8 prior funds which have invested in multi-tenant industrial real estate. These properties were purchased, owned and operated during different economic cycles. We expect to use the net proceeds of this offering to invest in a mix of industrial properties and other types of properties. We may coinvest a portion of these net proceeds with one or more institutional equity joint venture partners. Because we have not yet identified specific properties to purchase, we are considered to be an unspecified property fund otherwise known as a “blind pool” offering. We intend to qualify as a REIT. We are not a mutual fund registered under the Investment Company Act of 1940.

We are offering up to 50,000,000 shares of common stock at $8.00 per share in our primary offering. Reduced prices are available for certain categories of purchasers as described in our “Plan of Distribution.” We are also offering up to 12,500,000 shares to be issued pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock.

See “Risk Factors” beginning on page 16 to read about risks you should consider before buying shares of our common stock, including:

•        No public market exists for our common stock. It may be difficult for you to sell your shares.

•        If you sell your shares, it may be at a substantial discount.

•        There are limits on the ownership, transferability and redemption of our shares.

•        We do not own any properties and do not have an operating history. This is a blind pool offering.

•        We may lack property diversification if we do not raise substantially more than the minimum offering.

•        Our failure to qualify as a REIT could adversely affect the amount of distributions we make to our stockholders.

•        We may borrow funds, issue new securities or sell assets to make distributions or for working capital.

•        We may make distributions that are not from income and are a return of capital.

•        We are dependent upon our advisor to select our investments and conduct our operations.

•        We expect that approximately 88.5% of the net offering proceeds would be available for investments if the maximum offering amount is sold and to use the balance to pay commissions, fees and expenses, a substantial portion of which will be paid to our advisor and its affiliates.

•        Our advisor and its affiliates will face significant conflicts of interest.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete, or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our stock is not permitted.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$8.00	$0.56	$0.24	$7.20
Total Minimum	1,000,000	70,000	30,000	900,000
Total Maximum	400,000,000	28,000,000	12,000,000	360,000,000
Distribution Reinvestment Plan
Per Share	7.60	0	0	7.60
Total Maximum	95,000,000	0	0	95,000,000

*                     The maximum amount of sales commissions we will pay is 7% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The sales commissions and, in some cases, the dealer manager fee will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, except that all shares sold under the distribution reinvestment plan will be at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. See “Plan of Distribution.”

The dealer manager of this offering, Pacific Cornerstone Capital, Inc., is our affiliate and will offer the shares on a best-efforts basis. There is a minimum investment of $2,000, except in New York where the minimum investment is $2,500 (or $1,000 for IRAs, Keoghs and tax-qualified retirement plans). We will not complete the sale of any common stock unless we sell a minimum of $1,000,000 of stock to the public by           , 2008. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent,                           , in trust for subscribers’ benefit, pending release to us. If we do not sell at least $1,000,000 of stock by           , 2008, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. If we sell $1,000,000 of stock in the primary offering, then we may continue to offer shares in the primary offering until the earlier of           , 2009, or until the maximum primary offering amount is raised.

                , 2007

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•                  a net worth of at least $150,000; or

•                  gross annual income of at least $45,000 and a net worth of at least $45,000.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Those selling stock on our behalf and broker-dealers recommending the purchase of stock in this offering must make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling stock on our behalf.

For North Carolina Residents

Stock will only be sold to residents of the State of North Carolina representing that they meet one of the following suitability standards:

(1) a net worth of at least $225,000; or

(2) gross annual income of at least $60,000 and a net worth of at least $60,000.

For Ohio Residents

Stock will only be sold to residents of the States of Ohio representing that their investment in this program and all other Cornerstone programs does not exceed 10% of their net worth and that they meet one of the following suitability standards:

(1) a net worth of at least $250,000; or

(2) gross annual income of at least $70,000 and a net worth of at least $70,000.

For Pennsylvania Residents

Pennsylvania investors may not invest more than 10% of their net worth.

Because the minimum closing amount is less than $26.7 million you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

i

TABLE OF CONTENTS

SUITABILITY STANDARDS	i

PROSPECTUS SUMMARY	1

Cornerstone Institutional Growth REIT, Inc.	1

The Offering	2

Our Advisor	2

Our Management	2

Investment Objectives	3

Our Liquidity Strategy	4

Our REIT Status	4

Restriction on Stock Ownership and Transferability	5

ERISA Considerations	5

Additional Information	6

QUESTIONS AND ANSWERS ABOUT THIS OFFERING	7

Why should I invest in real estate?	7

How does Cornerstone bring its institutional approach to real estate investing to the individual investor?	7

What will a mix of core plus, value-added and opportunistic real estate do for my investment portfolio?	7

What is a REIT?	8

Why do you intend to acquire industrial properties?	8

May you invest in anything other than real property?	8

How will your advisor select potential properties for acquisition?	8

Where will the properties you acquire be located?	8

How does your “market driven” strategy compare to a “tenant driven” strategy?	9

Why do you intend to own a portion of your properties with low to moderate financing and another portion with moderate to high financing?	9

Will you use debt financing to purchase and own properties?	9

How will you own properties?	9

What is an “UPREIT” and why are you organized as an UPREIT?	10

Will you own properties through joint ventures?	10

What conflicts of interest will your advisor face?	10

Who can buy shares?	11

Who might benefit from an investment in our shares?	11

What fees and reimbursements will your advisor and its affiliates receive in connection with this offering?	11

If I buy shares of stock in this offering, will I receive distributions and how often?	12

How will you determine the amount of distributions to be made?	13

May I reinvest my distributions in additional shares of your stock?	13

Will you have a stock repurchase program?	13

How long will this offering last?	14

What is your term or expected life?	14

How do I subscribe for shares?	14

How will I be notified of how my investment is doing?	15

When will I get my detailed annual tax information?	15

RISK FACTORS	16

Investment Risk	16

Risks Related to Conflicts of Interest	19

Risks Related to This Offering and Our Corporate Structure	22

General Risks Related to Investments in Real Estate and Real-Estate Related Investments	26

Risks Associated with Debt Financing	31

Federal Income Tax Risks	32

Retirement Plan Risks	34

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	36

ESTIMATED USE OF PROCEEDS	37

MANAGEMENT	39

Board of Directors	39

Committees of the Board of Directors	39

Executive Officers and Directors	40

Compensation of Directors	43

Employee and Director Long-Term Incentive Plan	43

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	45

Our Advisor	46

The Advisory Agreement	46

Management Decisions	47

Initial Investment by Our Advisor	47

Dealer Manager	48

MANAGEMENT COMPENSATION	49

STOCK OWNERSHIP	55

CONFLICTS OF INTEREST	56

Our Advisor’s Interests in Other Real Estate Programs	56

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates	57

Our Board’s Loyalties to Existing and Future Programs Sponsored by Our Advisor	57

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	58

Affiliated Dealer Manager	58

Affiliated Property Manager	58

Certain Conflict Resolution Procedures	58

INVESTMENT OBJECTIVES AND POLICIES	63

Investment Objectives	63

Investment Strategy	64

Acquisition Policies	64

Borrowing Policies	68

Selling Policies	69

Charter-Imposed Investment Limitations	69

Investment Limitations to Avoid Registration as an Investment Company	70

PLAN OF OPERATION	71

General	71

Liquidity and Capital Resources	71

Results of Operations	72

Inflation	72

REIT Status	72

Critical Accounting Policies	73

Distributions	75

PRIOR PERFORMANCE SUMMARY	76

Public Program	76

Private Programs	76

FEDERAL INCOME TAX CONSIDERATIONS	78

Federal Income Taxation of the Company	78

Requirements for Qualification	79

Annual Distribution Requirements	84

Earnings and Profits	86

Failure to Qualify as a REIT	86

Sale-Leaseback Transactions	86

Taxation of U.S. Stockholders	86

Information Reporting Requirements and Backup Withholding Tax	88

Taxation of the Operating Partnership	88

State and Local Tax	90

ERISA CONSIDERATIONS	91

Prohibited Transactions	91

Plan Asset Considerations	92

Other Prohibited Transactions	93

Annual Valuation	94

DESCRIPTION OF STOCK	95

Common Stock	95

Preferred Stock	95

Issuance of Additional Securities and Debt Instruments	96

Meetings and Special Voting Requirements	96

Restriction on Ownership of Stock	97

Distributions	98

Distribution Reinvestment Plan	99

Proposed Stock Repurchase Program	101

Registrar and Transfer Agent	102

Uncertificated Shares of Stock	102

Restrictions on Roll-Up Transactions	103

Business Combinations	104

Control Share Acquisitions	104

Subtitle 8	105

Advance Notice of Director Nominations and New Business	105

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws	106

Your Access to Our Records	106

THE OPERATING PARTNERSHIP AGREEMENT	107

General	107

Management Responsibilities, Liability and Indemnification	107

Capital Contributions	108

Operations	108

Allocations of Net Income and Net Loss	109

Redemption Rights	109

Transferability of Interests	110

Tax Matters	110

Term	110

PLAN OF DISTRIBUTION	111

General	111

Compensation of Dealer Manager and Participating Broker-Dealers	111

Organization and Offering Expenses	113

Deferred Commission Option	113

Legend	114

Subscription Procedures	115

Suitability Standards	116

Minimum Purchase Requirements	117

v

Special Notice to Pennsylvania Investors	117

SUPPLEMENTAL SALES MATERIAL	118

LEGAL MATTERS	118

EXPERTS	118

WHERE YOU CAN FIND MORE INFORMATION	118

ELECTRONIC DELIVERY OF DOCUMENTS	119

INDEX TO CONSOLIDATED FINANCIAL STATEMENT AND PRIOR PERFORMANCE TABLES	F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

CONSOLIDATED BALANCE SHEET AT NOVEMBER 15, 2006	F-3

NOTES TO CONSOLIDATED BALANCE SHEET	F-4

PRIOR PERFORMANCE TABLES	P-1

TABLE I EXPERIENCE IN RAISING AND INVESTING FUNDS	P-2

TABLE II COMPENSATION TO SPONSOR	P-3

TABLE III OPERATING RESULTS OF PRIOR PROGRAMS	P-4

TABLE IV RESULTS OF COMPLETED PROGRAMS	P-5

TABLE V RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD	P-6

APPENDIX A – SUBSCRIPTION AGREEMENT (SAMPLE) WITH INSTRUCTIONS	A-1

APPENDIX B –DISTRIBUTION REINVESTMENT PLAN	B-1

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus.  To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements, before making a decision to invest in our stock.

Cornerstone Institutional Growth REIT, Inc.

Cornerstone Institutional Growth REIT, Inc. is a newly organized Maryland corporation sponsored by CIPLFA Advisors, LLC. We are a non-traded real estate company and intend to use the net proceeds of this offering to invest in existing leased industrial properties as well as other industrial properties where we believe there are opportunities to enhance cash flow and value.

Our real estate investments are expected to include:

•                  existing, income-producing properties;

•                  properties under construction or in need of re-development;

•                  new development properties; and

•                  undeveloped land.

We intend to seek potential property acquisitions meeting the above criteria and which are located in major metropolitan markets throughout the United States. We believe the most important criteria for evaluating the markets in which we intend to purchase properties include:

•                  large existing population and projected population growth;

•                  historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;

•                  historic and projected employment growth;

•                  historic market liquidity for buying and selling of commercial real estate;

•                  stable household income and economic conditions; and

•                  sound real estate fundamentals, such as high occupancy rates and potential for increasing rental rates.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.  In order to diversify our portfolio, we may acquire a portion of our real estate investments through joint ventures with affiliates and third parties, such as institutional investors. While institutional investors may serve as joint venture partners based upon relationships created by affiliates of our advisor, at present, we have no agreements with any institutional investors.

We do not currently own any properties and do not have an operating history. Because we have not yet identified specific properties to purchase, we are considered to be an unspecified property fund also known as a “blind pool” offering. We intend to qualify as a REIT.

The Offering

We are offering up to 50,000,000 shares of our common stock in our primary offering at $8.00 per share, with reduced prices available for certain categories of purchasers as described in our “Plan of Distribution” section. We are also offering 12,500,000 shares of common stock under our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. Our stock is being offered on a “best efforts” basis, meaning the broker-dealers participating in the offering are only required to use their best efforts in distributing the stock and have no firm commitment or obligation to purchase any of the stock. As a result, we may not sell all or any of the stock that we are offering. The minimum amount we will raise is $1,000,000. Pending satisfaction of this condition, all escrow payments will be placed in an account held by the escrow agent,                             , in trust for our subscribers’ benefit, pending release to us. If we do not raise the minimum of $1,000,000 by              , 2008, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. If we do not raise substantially more than the minimum offering, we will not be able to acquire a large portfolio of properties and we may lack property diversification. Prior to the date of this prospectus, our advisor and its affiliates acquired 125 shares of our common stock for $1,000.

Notwithstanding our $1,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Minnesota, New York or Pennsylvania investors unless we raise a minimum amounts of $2 million, $2.5 million and $13,333,334, respectively, in gross offering proceeds (including sales made to residents of other jurisdictions).  Pending satisfaction of the applicable minimum amount, the subscription payments of investors in these states will be placed in a separate account held by the escrow agent in trust for the benefit of the subscribers, pending release to us.  Pennsylvania residents should also note the special escrow procedures described below under “Plan of Distribution – Special Notice to Pennsylvania Investors.”

The minimum initial investment is $2,000 (except in New York, where the minimum initial investment is $2,500). Tax qualified retirement plans, including Keogh plans and IRAs must initially invest at least $1,000. Minimum investment levels may be higher in certain states. After your initial investment, you may purchase additional shares subject to a minimum $100 purchase unless your state law imposes additional restrictions. This minimum purchase amount does not apply to purchases through our distribution reinvestment plan.

We intend to invest the net proceeds from this offering in real estate investments. Although we intend to focus on acquiring a mix of multi-tenant industrial properties, we may also invest in other types of properties. We may also invest through joint ventures or other entities that make real estate investments.

Our Advisor

Our advisor is CIPLFA Advisors, LLC, a newly formed Delaware limited liability company. Our current director, Mr. Terry Roussel, also controls the managing member of our advisor and all of our officers are also officers of our advisor.  The managing member of our advisor is CIP Leveraged Fund Advisors, LLC.

Our advisor will be responsible for managing our affairs on a day-to-day basis and for identifying and making property acquisitions on our behalf. We are dependent upon our advisor to select our investments and conduct our operations. The director and officers of our advisor have been actively involved in the acquisition, financing, development, management, disposition and operation of more than $8 billion of investment real estate including industrial, apartment, office and retail properties.

Our Management

Currently, we have one director, Mr. Terry Roussel, who also serves as our President and Chief Executive Officer. Prior to effectiveness of this registration statement, we will have a board consisting of five directors. A majority of our directors will be independent of our advisor. All of our officers and our current director are affiliated with our advisor. Additionally, Mr. Roussel serves as an officer and director of Cornerstone Core Properties REIT, Inc., a publicly registered non-traded REIT. Our charter provides that our independent directors will be responsible for reviewing the performance of our advisor. Our board of directors, including a majority of our independent directors, will be required to approve any transactions between us and our advisor or its affiliates. A majority of our directors, including a majority of our independent directors, will be required to approve other matters set forth in our charter. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” Our directors are elected annually by our stockholders. Our advisor has the right to nominate the directors other than our independent directors.

Our officers and director will also face conflicts because of their affiliation with our advisor. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment as well as the procedures we have established to mitigate a number of these potential conflicts.

The following chart shows how we are affiliated with our advisor and our operating partnership.

Investment Objectives

Our primary investment objectives are to:

•                  realize growth in the value of your investment by:

•                  purchasing stabilized, income-producing properties with the potential for capital appreciation and

•                  profiting from the purchase and development or repositioning of other properties;

•                  provide stockholders with current income from the operations of the properties we acquire, including the income from properties we develop or reposition once they are stabilized;

•                  preserve stockholder capital by acquiring and operating real estate; and

•                  provide liquidity to our stockholders by liquidating or listing our shares on a national securities exchange within five years of the termination of our most recent public equity offering or as soon as reasonably possible after accomplishing the above objectives.

We intend to invest in existing leased industrial properties as well as other industrial properties where we believe there are opportunities to enhance cash flow and value. See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Our Liquidity Strategy

Within five years from the closing of our most recent public equity offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•                  seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•                  list our stock for trading on a national securities exchange; or

•                  seek stockholder approval of another liquidity event such as a merger with another entity;

provided, however, that our independent directors committee may postpone these actions if it concludes that delay would be in the best interests of our stockholders.  Any such postponement could not exceed one year, although our charter does not limit the number of successive one-year postponements if the independent directors committee believes each postponement is in the best interests of the stockholders.

You should consider the following risks and the “Risk Factors” beginning on page 16 before buying shares of our common stock, including:

•                  No public market exists for our common stock. It may be difficult for you to sell your shares.

•                  If you sell your shares, it may be at a substantial discount.

•                  There are limits on the ownership, transferability and redemption of our shares.

•                  We do not own any properties and do not have an operating history. This is a blind-pool offering.

•                  We may lack property diversification if we do not raise substantially more than the minimum offering.

•                  Our failure to qualify as a REIT could adversely affect the amount of distributions we make to our stockholders.

•                  We may borrow funds, issue new securities or sell assets to make distributions or for working capital.

•                  We may make distributions that are not from income and are a return of capital.

•                  We are dependent upon our advisor to select our investments and conduct our operations.

•                  We expect to pay substantial fees and reimburse expenses to our advisor and its affiliates.

•                  Our advisor and its affiliates will face significant conflicts of interest.

Our REIT Status

If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements in order to avoid taxation as a regular corporation, including a requirement that they generally distribute at least 90% of their annual taxable income (excluding net capital gains) to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year we fail to so qualify. Our failure to qualify as a REIT could result in us having a significant liability for taxes, and could adversely affect the amount of distributions we make to our stockholders. We will receive an opinion of tax counsel that, based solely on our representations with respect to factual matters concerning our organization, business operations and properties, we will qualify for taxation as a REIT for the taxable year that will end December 31, 2007. This opinion is also subject to our meeting the requirements summarized above and other qualifications described in the opinion and in this prospectus under “Certain Federal Income Tax Considerations.” Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2007, or in any future year. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Restriction on Stock Ownership and Transferability

There are limits on the ownership and transferability of our shares. Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Stock — Restriction on Ownership of Stock.” Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Plan of Distribution — Minimum Purchase Requirements.”

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes how an investment in our stock will work in individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing stock for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Additional Information

For more information about the offering, or if you would like additional copies of this prospectus, you should contact your financial advisor or:

Investor Services Department

Cornerstone Real Estate Funds

1920 Main Street, Suite 400

Irvine, California 92614

Telephone: (877) 805-3333 or (949) 852-1007

Fax: (949) 852-2729

E-mail: info@cornerstonerealestatefunds.com

We also maintain an Internet site at http://www.cornerstonerealestatefunds.com where you can review additional information about us and our affiliates. The contents of our web site are not incorporated herein by reference or otherwise made a part of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below are some of the more frequently asked questions and answers relating to this offering. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

General Questions about Investing in Real Estate

Q:  Why should I invest in real estate?

A:  Real estate has historically been one of the leading asset classes used by institutional investors, such as insurance companies and pension funds, to diversify their stock, bond and mutual fund portfolios. We believe that certain types of real estate investments can also provide growth and income while reducing the overall portfolio volatility of many investors. Many individual investors have benefited by adding real estate to their investment strategy. You and your investment advisor can determine whether this strategy is right for you.

Q:  How does Cornerstone bring its institutional approach to real estate investing to the individual investor?

A:  Cornerstone developed its real estate investment strategy by defining four generally accepted broad styles of real estate investments successfully employed by some of the largest institutional investors in the United States. In large measure, the largest institutional investors have diversified their real estate portfolio allocations through investment in all four of these risk/return categories for the last several decades.  They have consistently allocated the greatest percentage of invested dollars in core real estate and lesser percentages in the higher risk/higher potential return categories.  We define the four real estate investment categories as: “core,” “core plus,” “value added” and “opportunistic.”  Core properties are all cash (debt free) properties producing current income located in major metropolitan markets with historically high levels of tenant demand for the type of real estate being acquired.  Core properties are generally characterized by functional construction and design features, and typically have high current occupancies and balanced lease rollover.  Core plus properties exhibit many of the same characteristic of core properties but also employ low to moderate debt levels. Value added properties include properties located in major metropolitan markets consisting of properties that require repositioning or redevelopment to achieve capital appreciation, include significant leasing and employ moderate to high debt levels. Opportunistic properties are more speculative in nature, require ground-up development, complete repositioning and employ moderate to high debt levels. This offering is directed to investors who desire to add interests in core plus, value added and opportunistic properties to their portfolio.

Q:  What will a mix of core plus, value-added and opportunistic real estate do for my investment portfolio?

A:  We believe core plus real estate generally offers a higher level of safety and stability than real estate owned with high levels of debt. Low and moderately leveraged real estate reduces the risk of foreclosure or the risk of rising interest rates and is therefore more stable during uncertain economic times. Although our investments in value-added and opportunistic real estate increase the risk to our real estate portfolio through the incurrence of indebtedness and development, it also increases the potential for higher returns to stockholders. While we intend to acquire a portfolio primarily composed of core plus properties, we also anticipate investing in value-added and opportunistic properties. For investors whose real estate holdings (within their portfolio of financial assets) consist primarily of core properties, adding our shares to their portfolio should increase the risks and may increase the returns of their portfolio. Each investor’s portfolio and tolerance for risk is different. Before investing in our shares, you should ask your financial advisor to explain why our shares are appropriate for your portfolio.

Q:  What is a REIT?

A:  In general, a REIT is a real estate investment trust or corporation that:

•                  combines the capital of many investors to acquire or provide financing for real estate;

•                  affords individual investors the opportunity to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•                  pays distributions to its stockholders of at least 90% of its taxable income (excluding net capital gains) for each year; and

•                  avoids “double taxation” (i.e., taxation of income at both the corporate and stockholder levels).

Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements.  Further, failure to qualify as a REIT or maintain that qualification in any year after electing REIT status would cause our income to be taxed at regular corporate rates.  Despite qualifying as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Questions about our Investment Objectives

Q:  Why do you intend to acquire industrial properties?

A:  According to National Council of Real Estate Investment Fiduciaries (“NCREIF”) website, www.ncreif.com, over the past 10 years, industrial properties have consistently been among the top performing segments in real estate compared to investments in retail and office properties on a total return basis.

Q:  May you invest in anything other than real property?

A:  While our goal is to invest all of our net offering proceeds in industrial real estate falling within the core plus, value-added and opportunistic property categories, we may invest in other types of properties or make other real estate-related investments.  For example, we may invest in mortgage loans secured by industrial real estate, participating mortgage loans secured by industrial real estate or investments in other entities that own and operate industrial real estate assets that meet our investment objectives. There is no limit on the amount that we may invest in these types of real estate-related investments and our board could change our investment policies and criteria at any time.

Q:  How will your advisor select potential properties for acquisition?

A:  Our advisor will generally seek to acquire multi-tenant industrial real estate located in major metropolitan markets where we believe tenant demand for the type of property being acquired and barriers to increasing the supply of new competitive projects exist. We call this a “market driven” strategy. We will purchase properties based on the decision of our board of directors after an examination and evaluation by our advisor of many factors including but not limited to the functionality of the property, the historical financial performance of the property, current market conditions for leasing space at the property, proposed purchase price, terms and conditions, potential cash flows and potential appreciation of the property.

Q:  Where will the properties you acquire be located?

A:  We expect to seek to acquire properties in major metropolitan markets throughout the United States that meet the market criteria described on page 1 of this prospectus. While we do not intend to acquire properties outside of the United States, we are not prevented by our charter from doing so.

Q:  How does your “market driven” strategy compare to a “tenant driven” strategy?

A:  A “market driven” strategy focuses on acquiring properties in locations with historically high levels of tenant demand or significant demand for development or redevelopment for the type of property being acquired. A “tenant driven” strategy focuses on acquiring a property based generally on the strength of a single tenant occupying all or most of a property. We believe investing in strong markets with a diversified tenant base mitigates the vacancy risk associated with investing in properties in markets with only a small number of tenants.

Q:  Why do you intend to own a portion of your properties with low to moderate financing and another portion with moderate to high financing?

A:  We believe it is important for most investors to hold some level of their real estate holdings in core plus properties without high levels of permanent financing. Owning properties with low to moderate debt financing greatly reduces the risk of foreclosure, reduces the risk associated with tenant vacancies during uncertain economic times and greatly reduces the risk of rising interest rates. Rising interest rates can cause a reduction or elimination of cash flows generated by real estate owned with high levels of debt and can also lead to property foreclosures resulting from an inability to refinance or pay off loans when due. The stability created by having a portfolio consisting primarily of core plus properties allows us to diversify our holdings and incur the level of indebtedness associated with the higher risk profile value-added and opportunistic properties. We believe that this combination of property type and indebtedness makes our shares an attractive option for many investors who desire to add a higher risk and higher potential return component to their portfolio of real estate investments.

Q:  Will you use debt financing to purchase and own properties?

A:  Yes. We plan to utilize debt financing to acquire and own our properties. We may acquire properties with debt financing at fixed or variable interest rates or a combination of the two. For our stabilized core plus properties, our long-term goal will be to use low to moderate levels of debt financing with leverage ranging from 25% to 50% of the cost of the asset. For the value-added and opportunistic properties, our goal will be to acquire and develop or redevelop these properties using moderate to high levels of debt financing with leverage ranging from 50% to 75% of the cost of the asset. We may exceed these debt levels on an individual property basis. Once these properties are developed, redeveloped and stabilized with tenants, we plan to reduce the levels of debt to fall within target debt ranges appropriate for core plus properties.  While we do not expect to utilize debt financing in excess of 75% of the cost of our portfolio of assets, upon the vote of a majority of our independent directors, we will be able to temporarily exceed this debt limitation. In addition, we may also incur indebtedness for working capital requirements, tenant improvements, capital improvements and leasing commissions. Our governing documents permit us to borrow funds to make distributions including those necessary in order to maintain our qualification as a REIT for federal income tax purposes. We will endeavor to incur such indebtedness on an unsecured basis, but we may also do so on a secured basis if a majority of our independent directors determine that it is in our best interests

Q:  How will you own properties?

A:  We plan to own substantially all of our properties and conduct our operations through an operating partnership called Cornerstone Institutional Growth Operating Partnership, L.P. We are the sole general partner of the operating partnership. Because we will own our properties through an operating partnership, we are considered to be an “UPREIT”.

Q:  What is an “UPREIT” and why are you organized as an UPREIT?

A:  UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We plan to conduct substantially all of our real estate operations in an UPREIT structure through our operating partnership as discussed above. We use this structure because of the potential tax benefits to sellers of real estate.

A sale of property directly to us in exchange for stock is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property to us may transfer the property to our operating partnership in exchange for partnership units on a tax-deferred basis. This potentially allows the seller to defer taxation on any taxable gain the seller may otherwise incur until the seller either exchanges the seller’s operating partnership units for our stock or sells or redeems the seller’s operating partnership units. This structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results to them resulting from such property sale.

Q:  Will you own properties through joint ventures?

A:  Yes. We intend to own properties through joint ventures with affiliates and third parties, which may include institutional investors. We may own a significant portion of our properties through joint ventures. This is one of the ways we may diversify the portfolio of properties we own in terms of geographic region, property type and tenant industry group. Joint ventures will also allow us to acquire an interest in a property without requiring that we fund the entire purchase price.  In addition, certain properties may be available to us only as joint ventures.

Questions about our Advisor

Q:  What conflicts of interest will your advisor face?

A:  Our advisor and its affiliates are not prohibited from engaging in business activities that may be similar to our operations. Conflicts of interests exist among us, our advisor and its affiliates, principally due to the following:

•                  our advisor must determine which investment opportunities to recommend to us or one of their other programs or joint ventures;

•                  our advisor or its affiliates may receive higher compensation by providing an investment opportunity to an entity other than us;

•                  our advisor may structure the terms of joint ventures between us and other programs sponsored by our advisor or its affiliates without arm’s-length negotiation;

•                  our advisor and its affiliates must allocate their time between us and other real estate programs and business activities in which they are involved;

•                  our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the profitability of the property acquired or the services provided to us;

•                  our advisor may elect to provide property management or leasing services for some or all of our properties or retain an affiliate to manage or lease some or all of our properties; and

•                  our advisor and its affiliates will receive fees and other compensation in connection with this and other investment offerings.

We discuss these specific conflicts of interest, as well as others arising from these relationships, under “Risk Factors — Risks Related to Conflicts of Interest” and under “Conflicts of Interest.”

Questions about the Offering

Q:  Who can buy shares?

A:      An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000 or (2) a net worth of at least $150,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in North Carolina, Ohio and Pennsylvania.

Q:  Who might benefit from an investment in our shares?

A:  An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:  What fees and reimbursements will your advisor and its affiliates receive in connection with this offering?

A:  We will incur substantial fees and expenses in our organization and offering stage, our acquisition and operating stage and our property disposition stage. In most cases, these fees and expenses will be paid to our advisor or its affiliates, including our dealer manager. These fees, which are discussed in detail in the “Management — Management Compensation” section of this prospectus, are summarized below.

Offering Stage

•                  Sales commissions (payable to our dealer manager) equal to 7% of gross offering proceeds from our primary offering, all of which may be re-allowed to participating brokers, with no commissions on distribution reinvestment plan shares.

•                  Dealer manager fees (payable to our dealer manager) equal to 3% of gross offering proceeds from our primary offering, some or all of which will be re-allowed to participating brokers, with no dealer manager fees on distribution reinvestment plan shares.

•                  Reimbursement of due diligence expenses (payable to the dealer manager) of up to 0.5% of the gross proceeds from our primary offering for bona fide due diligence expenses, all of which will be re-allowed to participating brokers for bona fide due diligence expenses.

•                  Reimbursement for organization and offering expenses (payable to our advisor or its affiliates) expected to average between 2% and 3% of gross offering proceeds, but which could be as much as 3.5%; provided that such reimbursement plus sales commissions and the dealer manager fee, are less than 13.5% of gross offering proceeds.

Acquisition and Operating Stage – Core Plus Properties

•                  Property acquisition fees (payable to our advisor or its affiliates) equal to 2% of total costs of investments, including debt.

•                  Reimbursement of acquisition expenses (incurred by our advisor and its affiliates), but acquisition fees and expenses in connection with the acquisition of a real estate investment may not exceed 6% of the contract price of a property, or, in the case of a mortgage loan, 6% of the funds advanced.

•                  Monthly asset management fees (payable to our advisor) equal to one-twelfth of 1% of the book values of our assets invested, directly or indirectly, in real estate before non-cash reserves, plus direct and indirect costs and expenses incurred by our advisor in providing asset management services.

•                  Reimbursement of our operating expenses for direct and indirect costs of administrative services (payable to our advisor), but our advisor must reimburse the amount by which total annual operating expenses exceed the greater of 2% of average invested assets or 25% of net income unless a majority of independent directors have determined that such excess expenses are justified based on unusual and non-recurring factors.

•                  Property management and leasing fees (payable to affiliates if selected) would equal a market-based property management fee or property leasing fee and may include reimbursement of advisor’s or its affiliate’s personnel costs of managing properties.

Acquisition and Operating Stage – Value-Added and Opportunistic Properties

•                  Development fees (payable to affiliates of our advisor, if selected) equal to an amount that is based on prevailing market rates for comparable services rendered to similar projects in the geographic market of the project; provided however, we will not pay a development fee to an affiliate of our advisor if our advisor receives an acquisition fee based on the cost of such development. Development fees payable to an affiliate must be fair, reasonable and in terms no less favorable to us than could be obtained from third parties as determined by our independent directors committee.

Listing/Liquidation Stage

•                  Property disposition fees (payable to our advisor or its affiliates), if our advisor or its affiliates perform substantial services in connection with property sales, up to 3% of the price of the properties sold.

•                  In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing fee. This fee equals 15% of the amount by which the market value of our outstanding stock plus all prior distributions (other than stock dividends) by us prior to listing exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 6% per year cumulative, non-compounded return to investors.

•                  In the event that we do not list our stock for trading, our advisor may receive a subordinated participation fee in net cash flows as an additional management fee. After stockholders have received cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return on such invested capital, calculated on an aggregated weighted average daily basis, our advisor will be paid a subordinated participation fee equal to 15% of net cash flows, whether such cash flows are from continuing operations, net sale proceeds or from any other source.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

Q:  If I buy shares of stock in this offering, will I receive distributions and how often?

A:  We intend to make distributions at least quarterly, if not more often. Our board of directors will determine the timing of distributions. The amount and timing of distributions we may make is uncertain.

Q:  How will you determine the amount of distributions to be made?

A:  The amount of distributions that we make will be determined by our board of directors. In order to remain qualified as a REIT, we generally must make distributions of at least 90% of our taxable income (excluding net capital gains) for each year. The amount of distributions we are required to make may exceed our cash available for distribution and we may need to borrow money or sell real estate assets to fund distributions. Distributions made in excess of net income will constitute a return of capital to stockholders. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status.

In determining the amount and timing of distributions, our board of directors will consider a number of factors, including earnings, cash flow, funds available from our operations, general financial condition, future prospects, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and other factors. In order to keep the amount and timing of distributions relatively stable, we may make distributions that may not be reflective of the actual income we earn.

Q:  May I reinvest my distributions in additional shares of your stock?

A:  Yes. As part of this offering we have registered a number of shares of stock to be sold under our distribution reinvestment plan or (“DRIP”). During our primary offering, the price for shares in our distribution reinvestment plan will be $7.60 per share. The offering price for shares in our distribution reinvestment plan may increase after the closing of our primary offering. You will be taxed on distributions you reinvest in our stock even though no cash will be distributed to you. You will not be charged sales commissions for shares you purchase under our distribution reinvestment plan. We may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable. We may terminate the offering of stock pursuant to our distribution reinvestment plan at any time upon 10 days notice to stockholders.

Q:  Will you have a stock repurchase program?

A:  Yes, we intend to adopt a stock repurchase program. The amount that we will generally pay to repurchase your stock will depend upon the length of time you have held your stock as set forth in the following table:

Number of Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	As determined by our board

The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale. You will not be charged any fees for participating in our stock repurchase program.

We have no obligation to repurchase your stock if redemption would violate restrictions on distribution under Maryland law. Our proposed stock repurchase program will have limitations and restrictions and may be cancelled at any time. We intend to redeem shares using proceeds from our distribution reinvestment plan but we may use other available cash to repurchase the shares of a deceased shareholder. Our board of directors may modify our proposed stock repurchase program so that we can also redeem stock using the proceeds from the sale of our properties or other sources.  During this offering and each of the first five years following the closing of this offering, we do not intend to redeem more than the lesser of (i) the number of shares that could be redeemed using the proceeds from our distribution reinvestment plan proceeds or (ii) 5% of the number of shares outstanding at the end of the prior calendar year. Beginning five years after termination of this offering, the number of shares that we redeem under the stock repurchase program is not expected to exceed 10% of the number of shares outstanding at the end of the prior year. In most instances, requests for redemption will be processed on a monthly basis. If we do not redeem all the shares presented, we will attempt to honor redemption requests in future months on a prorated basis. We reserve the right to amend or terminate our stock repurchase program upon 30 days prior written notice to our stockholders. See “Description of Stock — Proposed Stock Repurchase Program.”

Q:  How long will this offering last?

A:  We expect to sell shares offered in this prospectus over a two-year period with a possible one-year extension.  If we have not sold the minimum offering amount of 125,000 shares by                        , 2008, we will terminate the offering and the escrow agent will promptly return your funds with interest.  If we have not sold all of the primary offering shares within two years, we may extend the offering.  Under recent rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as                   , 2010. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold 12,500,000 shares through the reinvestment of distributions.  In many states, we will need to renew the registration statement or file a new registration statement to continue offering beyond one year from the date of this prospectus.  We may terminate this offering at any time.

Q:  What is your term or expected life?

A:  We do not have a fixed term for continuing our real estate operations. Within five years from the closing of our most recent public equity offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•                  seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•                  list our stock for trading on a national securities exchange; or

•                  seek stockholder approval of another liquidity event such as a merger with another entity;

provided, however, that our independent directors committee may postpone these actions if it concludes that delay would be in the best interests of our stockholders.  Any such postponement could not exceed one year, although our charter does not limit the number of successive one-year postponements if the independent directors committee believes each postponement is in the best interests of the stock holders.

Q:  How do I subscribe for shares?

A:  If you choose to purchase shares in this offering, you will need to complete and sign a Subscription Agreement   (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.  We require a minimum initial investment of at least $2,000 (or $1,000 for IRAs, Keoghs and tax-qualified retirement plans). Minimum investment levels may be higher in certain states. After your initial investment, you may purchase additional shares subject to a minimum $100 purchase unless state law imposes additional restrictions. This minimum purchase amount does not apply to purchases through our distribution reinvestment plan.

Q:  How will I be notified of how my investment is doing?

A:  We will provide you with periodic updates on the performance of your investment in our stock, including:

•                  regular distribution reports;

•                  annual reports;

•                  quarterly financial reports;

•                  annual IRS Form 1099-DIV; and

•                  supplements to this prospectus.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•                  U.S. mail or other courier;

•                  facsimile;

•                  electronic delivery;

•                  posting on our affiliated website at www.cornerstonerealestatefunds.com; and

Our prospectus, amendments and supplements to this prospectus and all Exchange Act reports will also be available to the public at the SEC’s website at www.sec.gov.

Q:  When will I get my detailed annual tax information?

A:  We intend to mail your Form 1099-DIV tax information by January 31 of each year.

RISK FACTORS

An investment in our stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Investment Risks

Our lack of prior operating history makes it difficult for you to evaluate this investment.

We have no operating history. The past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve. We were formed on October 16, 2006 in order to invest primarily in industrial real estate. We have no income, cash flow, funds from operations or funds from which we can make distributions to you. We have not acquired any properties which you can evaluate in making a decision to purchase our stock. We may not be able to conduct business as we intend to. This lack of operating history increases the risk and uncertainty you face in making an investment in our stock.

This is a blind pool offering, therefore, you will not have the opportunity to evaluate our investments before we make them and we may make real estate investments that would have changed your decision as to whether or not to invest in our stock.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate including multi-tenant industrial real estate. We have established criteria for evaluating multi-tenant industrial real estate. However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the properties before we invest in them. Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You will be relying entirely on the ability of our advisor to identify properties and propose transactions and on our board of directors to oversee and approve such investments.

Because there is no public trading market for our stock it will be difficult for you to sell your stock. If you do sell your stock, you will likely sell it at a substantial discount.

There is no current public market for our stock and there is no assurance that a public market will ever exist for our stock. Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock. Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Prospectus Summary — The Offering.” We plan to adopt a stock repurchase program, but it will be limited in terms of the number of shares of stock which may be redeemed annually. Our board of directors may also limit, suspend or terminate our stock repurchase program at any time.

It may be difficult for you to sell your stock promptly or at all. If you are able to sell shares of stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by sales commissions, dealer manager fees, organization and offering expenses, and acquisition fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, it is unlikely that you will be able to sell your stock, whether pursuant to our stock repurchase program or otherwise, without incurring a substantial loss. We cannot assure you that your stock will ever appreciate in value to equal the price you paid for your stock. It is also likely that your stock would not be accepted as the primary collateral for a loan. You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time. Please see “Description of Stock — Restriction on Ownership of Stock” herein for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, other REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. This may cause you to experience a lower return on your investment.

If we are unable to find or experience delays in finding suitable investments, we may experience a delay in the commencement of distributions and a lower rate of return to investors.

Our ability to achieve our investment objectives and to make distributions depends upon the performance of our advisor in the acquisition and operation of our investments and upon the performance of property managers and leasing agents in the management of our properties and identification of prospective tenants. We may be delayed in making investments in properties due to delays in the sale of our stock, delays in negotiating or obtaining the necessary purchase documentation for properties, delays in locating suitable investments or other factors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our investment objectives will be achieved. We may also make other real estate investments, such as investments in public and private real estate companies which own industrial properties and make real estate investments. Until we make real estate investments, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade securities. We expect the rates of return on these short-term investments to be substantially less than the returns we make on real estate investments. If we are unable to invest the proceeds from this offering in properties or other real estate investments for an extended period of time, distributions to you may be delayed and may be lower and the value of your investment could be reduced.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In that case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

The cash distributions you receive may be less frequent or lower in amount than you expect.

We expect to make distributions to our stockholders quarterly, if not more frequently. All expenses we incur in our operations are deducted from cash funds generated by operations prior to computing the amount of cash available to be paid as distributions to our stockholders. Our directors will determine the amount and timing of distributions. Our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot assure you how long it may take to generate sufficient available cash flow to make distributions or that sufficient cash will be available to make distributions to you. We may borrow funds to enable us to make distributions. With no prior operations, we cannot predict the amount of distributions you may receive. We may be unable to pay or maintain cash distributions or increase distributions over time.

If we make distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have less funds available for the acquisition of properties and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

Our investments will be concentrated in the industrial sector and our business would be adversely affected by an economic downturn affecting that sector.

We intend for our investments in real estate assets to be primarily concentrated in the industrial sector. This concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities included a more significant portion of other sectors of the real estate industry.

We may be unable to complete development and re-development projects on advantageous terms.

As part of our investment plan, we intend to develop new and re-develop existing properties.  Such activities involve significant risks that could adversely affect our financial condition, results of operations, cash flow and ability to make distributions on our common stock, which include:

•                  we may not be able to obtain, or may experience delays in obtaining, all necessary zoning, land-use, building, occupancy and other governmental permits and authorizations;

•                  we may not be able to obtain financing for development projects on favorable terms and complete construction on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing the properties and generating cash flow; and

•                  the properties may perform below anticipated levels, producing cash flow below budgeted amounts and limiting our ability to sell such properties to third parties or affiliates.

Newly developed and acquired properties may not produce the cash flow that we expect, which could adversely affect our overall financial performance.

We intend to acquire and develop industrial properties.  In deciding whether to acquire or develop a particular property, we make assumptions regarding the expected future performance of that property.  If our estimated return on investment proves to be inaccurate, it may fail to perform as we expected. With certain properties we plan to acquire, our business plan contemplates repositioning or redeveloping that property with the goal of increasing its cash flow, value or both.  Our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals.  Additionally, we may acquire new properties not fully leased, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is more fully leased.  If one or more of these new properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance and our ability to make distributions may be adversely affected.

If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which will decrease future distributions to stockholders.

If we fail for any reason to distribute at least 90% of our REIT taxable income (excluding net capital gains), then we would not qualify for the favorable tax treatment accorded to REITs (unless we were able to avail ourselves of certain relief provisions). It is possible that such 90% of our income would exceed the cash we have available for distributions due to, among other things, differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion/deduction of such income/expenses when determining our taxable income, nondeductible capital expenditures, the creation of reserves, the use of cash to purchase stock under our stock repurchase program, and required debt amortization payments. We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. Distributions made in excess of our net income will generally constitute a return of capital to stockholders. See “Investment Objectives and Policies — Borrowing Policies” and “Federal Income Tax Considerations — Annual Distribution Requirements.”

The inability of our advisor to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of Terry G. Roussel, the President and Chief Executive Officer of our advisor. Our advisor does not have an employment agreement with Mr. Roussel. If Mr. Roussel was to cease his affiliation with our advisor, our advisor may be unable to find a suitable replacement, and our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s, property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Risks Related to Conflicts of Interest

Our advisor will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on our advisor to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated with or sponsored by our advisor. Other programs sponsored by our advisor or its affiliates also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other programs. Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns, thus reducing the level of distributions which we may be able to pay to you and the value of your investment. See “Conflicts of Interest.”

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliates of our advisor as evidenced by an appraisal of the property. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

We may purchase properties from persons with whom our advisor or its affiliates have prior business relationships and our advisor’s interest in preserving its relationship with these persons could result in us paying a higher price for the properties than we would otherwise pay.

We may have the opportunity to purchase properties from third parties including affiliates of our independent directors who have prior business relationships with our advisor or its affiliates. If we purchase properties from such third parties, our advisor may experience a conflict between our interests and its interest in preserving any ongoing business relationship with these sellers.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with third parties (including entities that are affiliated with our advisor or our independent directors) for the acquisition or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock, our property acquisitions, the property we own and the sale of our properties and therefore our advisor and its affiliates may make recommendations to us that we buy, hold or sell property in order to increase their compensation. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock and based on our investments. Therefore, our advisor may recommend that we purchase properties that generate fees for our advisor, but are not necessarily the most suitable investment for our portfolio. In some instances our advisor and its affiliates may benefit by us retaining ownership of our assets, while you may be better served by sale or disposition. In other instances they may benefit by us selling the properties which may entitle our advisor to disposition fees and possible success-based sales fees. In addition, our advisor’s ability to receive asset management fees and reimbursements depends on our continued investment in properties and in other assets which generate fees to them. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our interests. See “Management Compensation.”

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other advisor-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•                  property acquisitions from other advisor-sponsored programs, which might entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•                  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs if the price at which our stock trades is lower than the price at which we offered stock to the public; and

•                  whether and when we seek to sell the company or its assets, which sale could entitle our advisor to success-based fees but could also adversely affect its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders’ capital.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to make distributions to you or result in a decline in the value of your investment.

If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations which could reduce our profitability and result in lower distributions to you.

We do not have any employees. We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. We estimate that over the life of the company, our advisor and its affiliates will dedicate, on average, less than half of their time to our operations. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer.

Our officers and some of our directors face conflicts of interest related to the positions they hold with our advisor and its affiliates which could hinder our ability to successfully implement our business strategy and to generate returns to our stockholders.

Our executive officers and some of our directors are also officers and directors of our advisor, our dealer manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and members, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment, property management and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. See “Conflicts of Interest.”

Our board’s possible loyalties to existing advisor-sponsored programs (and possibly to future advisor-sponsored programs) could result in our board approving transactions which are not in our best interest and which reduce our net income and lower our distributions to stockholders.

Some of our directors are also directors of our advisor which is an affiliate of the managing member of another affiliate-sponsored program. The loyalties of those directors to the other affiliate-sponsored program may influence the judgment of our board when considering issues for us that may affect the other affiliate-sponsored program, such as the following:

•                  We could enter into transactions with the other program, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of our board regarding the terms of those transactions may be influenced by our board’s loyalties to the other program.

•                  A decision of our board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of the other program.

•                  A decision of our board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of the other program.

•                  We could also face similar conflicts and some additional conflicts if our advisor or its affiliates sponsor additional REITs, assuming some of our directors are also directors of the additional REITs.

•                  Our independent directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other advisor-sponsored entities or if our advisor is giving preferential treatment to other advisor-sponsored entities in this regard, our independent directors may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

If our advisor is unable to adequately fund our organization and offering activities, we may sell fewer shares in this offering, we may be unable to acquire a diversified portfolio of properties, our operating expenses may be a larger percentage of our revenue and our net income may be lower.

Our advisor is newly formed, has limited capitalization, has incurred losses since its inception and is continuing to incur losses. Our advisor must raise funds through the sale of its own debt or equity securities, or obtain financial support from its affiliates or its sole member, to obtain the cash necessary to provide these advances. Our advisor’s sole member is also dependent on raising funds to provide financial support to our advisor. There can be no assurance as to the amount or timing of our advisor’s receipt of funds. If our advisor’s financial circumstances reduce the amount of funds available to us for organization and offering activities, we may not be able to raise as much money in this offering. CIP Leveraged Fund Advisors, LLC, the sole member of our advisor, has limited capitalization, has incurred significant losses since its inception and is continuing to incur significant losses.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on CIPLFA Advisors to manage our operations and our portfolio of real estate assets. Our advisor has no operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations. Any adverse changes in the financial condition of CIPLFA Advisors or our relationship with CIPLFA Advisors could hinder its ability to successfully manage our operations and our portfolio of investments.

Risks Related to This Offering and Our Corporate Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year beginning after our first taxable year. To assure that we do not fail to qualify as a REIT under this test, our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

The payment of the subordinated performance fee due upon termination, and the purchase of interests in the operating partnership held by our advisor and its affiliates as required in our advisory agreement, may discourage a takeover attempt that could have resulted in a premium price to our stockholders.

In the event of a merger in which we are not the surviving entity, and pursuant to which our advisory agreement is terminated, our advisor and its affiliates may require that we pay the subordinated performance fee due upon termination, and that we purchase all or a portion of the operating partnership units they hold at any time thereafter for cash, or our stock, as determined by the seller. The subordinated performance fee due upon termination will not exceed 15% of the amount, if any, by which the appraised value of our assets plus the amount of all prior distributions (other than stock dividends) by us prior to the termination date, less our liabilities, exceeds the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return from inception through the termination date. Payment of this fee will be deferred until we receive net proceeds from property sales. This deterrence may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Your interest in us may be diluted if we issue additional stock.

Our stockholders do not have preemptive rights to any stock we issue in the future. Therefore, in the event that we (1) sell stock in the future, including stock issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into stock, (3) issue stock in a private offering, (4) issue stock upon the exercise of the options granted to our independent directors, employees of our advisor or others, or (5) issue stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in our operating partnership, investors purchasing stock in this offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the price per share, which may be less than the price paid per share in this offering, and the value of our properties, investors in this offering might also experience a dilution in the book value per share of their stock.

Your interest in us may be diluted if we acquire properties for units in our operating partnership.

Holders of units of our operating partnership will receive distributions per unit in the same amount as the distributions we pay per share to our stockholders and will generally have the right to exchange their units of our operating partnership for cash or shares of our stock (at our option). In the event we issue units in our operating partnership in exchange for properties, investors purchasing stock in this offering will experience potential dilution in their percentage ownership interest in us. Depending on the terms of such transactions, most notably the price per unit, which may be less than the price paid per share in this offering, the value of our properties and the value of the properties we acquire through the issuance of units of limited partnership interests in our operating partnership, investors in this offering might also experience a dilution in the book value per share of their stock.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror, by officers or by directors who are employees of the corporation are not entitled to vote on the matter. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, should we register under the Securities Exchange Act of 1934, as amended, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Stock — Business Combinations,” “Description of Stock — Control Share Acquisitions” and Description of Stock — Subtitle 8.”

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission regarding internal control over financial reporting will be a larger percentage of our net income and will reduce the return on your investment.

We expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

Your rights as stockholders and our rights to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if a director performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we maybe obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

You may not be able to sell your stock under the proposed stock repurchase program.

We will not adopt the proposed stock repurchase program until the completion of this primary offering, which may last until         , 2009 unless we receive from the SEC an exemption from Rule 102 of Regulation M which prohibits companies from making bids for or purchases of shares of their common stock at the same time as the company is selling its common stock in an offering. In addition, we will not adopt the proposed stock repurchase program if doing so would constitute an issuer tender offer under Rule 13e-4 of the Securities Exchange Act of 1934, as amended which requires that companies comply with certain tender offer rules in connection with the repurchase of their common stock. Our board of directors could choose not to adopt the proposed stock repurchase program or to amend its proposed terms without stockholder approval. Our board would also be free to amend or terminate the program at any time after its adoption. In addition, the proposed stock repurchase program includes numerous restrictions that would limit your ability to sell your stock. See “Description of Stock — Proposed Stock Repurchase Program.”

The offering price was not established on an independent basis and you may be paying more for our stock than its value or the amount you would receive upon liquidation.

The offering price of our shares of stock bears no relationship to our book or asset value or to any other established criteria for valuing stock. The board of directors considered the following factors in determining the offering price:

•                  the offering prices of comparable non-traded REITs; and

•                  the recommendation of the dealer manager.

Because the offering price is not based upon any independent valuation, the value of your investment may be substantially less than what you pay and may not be indicative of the proceeds that you would receive upon liquidation. Further, the offering price may be significantly more than the price at which our shares of stock would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings.

The dealer manager, Pacific Cornerstone Capital, Inc., is an affiliate of our advisor and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our stock, the selection and acquisition of our properties, and possibly the management and leasing of our properties. They will be paid significant fees for these services, which will reduce the amount of cash available for investment in properties and distribution to stockholders. The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis. We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price. If the maximum offering amount is raised we estimate that 11.49% of gross proceeds, including shares of stock issued pursuant to our distribution reinvestment plan, including estimated acquisition fees of 2.0% of the cost of assets, will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our stock, a substantial portion of which may be re-allowed to participating broker-dealers. The expenses we incur in connection with the offer and sale of our stock, excluding acquisition fees and expenses, may exceed the amount we expect and could be as high as 13.5% of gross proceeds. These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Management Compensation”.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our advisor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in the companies they sponsor.

Our Advisor has invested $200,000 in our operating partnership.  Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor for our significant organization and offering expenses, our advisor has little exposure to losses in the value of our stock. Without this exposure, our investors may be at a greater risk of loss because our advisor and its affiliates do not have as much to lose from a decrease in the value of our stock as do those sponsors who make more significant equity investments in the companies they sponsor.

General Risks Related to Investments in Real Estate and Real-Estate Related Investments

Economic and regulatory changes that impact the real estate market may reduce our net income and the value of our properties.

By owning our stock, stockholders will be subjected to the risks associated with owning real estate. The performance of your investment in us is subject to, among other things, risks related to the ownership and operation of real estate, including but not limited to:

•                  worsening general or local economic conditions and financial markets could cause lower demand, tenant defaults, and reduced occupancy and rental rates, some or all of which would cause an overall decrease in revenue from rents;

•                  increases in competing properties in an area which could require increased concessions to tenants and reduced rental rates; and

•                  increases in interest rates or unavailability of permanent mortgage funds which may render the sale of a property difficult or unattractive.

Some or all of the foregoing factors may affect our properties, which would reduce our net income, and our ability to make distributions to our stockholders.

Lease terminations could reduce our revenues from rents and our distributions to our stockholders and cause the value of your investment to decline.

The success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of your investment to decline.

Our operating results and distributable cash flow will depend on our ability to generate revenue from leasing our properties to tenants on terms favorable to us.

Our financial results will depend, in part, on revenues derived from leasing space in our properties.  We are subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make rental payments we may suffer a decrease in our revenue.  In addition, if a tenant does not pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs.  We are also subject to the risk that we will not be able to lease space in our value-added or opportunistic properties or that, upon the expiration of leases for space located in our core properties, leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to customers) may be less favorable to us than current lease terms.  Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment.  These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

Rising expenses at both the property and the company level could reduce our net income and our cash available for distribution to stockholders.

Our properties will be subject to operating risks common to real estate in general, any or all of which may reduce our net income. If any property is not substantially occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. If we are unable to lease properties on a basis requiring the tenants to pay such expenses, we would be required to pay some or all of those costs which would reduce our income and cash available for distribution to stockholders.

Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the properties we expect to own are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. The properties we acquire will be subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities. These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

Our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of environmentally hazardous conditions may reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could be substantial and reduce our ability to make distributions and the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Equity real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•                  purchase additional properties;

•                  repay debt, if any;

•                  buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•                  create working capital reserves; or

•                  make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Internal Revenue Code.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could reduce the price we receive for a property and lower the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

As part of otherwise attractive portfolios of properties,  we may acquire some properties with existing lock-out provisions which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

If we sell properties by providing financing to purchasers of our properties, distribution of net sales proceeds to our stockholders would be delayed and defaults by the purchasers could reduce our cash available for distribution to stockholders.

If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash distributions to you. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders which could result in lower investment returns to our stockholders.

We are likely to enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•                  joint venturers may share certain approval rights over major decisions;

•                  that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•                  the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•                  the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•                  that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;

•                  disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent its officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•                  that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

If we make or invest in mortgage loans as part of our plan to acquire the underlying property, our mortgage loans may be affected by unfavorable real estate market conditions, including interest rate fluctuations, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans as well as interest rate risks.  To the extent we incur delays in liquidating such defaulted mortgage loans, we may not be able to obtain sufficient proceeds to repay all amounts due to us under the mortgage loan.  Further, we will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans.  If the values of the underlying properties fall, our risk will increase because of the lower value of the security associated with such loans.  In addition, interest rate fluctuations could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

We may incur mortgage indebtedness and other borrowings, which debt increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets.  If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties will likely be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. In such cases, if the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

If a significant portion of our assets are deemed “investment securities,” we may become subject to the Investment Company Act of 1940 which would restrict our operations and reduce distributions to our stockholders.

If we fail to qualify for an exemption or exception from the Investment Company Act of 1940, we would be required to comply with numerous additional regulatory requirements and restrictions which could adversely restrict our operations and reduce distributions to our stockholders. Currently, we have no assets, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act. If, however, in the future we acquire mortgage loans, debt securities and investments in joint ventures (not structured in compliance with the Investment Company Act) and other investments assets that are deemed by the SEC or the courts to be “investment securities” and these assets exceed 40% of the value of our total assets, we could be deemed to be an investment company and subject to these additional regulatory and operational restrictions.

Even if deemed an investment company, we may qualify for an exception or exemption from the Investment Company Act. For example, under the real estate/mortgage exception, entities that are primarily engaged in the business of purchasing and otherwise acquiring mortgages and other liens on an interest in real estate are exempt from registration under the Investment Company Act. Under the real estate exception, the SEC Staff has provided guidance that would require us to maintain 55% of our assets directly in qualifying real estate interests. In order for an asset to constitute a qualifying real estate interest or qualifying asset, the interest must meet various criteria. Any fee interests in real estate and whole loans with unilateral foreclosure rights which we may acquire will be considered qualifying assets. Other assets we may acquire may not be considered qualifying assets and there can be no assurance that our future investments once acquired will continue to qualify for an exception or exemption from the Investment Company Act.  If we fail to maintain an exception or exemption from the Investment Company Act on which we may rely, we may need to register under the Investment Company Act, conduct our operations in such a manner that limits our ability to diversify our investments and our ability to use leverage. The cumulative effect of being required to register as an investment company could reduce the level of distributions provided to our stockholders.

Risks Associated with Debt Financing

We may use debt financing to acquire properties and otherwise incur other indebtedness, which will increase our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We may acquire properties using debt financing. We intend to incur indebtedness up to 75% of the cost of our portfolio of asset, but upon a vote of the majority of our independent directors we may exceed this level of indebtedness. We may borrow funds for working capital requirements, tenant improvements, capital improvements, and leasing commissions. We may also borrow funds to make distributions including but not limited to funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income (excluding net capital gains) to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. To the extent we borrow funds, we may raise additional equity capital or sell properties to pay such debt.

If there is a shortfall between the cash flow from a property and the cash flow needed to service acquisition financing on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, the value of your investment will be reduced.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

High levels of debt or increases in interest rates could increase the amount of our loan payments, reduce the cash available for distribution to stockholders and subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

Our policies do not limit us from incurring debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We intend to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income and gains it currently distributes to its stockholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we elect to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•                  we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•                  we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•                  we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•                  we would have less cash to make distributions to our stockholders; and

•                  we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

Even if we qualify and maintain our status as a REIT, we may be subject to income and excise taxes in certain events, which would reduce our cash available for distribution to our stockholders.

Net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to pay sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain all or a portion of capital gain we earn from the sale or other disposition of our property and pay federal income tax directly on such income.  We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce the cash available to make distributions to you.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

If our operating partnership is classified as a “publicly-traded partnership” under the Internal Revenue Code, it could be subjected to tax on its income and the amount of distributions we make to our stockholders will be less.

We structured the operating partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify the operating partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in our operating partnership. If the Internal Revenue Service were to assert successfully that our operating partnership is a “publicly traded partnership,” and substantially all of the operating partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat our operating partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would likely prevent us from qualifying and maintaining our status as a REIT. In addition, the imposition of a corporate tax on our operating partnership would reduce the amount of cash distributable to us from our operating partnership and therefore would reduce our amount of cash available to make distributions to you.

These topics are discussed in greater detail in the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

Distributions payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

Recently enacted tax legislation generally reduces the maximum tax rate for dividend distributions payable by corporations to individuals meeting certain requirements to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that make distributions, which could reduce the value of the stock of REITs, including our stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•                  under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•                  part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

•                  part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor.

Foreign investors may be subject to FIRPTA tax on the sale of our stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our stock would be subject to FIRPTA tax, unless our stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. We encourage you to consult your own tax advisors to determine the impact of federal, state, local and foreign tax laws to you on an investment in our stock, including any reporting requirements.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to certain pension or profit sharing trusts and IRAs investing in stock. If you are investing the assets of any pension, profit sharing, 401(k), Keogh or other qualified retirement plan that is subject to the fiduciary rules imposed by ERISA or the prohibited transaction rules imposed by Section 4975 of the Code or the assets of an IRA in our stock, you should satisfy yourself that:

•                  your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•                  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•                  your investment will not impair the liquidity of the plan or IRA;

•                  your investment will not produce “unrelated business taxable income” for the plan or IRA;

•                  you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•                  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.

An investment in our stock may not be suitable for every employee benefit plan, and may result in the plan fiduciary breaching its duty to the plan.

When considering an investment in our stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA plan based on liquidation value. The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

The annual statement of value will report the value of each share of our stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of stock will be deemed to be $8.00 during this offering and for the first three years following the termination of this offering, unless our board of directors otherwise determines. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure you that:

•                  a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•                  stockholders could realize that value if they were to attempt to sell their stock; or

•                  an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our stock becomes listed for trading on a national stock exchange.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, you should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed below under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the estimated proceeds raised in this primary offering assuming that we sell a minimum of 1,000,000 shares of common stock and the maximum of 50,000,000 shares of common stock.  We also disclose information below regarding the estimated use of proceeds assuming we sell at the maximum number of shares (12,500,000) pursuant to our distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time.  Depending on the number of shares we sell in the primary offering, we estimate that approximately 84.80% to 85.78% of the gross proceeds from our primary offering, or $6.78 to $6.86 per share, respectively, will be used for investments, while the remainder will be used to pay a portion of our offering expenses and to pay a fee to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments.  Regarding our distribution reinvestment plan offering, because there will be no sales commission or dealer-manager fee incurred by us, we estimate that 100.00% of our gross offering proceeds, or $7.60 per share, will be available primarily for the repurchase of shares under our proposed stock repurchase program.

			62,500,000 Shares
			Primary Offering		Distribution Reinvestment Plan		Total
	Minimum Offering (125,000 shares) ($8.00/share)		Maximum Offering (50,000,000 shares) ($8.00/share)		Maximum Offering (12,500,000 shares) (7.60/share)(8)		(62,500,000 shares)
	$%	$%	$	%	$	%	$	%
Gross Offering Proceeds	1,000,000	100.0	400,000,000	100.0	95,000,000	100.0	495,000,000	100.0

Sales commissions(1)	70,000	7.00	28,000,000	7.00	—	0.00	28,000,000	5.66
Dealer Manager Fees(1)	30,000	3.00	12,000,000	3.00	—	0.00	12,000,000	2.42
Other Organization and Offering Expenses(2)(3)	35,000	3.50	10,000,000	2.50	—	0.00	10,000,000	2.02

Acquisition Fees(4)(5)	17,000	1.70	6,862,750	1.72	—	0.00	6,862,750	1.39
Working capital reserves(6)	—	—	—	—	—	—	—	—
Amount Available for Investment, including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses (7)	848,000	84.80	343,137,250	85.78	95,000,000	100.00	438,137,250	88.51

(1)  For the minimum and maximum offering of stock sold in our primary offering, this table assumes the highest possible sales commission of 7% of the aggregate gross offering proceeds and a dealer manager fee of 3% of the aggregate offering proceeds.  These fees may vary, however, for different categories of investors. No sales commission or dealer manager fee will be paid on shares sold through our distribution reinvestment plan. See “Plan of Distribution.”

(2)  Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, charges of transfer agents, expenses deemed by the NASD to be organization and offering expenses and amounts that we may reimburse our advisor or its affiliates for expenses relating to this offering and preparing us for this offering including, but not limited to: reimbursement of the dealer manager’s reimbursement of the bona fide due diligence expenses of participating broker-dealers; the costs of conducting educational seminars for broker-dealers; the travel, meal and lodging costs of personnel of the advisor and its affiliates attending conferences sponsored by broker-dealers and reimbursement of allocable overhead, personnel costs, supplies, IT costs or similar expenses.  Such expenses could be as much as 3.5% of gross proceeds from our primary offering. We will not reimburse our advisor for organization and offering expense unless and until we raise $1,000,000 in this offering.  For purposes of our distribution reinvestment plan offering proceeds, we are assuming no organization and offering expenses.

(3)  Our advisor has agreed to reimburse us to the extent all of our offering expenses, including sales commissions, dealer manager fees, and organization and offering expenses (which do not include acquisition fees and acquisition expenses) incurred by us exceeds 13.5% of the gross offering proceeds, or if the aggregate of all organization and offering expenses, excluding sales commission and the dealer manager fees, exceeds 3.5% of gross proceeds from our primary offering. In no event will the maximum compensation to be paid to broker dealers exceed 10% of the gross proceeds of the primary offering, with an additional 0.5% of gross offering proceeds for bona fide due diligence expenses. Upon effectiveness of proposed amendments to NASD Rule 2810, we may agree to reimburse the dealer manager for the dealer manager’s reimbursement of the bona fide due diligence expenses of broker dealers in excess of 0.5%; however, such amounts would still be subject to the 13.5% cap on all organization and offering expenses.

(4)  We will pay our advisor an acquisition fee equal to 2% of the cost of the real estate assets. A portion of the fee shall be paid upon receipt of offering proceeds and the balance upon acquisition of a property. However, if either party terminates or fails to renew the advisory agreement, our advisor must return any acquisition fees not yet allocated to one of our investments.  This table assumes that all acquisitions are made only with net offering proceeds from this offering. To the extent we fund property acquisitions with debt, the amount available for investment and the amount of acquisition fees will be proportionately greater. For purposes of our distribution reinvestment plan offering proceeds, we are assuming no acquisition fees.

(5)  In addition to this acquisition fee, we may also incur customary advisor and third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property.

(6)  For purposes of this table, we have assumed no working capital reserve, however, to the extent that our cash flow from operations is insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net cash proceeds received by us from any sale or exchange of properties.

(7)  The amount available for investment will include customary advisor and third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate and reserves for capital improvements, tenant improvements and maintenance and repairs of properties.

(8)  If our proposed stock repurchase program is adopted, we expect that up to 100% of the net proceeds from sales under our distribution reinvestment plan could be used to repurchase shares of our stock rather than for investments in real estate. See “Description of Stock — Proposed Stock Repurchase Program.”

Until used in connection with real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management of our business affairs. The board has retained CIPLFA Advisors, LLC as our advisor to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and its affiliates, many of the responsibilities of the board are subject to the oversight and approval of a majority of our independent directors. See “Conflicts of Interest.”

As of the date of this prospectus, our board consists of one member, Mr. Terry Roussel, who also serves as our President and Chief Executive Officer. Our board will consist of five members, a majority of whom will be independent directors. With the approval of 80% of our directors, the size of the board may be increased or decreased, but in no event will we have fewer than three board seats. Our charter provides that a majority of our directors must be independent directors. An “independent director” is a person who does not perform other services for or have any material business or professional relationship with our advisor or its affiliates, is not one of our officers or employees or an officer, employee, director or owner of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in another program sponsored by our advisor or its affiliates will not, by itself, preclude independent-director status, except that independent directors may not serve as a director for more than three programs organized by our sponsor or advised by our advisor.

Each director will serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless a vacancy on the board of directors results from the removal of a director, in which case the vacancy would generally be filled by the stockholders, a vacancy on the board of directors may only be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.  Nominees to fill the vacancy of any other board seat will be individuals nominated by our advisor.

Our directors and officers will not be required to devote all of their time to our business and will only be required to devote sufficient time to our affairs as their duties require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold regular board meetings each year. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. Our independent directors will review our investment policies with sufficient frequency and at least annually to determine that the policies being followed are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our independent directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

The audit committee will select the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.  The members of the Audit Committee are                   ,                    and                   .

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates an independent directors committee of our board of directors consisting solely of all of our independent directors, that is, directors who are not affiliated with our advisor. Our charter authorizes the independent directors committee to act on any matter delegable by the board of directors under Maryland law. A majority of our independent directors will approve all transactions between us and our advisor or its affiliates. Our independent directors are authorized to retain their own legal and financial advisors at our expense. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the independent directors committee. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” The members of the independent directors committee are                   ,                    and                   .

Compensation Committee

Our compensation committee will discharge the board’s responsibilities relating to compensation of our executives. The compensation committee will administer the granting of stock options to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and set the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below. Our compensation committee will also have authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. The members of the Compensation Committee are                   ,                    and                   .

Advisory Committee

The board of directors will be able to establish various advisory committees on which certain members of the board would sit to assist our advisor and its affiliates in areas that have a direct impact on our operations, such as the following: property management, asset management, investment, finance and planning, stockholder relations and communications.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. Our directors serve for a term of one year or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of our board of directors and have no fixed term of office.

Name	Age	Positions
Terry G. Roussel	53	President, Chief Executive Officer and Director
Sharon C. Kaiser	62	Chief Financial Officer
Dominic J. Petrucci	42	Chief Operating Officer
Robert C. Peterson	47	Chief Investment Officer
Alfred J. Pizzurro	50	Senior Vice President and Secretary

Terry G. Roussel is one of the founding stockholders of the Cornerstone-related entities that commenced operations in 1989. Mr. Roussel has been our President and Chief Executive Officer and a director since October 2006 and is the promoter of the company by initiating the founding and organizing of our business. Mr. Roussel is also the Chief Executive Officer and President of Cornerstone Core Properties REIT, Inc. and of CIPLFA Advisors, LLC, our advisor. In addition, Mr. Roussel is the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., an affiliate of our advisor. Mr. Roussel is also a principal and the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer-manager for this offering. Under Mr. Roussel’s direction, Cornerstone and its affiliates formed ten separate real estate investment funds and joint ventures. In 1993, Cornerstone and its affiliates became managing joint venture partner with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. (now owned by CB Richard Ellis).

As managing partner of the above-described funds and joint ventures, Cornerstone and its affiliates were responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties between Cornerstone and Koll. In connection with acquiring properties for the account of these joint ventures, Mr. Roussel personally supervised the acquisition of each property, initiated and directed the business plan for each property, and arranged debt and equity financing for the acquisition of each property.

In 1985, Mr. Roussel started the Special Investments Group, a new division within Bank of America’s Capital Markets Group which provided real estate investment opportunities to the bank’s wealthiest private banking clients. Between 1980 and 1985, Mr. Roussel was employed by Bateman Eichler, Hill Richards, Inc., a regional securities firm headquartered in Los Angeles, California. In this capacity, Mr. Roussel was promoted to First Vice President and Manager of the partnership finance department where he was responsible for the due diligence and marketing of all publicly registered real estate funds offered by the firm.

Mr. Roussel graduated with honors from California State University at Fullerton in 1976 with a B.A. in Business Administration with a concentration in Accounting. Subsequent to graduation, Mr. Roussel joined the accounting firm of Arthur Andersen & Co. as an auditor and later transferred to the tax department of Arthur Young & Co., the predecessor firm to Ernst & Young. Mr. Roussel became a Certified Public Accountant in 1979.

Sharon C. Kaiser joined us in October 2006 as our Chief Financial Officer. She is also the Chief Financial Officer of the Advisor to Cornerstone Core Properties REIT, Inc. and in December 2006, she became the Chief Financial Officer of CIPFLA Advisors, LLC.  Ms. Kaiser is responsible for our finance and accounting, MIS, human resources and administrative functions.

Prior to joining the Cornerstone-related entities in July 2005, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of one of the largest listed retail real estate investment entities in the world.  From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, a subsidiary of Vivendi Universal, and from 1995 to 1999, she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly-traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration.

Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager.

Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Dominic J. Petrucci became our Chief Operating Officer in October 2006 and is also the Chief Operating Officer of Cornerstone Core Properties REIT, Inc., our advisor and Cornerstone Ventures, Inc. Mr. Petrucci is responsible for overseeing all our operations.

Prior to joining Cornerstone Ventures in 2002, Mr. Petrucci served since 1998 as Division President of Koll Development Company. In this capacity he managed the commercial real estate development activities for a 2.8 million square foot portfolio. Mr. Petrucci’s responsibilities included business development, divisional oversight of operations and administration, and participation on Koll Development Company’s Executive Committee and Investment Committee.

Mr. Petrucci was a Vice President for Kitchell Development Company and Kitchell Corporation from 1996 to 1998. As Vice President for Kitchell Development Company, he oversaw Kitchell’s real estate development operations throughout the western United States. As Vice President — Finance for Kitchell Corporation, Mr. Petrucci provided total financial oversight of their domestic and international construction activities and managed the property management, financial services, human resources, and risk management departments for Kitchell ($300 million annual revenues).

From 1990 until early 1996, Mr. Petrucci worked with the Koll organization in various capacities. He was Chief Financial Officer and Corporate Secretary for Koll Construction, Vice President — Finance for Koll International, and Group Controller for Koll Development. In his capacities with Kitchell and Koll, Mr. Petrucci was involved in the origination and restructuring of nearly $1 billion in debt and equity investments in addition to participation in the marketing and selling of nearly $300 million of property.

Mr. Petrucci began his career in the real estate group at KPMG Peat Marwick in Los Angeles where he earned a Certified Public Accountant designation. Mr. Petrucci earned his Bachelor of Science degree in Commerce, with an accounting major from Rider University in Lawrenceville, New Jersey.

Robert C. Peterson has been our Chief Investment Officer since December 2006 and is also the Chief Investment Officer of Cornerstone Core Properties REIT, Inc. as well as Chief Investment Officer and a Director of our advisor. Mr. Peterson was previously Executive Vice President of Acquisitions and Dispositions for Koll Bren Schreiber Realty Advisors (“KBS”). KBS is one of the largest institutional real estate fund managers in the United States. KBS has acquired over $5 billion of commercial real estate on behalf of many of the largest private and public institutional investors in the United States. In his capacity, Mr. Peterson was the individual responsible for identifying, underwriting, acquiring and disposing of real estate opportunities in the western half of the United States for KBS. Mr. Peterson was with KBS since its inception in 1992 until 2003.

From 1990 to 1992, he was an officer of Koll Management Services, Inc. (“Koll”), one of the largest managers and operators of commercial real estate in the United States. Mr. Peterson was instrumental in the formation of both the first joint venture between Koll and Cornerstone in 1993 and the second joint venture between Koll and Cornerstone in 1995.

Mr. Peterson has 24 years of real estate investment experience, including a diverse background in acquisitions, financing, and leasing through previous affiliations with Koll Management Services, Meyer Real Estate Advisors, VMS Realty, Inc. and Peat Marwick in Chicago.

Mr. Peterson earned a Certified Public Accountant (CPA) designation and is a Certified Commercial Investment Member (CCIM), Certified Property Manager (CPM) and a licensed Real Estate Broker in the state of California. Mr. Peterson also holds a Bachelor’s Degree in Accounting from the University of Illinois.

Alfred J. Pizzurro has been our Senior Vice President and Secretary since December 2006. Mr. Pizzurro is also a Senior Vice President and Director of Cornerstone Core Properties REIT, Inc. and our advisor as well as a Senior Vice President, a Director and a principal of Cornerstone Ventures, Inc. and Pacific Cornerstone Capital, Inc., the dealer manager for this offering. Mr. Pizzurro joined Cornerstone Ventures, Inc. in April 1998 and has been the individual primarily responsible for Cornerstone Venture’s marketing and new business development activities since that time.

Between 1993 and 1998, Mr. Pizzurro was responsible for business development both domestically and internationally for The Joseph Company, a research and development company. From 1986 to 1992, he was the Director of Marketing for a regional real estate company. Mr. Pizzurro served as a helicopter pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of Captain.

Mr. Pizzurro received his Bachelor of Science Degree in Communications from Clarion University in 1978.

Compensation of Directors

We intend to pay each of our directors who are not employees of our advisor or its affiliates for attending board and committee meetings as follows:

•                  $3,000 per regularly scheduled board meeting attended in person or by teleconference;

•                  $1,000 per regularly scheduled committee meeting attended in person or by teleconference ($1,500 for the audit committee chairperson and $1,250 for other committee chairpersons); and

•                  $750 per special board meeting attended, whether held in person or by teleconference.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

In addition, we will issue stock options to the directors pursuant to our Employee and Director Long-Term Incentive Plan.

Employee and Director Long-Term Incentive Plan

When adopted, our Employee and Director Long-Term Incentive Plan will:

•                  provide incentives to individuals who are granted stock awards because of their ability to improve our operations and increase profits;

•                  encourage selected persons to accept or continue employment with us or with our advisor or its affiliates; and

•                  increase the interest of directors in our success through their participation in the growth in value of our stock.

The Employee and Director Long-Term Incentive Plan provides for the grant of awards to our directors and full-time employees (if we ever have employees), directors and full-time employees of our advisor and its affiliates, entities and full-time employees of entities that provide services to us, and certain consultants to us, our advisor and its affiliates. Awards granted under the plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and distribution equivalent rights.

The total number of shares of our common stock (or common stock equivalents) reserved for issuance under the Employee and Director Long-Term Incentive Plan is equal to 10% of our outstanding shares of stock at any time. As of the date of this prospectus, no awards have been granted under the Employee and Director Incentive Stock Plan.

Options entitle the holder to purchase shares of our common stock during a specified period and for a specified exercise price. We may grant options under the Employee and Director Incentive Stock Plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after the grant date.

Restricted stock awards entitle the recipient to shares of our common stock under terms that provide for vesting over a specified period of time. Unvested shares would typically be forfeited upon the termination of the recipient’s employment or other relationship with us. Generally, shares of restricted stock may not be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted stock may receive cash distributions before the restrictions have lapsed, but any distributions payable in the form of common stock, rather than cash, will be subject to the same restrictions as the underlying restricted stock.

Stock appreciation rights entitle the recipient to receive from us, at the time of exercise, an amount in cash (or in some cases, shares of common stock) equal to the amount by which the fair market value of the common stock underlying the stock appreciation right on the date of exercise exceeds the price specified at the time of grant, which cannot be less than the fair market value of the common stock on the grant date.

Distribution equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the periodic distribution declared and made by us on one share of common stock. Distribution equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

The term of the plan is 10 years. Upon our earlier dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation or upon sale of all or substantially all of our properties, the plan will terminate, and provision will be made for the assumption by the successor corporation of the awards granted or the replacement of the awards with similar awards with respect to the stock of the successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices. Alternatively, rather than providing for the assumption of awards, the compensation committee may either (i) shorten the period during which awards are exercisable, or (ii) cancel an award upon payment to the participant of an amount in cash that the compensation committee determines is equivalent to the amount of the fair market value of the consideration that the participant would have received if the participant exercised the award immediately prior to the effective time of the transaction.

The compensation committee will set the term of the options in its discretion, but no option will have a term greater than ten years. The compensation committee will set the period during which the right to exercise an option vests. No option issued may be exercised, however, if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. In addition, no option may be sold, pledged, assigned or transferred by an option holder in any manner other than by will or the laws of descent or distribution.

In the event that the compensation committee determines that any distribution, recapitalization, stock split, reorganization, merger, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets, or other similar corporate transaction or event, affects the stock such that the compensation committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan or with respect to an option, then the compensation committee shall, in such manner as it may deem equitable, adjust the number and kind of shares or the exercise price with respect to any option.

Director Option Grants for Non-Employee Directors

We expect to issue non-qualified stock options to purchase 10,000 shares of common stock to each of our directors who are not employees of our advisor or its affiliates pursuant to this plan. In addition, we expect to issue options to purchase 5,000 shares of common stock to each director who is not an employee of our advisor or its affiliates and who is then in office on the date of each annual stockholders’ meeting. We may not grant options at any time when the issuance of the stock underlying the grant, when combined with those issuable upon exercise of outstanding options granted to our advisor, directors, officers or any of their affiliates, would exceed 10% of our outstanding shares.

The exercise price for the initial options for 10,000 shares will be $8.00 per share. The exercise price for the subsequent options will be the fair market value of the shares on the date they are granted. Fair market value is generally defined to mean (1) the closing sales price on the immediately preceding date on which sales were reported if the stock is listed on a securities exchange or (2) the mean between the high bid and low asked prices for such immediately preceding trading date if no sales were reported or if the stock is not listed on a securities exchange. However, if our stock is regularly quoted by a recognized securities dealer but selling prices are not reported or if there is no public market for our stock, then the compensation committee will determine fair market value in good faith.

Options will lapse on the first to occur of (1) the tenth anniversary of the date we grant them, or (2) three months following the date the director ceases to be a director for any reason other than death or disability. Options may be exercised by payment of cash or through the delivery of shares of our common stock. Options are generally exercisable in the case of death or disability for a period of one year after death or the disabling event. No option issued may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code. The independent directors may not sell, pledge, assign or transfer their options other than by will or the laws of descent or distribution.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.  In addition, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors and officers, our advisor and, when acting as our agent, any affiliate of our advisor for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                  the party seeking exculpation or indemnification was acting on our behalf or performing services for us; or

•                  in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•                  in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•                  the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.  Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our advisor is CIPLFA Advisors, LLC.  CIPLFA Advisors, LLC is a recently organized limited liability company that was formed in the State of Delaware on October 17, 2006.  Our advisor has no operating history. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

The executive officers of CIPLFA Advisors, LLC are as follows:

Name	Age	Positions
Terry G. Roussel	53	President and Chief Executive Officer
Sharon C. Kaiser	62	Chief Financial Officer
Dominic J. Petrucci	42	Chief Operating Officer
Robert C. Peterson	47	Chief Investment Officer
Alfred J. Pizzurro	50	Senior Vice President

The backgrounds of Messrs. Roussel, Petrucci, Peterson and Pizzurro and Ms. Kaiser are described in the “Management — Executive Officers and Directors” section of this prospectus.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers and leasing agents, subject to the authority of our board of directors, and to perform other duties including the following:

•                  find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•                  structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•                  acquire properties in compliance with our investment objectives and policies;

•                  enter into leases and service contracts for our properties;

•                  oversee the performance of our property managers and leasing agents;

•                  review and analyze the operating and capital budgets of our properties;

•                  review and analyze financial information for each property and our overall portfolio;

•                  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;

•                  manage communications with our stockholders;

•                  supervise our government reporting obligations, including SEC and IRS filings; and

•                  appoint and supervise our transfer agent.

The fees payable to our advisor under the advisory agreement are described in detail at “Management Compensation” below. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions.

The term of the current advisory agreement ends on            , 2008 (its one year anniversary date) and may be renewed for an unlimited number of successive one-year periods upon mutual consent of our advisor and us. Additionally, either of us may terminate the advisory agreement without penalty upon 60 days written notice. Upon termination of the advisory agreement, the advisor will be entitled to an incentive fee not to exceed 15% of the amount, if any, by which the appraised value of our assets at the termination date plus the amount of all prior distributions (other than stock dividends) by us prior to the termination date, less our liabilities, exceeds the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return from inception through the termination date. The fee will be paid in the form of an interest-bearing promissory note, the repayment of which will be deferred until we sell one or more properties. The promissory note will be repaid from the net proceeds of property sales. If the promissory note has not been paid in full within five years from the termination date, then the advisor may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of our common stock.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

If we retain our advisor or its affiliates to manage and lease any of our properties, we will pay a market-based fee as recommended by our advisor and approved by our board of directors, including a majority of independent directors. Our advisor will make this recommendation based on a review of what other management and leasing companies charge for the type and location of properties subject to the property management or leasing agreement. In addition, we may reimburse our advisor or its affiliates for costs and expenses our advisor or its affiliates incur in managing and leasing the properties we own. If we manage joint ventures and retain our advisor or its affiliates to manage or lease the property held by those joint ventures, the joint ventures may also reimburse our advisor or its affiliates for similar costs and expenses relating to the joint ventures’ properties. Reimbursable costs and expenses typically include wages and salaries and other employee-related expenses for employees engaged in operating, managing, maintaining, and leasing properties subject to a management or leasing agreement. Employee-related expenses include taxes, insurance, benefits, legal, travel, and other out-of-pocket expenses related to managing and leasing properties. The management and leasing fees we may pay to our advisor or its affiliates would cover, without additional expense to us, our advisor’s or its affiliates’ general overhead costs, such as its expenses for rent and utilities.

We may also pay our advisor or its affiliates a market-based fee for the initial leasing of newly constructed properties, which is typically an amount equal to one month’s rent. In addition, our advisor may receive a separate fee if a tenant engages our advisor or its affiliates to oversee tenant improvements.

Our advisor or its affiliates will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including managers and assistant managers, as well as building and maintenance personnel. Some or all of the employees may be employed on a part-time basis and may also be employed by one or more of the following:

•                  our advisor;

•                  partnerships or other entities organized by our advisor or its affiliates; and

•                  other persons or entities owning properties managed by our advisor or its affiliates.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in officers of our advisor. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board of directors vote. During these discussions, independent directors can offer ideas for ways in which transactions can be improved. The board of directors is empowered to approve or reject all acquisitions and dispositions of real estate.

Initial Investment by Our Advisor

Our advisor has purchased 125 shares of our common stock for $1,000 and 25,000 units of our operating partnership for $200,000.  This purchase of shares and partnership interests by our advisor will not count toward meeting the minimum offering amount. Our advisor may not sell any of these shares or partnership interests during the period it serves as our advisor except to its affiliates. During the period our advisor serves as such, affiliates of our advisor may not sell any of these shares or partnership interests except to our advisor and other affiliates of our advisor. Although our advisor and its affiliates are not prohibited from acquiring additional shares of our stock, our advisor currently has no options or warrants to acquire any additional shares of stock.

Dealer Manager

Pacific Cornerstone Capital, Inc., our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. Pacific Cornerstone Capital will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the stock offered pursuant to this prospectus. It may also sell stock at the retail level.

Terry G. Roussel and Alfred J. Pizzurro are the holders of the common stock of Pacific Cornerstone Capital which is the only class of stock entitled to vote. Terry G. Roussel and Cornerstone Industrial Properties, LLC, the sole member of our advisor, are the holders of the preferred stock of Pacific Cornerstone Capital. The directors and executive officers of Pacific Cornerstone Capital are:

Name	Age	Positions
Terry G. Roussel	53	President, Chief Financial Officer, Chief Compliance Officer and Director
Alfred J. Pizzurro	50	Secretary and Director

The backgrounds of Messrs. Roussel and Pizzurro are described in the “Management — Executive Officers and Directors” section of this prospectus.

MANAGEMENT COMPENSATION

We have no paid employees at the present time. Our advisor will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. The sales commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the stock is sold through distribution channels associated with the highest possible sales commissions and dealer manager fees. We expect actual sales commissions and dealer managers to be lower, on average, than the amounts shown below. See “Estimated Use of Proceeds.”

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)
Organization and Offering Stage
Sales Commissions – Pacific Cornerstone Capital (2)(3)

7% of gross proceeds in the primary offering. Some or all of the sales commissions may be re-allowed to participating brokers.  No sales commissions will be payable on shares sold under our distribution reinvestment plan.

$70,000/$28,000,000
Dealer Manager Fee – Pacific Cornerstone Capital (2)(3)

3% of gross proceeds from the primary offering. Some or all of the dealer manager fees may be re-allowed to participating brokers. No dealer manager fees will be payable on shares sold under our distribution reinvestment plan.

$30,000/$12,000,000
Other Organization and Offering Expenses – CIPLFA Advisors and Pacific Cornerstone Capital (3)

Reimbursements to our advisor or its affiliates for organization and offering expenses in connection with this offering are estimated to be 2.5% of total gross offering proceeds in the event we sell the maximum offering, but could be as much as 3.5% of gross proceeds from our primary offering. Our advisor will pay any organization and offering expenses in excess of 3.5% of gross offering proceeds. In the event we do not raise $1,000,000 in this offering, our advisor will not be reimbursed for organization and offering expenses.

$35,000/$10,000,000
Acquisition Stage
Acquisition Fees – CIPLFA Advisors (4)	2% of the cost of investments for acquisition, including any debt attributable to such investments.	$17,000/$6,862,750
Acquisition Expenses – CIPLFA Advisors

Reimbursement of direct costs of our advisor and payments made by our advisor to third parties in connection with potential acquisitions. Our acquisition fees and acquisition expenses in connection with the acquisition of a real estate investment may not exceed 6% of the contract price.

Not determinable at this time
Operational Stage
Asset Management Fees – CIPLFA Advisors (5)

Monthly fee equal to one-twelfth of 1% of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. In addition, direct costs and expenses incurred by our advisor in providing asset management services are reimbursed to our advisor. These fees and expenses are in addition to management fees that we expect to pay to third party property managers.

Not determinable at this time

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)
Development/Redevelopment Fee – Affiliates of CIPLFA Advisors, if applicable (6)

We will pay a development or redevelopment fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development.

Not determinable at this time
Other Operating Expenses – CIPLFA Advisors (7)

Reimbursement of our advisor’s direct and indirect costs of providing administrative and management services. Four fiscal quarters after the acquisition of our first real estate asset, and every fiscal quarter thereafter, our advisor must reimburse us the amount by which our total operating expenses for the prior 12 months exceed the greater of 2% of our average invested assets or 25% of our net income unless our independent directors committee determines that such excess expenses were justified based on unusual and non-recurring factors.

Not determinable at this time
Property Management and Leasing Fees - Affiliates of CIPLFA Advisors, if applicable (8)

Our advisor intends to outsource property management  and leasing services to third-party professionals.  If we retain our advisor or an affiliate to manage and lease some of our properties, we will pay a market-based property management fee or property leasing fee, which may include reimbursement of our advisor’s or affiliate’s personnel costs and other costs of managing the properties.

Not determinable at this time
Stock-based Compensation –CIPLFA Advisors or its affiliates (9)

We may issue stock-based awards to our independent directors and to our affiliates of our advisor.  The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan is equal to 10% of our outstanding shares at any time.

Our Board has not yet granted any stock-based awards. Not determinable at this time.
Independent Director Compensation

We will pay our independent directors for attending meetings as follows: (i) $3,000 per regularly scheduled board meeting attended in person or by teleconference, (ii) $1,000 per regularly scheduled committee meeting attended in person or by teleconference ($1,500 for the audit committee chairperson and $1,250 for other committee chairpersons), and (iii) $750 per special board meeting attended, whether held in person or by teleconference. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)
Listing/Liquidation Stage
Disposition Fees – CIPLFA Advisors or its affiliates (10)

3% of contract price for property sold for substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of the property.

Not determinable at this time
Subordinated Participation In Net Cash Flows (payable only if we are not listed on an exchange) – CIPLFA Advisors (11)

After stockholders have received cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded annual return on such invested capital, calculated on an aggregated weighted average daily basis, our advisor will be paid a subordinated participation equal to 15% of net cash flows, whether such cash flows are from continuing operations, net sale proceeds or from any other source.

Not determinable at this time
Subordinated Performance Fee Due Upon Termination of the Advisory Agreement (payable only if we are not listed on an exchange) – CIPLFA Advisors (12)

Upon termination of the advisory agreement, the advisor will be entitled to an incentive fee not to exceed 15% of the amount, if any, by which the appraised value of our assets plus the amount of all prior distributions (other than stock dividends) by us prior to the termination date, less our liabilities, exceeds the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a 6% cumulative, non-compounded annual return from inception through the termination date. Payment of this fee will be deferred until we receive net proceeds from property sales. If the promissory note has not been paid in full within five years from the termination date, then the advisor may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of our common stock.

Not determinable at this time
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange) – CIPLFA Advisors (11)(13)

In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing fee. This fee equals 15% of the amount by which the highest, average 30-day market value of our outstanding stock 180 days after listing plus all prior distributions (other than stock dividends) by us prior to listing exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate a 6% per year cumulative, non-compounded return to investors. Invested capital in any subsequent public offering is the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchange their OP units for shares of our stock is the issue price per share less any return of capital.

Not determinable at this time

(1)          The estimated maximum dollar amounts are based on the sale of the maximum of 50,000,000 shares to the public in our primary offering.

(2)          The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)          Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, charges of transfer agents, expenses deemed by the NASD to be organization and offering expenses and amounts that we may reimburse our advisor or its affiliates for expenses relating to this offering and preparing us for this offering including, but not limited to: reimbursement of the dealer manager’s reimbursement of the bona fide due diligence expenses of participating broker-dealers; the costs of conducting educational seminars for broker-dealers; the travel, meal and lodging costs of  personnel of the advisor and its affiliates attending conferences sponsored by broker-dealers and reimbursement of allocable overhead, personnel costs, supplies, IT costs or similar expenses.  Such expenses could be as much as 3.5% of gross proceeds from our primary offering. We will not reimburse our advisor for organization and offering expense unless and until we raise $1,000,000 in this offering.  For purposes of our distribution reinvestment plan offering proceeds, we are assuming no organization and offering expenses.

(4)          We will pay our advisor an acquisition fee equal to 2% of the cost of the real estate assets.  A portion of the acquisition fees will be paid upon receipt of offering proceeds and the balance will be paid at the time we acquire a property. If either party terminates or fails to renew the advisory agreement, our advisor must return acquisition fees not yet allocated to real estate investments we have made. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. Under our charter, a majority of our independent directors would have to approve any increase in the acquisition fees payable to our advisor above 2% of the cost of the real estate investment. Our charter also limits our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price. This table assumes all acquisitions are made only with net offering proceeds from this offering. Since the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees will be greater than that shown to the extent we also fund acquisitions through (i) the incurrence of debt (which is indeterminable at this time will be subject to our investment allocation and market conditions such as interest rates,) is not reflected in this table, (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and (iv) proceeds from the sale of shares under our distribution reinvestment plan.

(5)          The asset management fee we pay to our advisor is one-twelfth of 1% per month of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(6)          Development Fees may be paid to any affiliates of our Advisor and will be included within the category of acquisition fees and acquisition expenses and will not, in the aggregate, exceed an amount equal to 6% of the contract price of the property, or in the case of a mortgage loan, 6% of the funds advanced unless the independent directors committee approves (by majority vote) the excess and determines the fees to be commercially competitive, fair and reasonable to us. Development fees paid to independent third parties are not counted against this 6% limit.

(7)          Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our total operating expenses for the four quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total Operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets,  (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(8)          Our charter does not impose a specific cap on property management or leasing agent fees. However, if we retain our advisor or an affiliate to manage or lease some of our properties, our charter requires that the management fee or leasing agent fee be a market-based fee which is what other management or leasing companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing or leasing the properties. Additionally, all property management fees and leasing commissions, including both those paid to our advisor or an affiliate and third parties, are subject to the limit on total operating expenses as described in footnote (6).

(9)          Equity awards that would be treated as an expense under GAAP will count against the limit on “total operating expenses” described in note 7 above. The limits on incentive fees set forth in our charter, which are described below at “Conflicts of Interest—Certain Conflict Resolution Measures,” do not limit the award of equity compensation to our advisor.

(10)    Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold, but in no event will the amount we pay for real estate commissions in connection with the sale of a property exceed the lesser of a competitive real estate commission or an amount equal to 3% of the contract sale price of such property or properties.

(11)    To the extent this incentive fee is derived from cash flows other than net sales proceeds, this subordinated incentive fee may be limited by the restriction on “total operating expenses” described in note 7 above. our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that an interest in gain from the sale of assets is “presumptively reasonable” if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, non-compounded return. Our advisor cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(12)    The subordinated performance fee upon termination of the advisory agreement will be payable if our advisor would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated  on the termination date. This subordinated performance fee may also be limited by the restriction on “total operating expenses” described  in note 7 above. Our advisor cannot earn both the subordinated performance fee and the subordinated incentive listing fee.

(13)    The market value of our outstanding stock for purposes of calculating the incentive fee due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing 180 days following listing during which the average closing price or average of bid and asked price of the stock is the highest. The incentive fee due upon listing is payable to our advisor during the thirty (30) day period following eighteen (18) months after listing. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The form of payment will be determined by our board of directors. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our stock, we will not be required to pay our advisor any further subordinated participation in net cash flows or subordinated fee upon termination of the advisory agreement.  The subordinated incentive listing fee may be limited by the restriction on “total operating expenses” described in note 7 above.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including but not limited to:

•                  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•                  the success of our advisor in generating opportunities that meet our investment objectives;

•                  the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•                  additional revenues realized by our advisor through its relationship with us;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital;

•                  frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our stock as of the date of this prospectus. To our knowledge, the sole stockholder beneficially owns our stock, has sole voting power and sole power to convey the stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares (%)
Terry G. Roussel, President, Chief Executive Officer and Director	125	100.0
Sharon C. Kaiser, Chief Financial Officer	—	—
Dominic J. Petrucci, Chief Operating Officer	—	—
Robert C. Peterson, Chief Investment Officer	—	—
Alfred J. Pizzurro, Senior Vice President and Secretary	—	—
All directors and executive officers as a group	125	100.0

(1)     The address of the beneficial owner is 1920 Main Street, Suite 400, Irvine, California 92614.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to lessen some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Real Estate Programs

General

As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored eight private real estate programs with substantially identical investment objectives as ours all of which have sold their properties and are completed.  An affiliate of our advisor is also sponsoring a public real estate program with substantially similar investment objectives to ours. We expect that our advisor and its affiliates may organize other partnerships and programs in the future which have investment objectives similar to ours. Our advisor and its affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investment opportunities. Other programs sponsored by our advisor or its affiliates also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other programs sponsored by our advisor or its affiliates. If our advisor directs an investment opportunity to another program sponsored by our advisor or its affiliates, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. As a result, our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. We have no right to participate in any investment opportunity known to our advisor that our advisor has not recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Our Advisor

We may enter into joint venture agreements with other programs sponsored by our advisor or its affiliates for the acquisition or improvement of properties. See “Investment Objectives and Policies — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Competition with Other Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other programs sponsored by our advisor or its affiliates own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ contractors, building managers or other third parties. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of contractors or building managers by making prospective employees aware of all properties in need of their services. However, our advisor and its affiliates cannot fully avoid these conflicts because it may establish differing terms for sales or leasing of the various properties or differing compensation arrangements for personnel at different properties.

Allocation of Advisor’s Time

We rely on our advisor and its affiliates for the day-to-day operation of our business. As a result of its interests in other programs and the fact that it will engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs sponsored by our advisor and its affiliates and activities in which they are involved. We estimate that over the life of the fund, our advisor and its affiliates will dedicate, on average, less than half of their time to our operations. However, our advisor believes that it and its affiliates will have sufficient personnel to discharge fully their responsibilities to all of the programs sponsored by our advisor and its affiliates and the ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•                  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•                  subsequent offerings of equity securities by us, which may entitle Pacific Cornerstone Capital, Inc. to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset-management fees;

•                  property sales, which may entitle our advisor to disposition fees and possible success-based participation in net sale proceeds;

•                  property acquisitions from other programs sponsored by our advisor which may entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•                  whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•                  whether and when we seek to sell the company or its assets, which sale may entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

Our Board’s Loyalties to Existing and Future Programs Sponsored by Our Advisor

Some of our directors are also directors of our advisor. The loyalties of those directors to other programs sponsored by our advisor and its affiliates may influence the judgment of our board when considering issues for us that may affect other programs sponsored by our advisor, such as the following:

•                  We could enter into transactions with other programs sponsored by our advisor or its affiliates, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board or our independent directors regarding the terms of those transactions may be influenced by their loyalties to other programs sponsored by our advisor or its affiliates.

•                  A decision of the board or our independent directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored by our advisor or its affiliates.

•                  A decision of the board or our independent directors regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored by our advisor or its affiliates.

We could also face similar conflicts if our advisor or its affiliates sponsor additional programs and REITs. The duties and loyalties of our advisor and some of our directors to other entities do not reduce the fiduciary duty owed to our stockholders. See “Our Advisor’s Interest in Other Real Estate Programs — General.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Terry G. Roussel is a director and executive officer of us and our advisor. Sharon C. Kaiser, Dominic J. Petrucci, Robert C. Peterson and Alfred J. Pizzurro are executive officers of both us and our advisor.

Mr. Roussel and Mr. Pizzurro are also directors and officers of our dealer manager.

Mr. Roussel, Mr. Peterson and Mr. Pizzurro are also directors and officers of Cornerstone Ventures, Inc., the managing member of Cornerstone Industrial Properties, LLC, the sole member of our advisor which is sponsoring Cornerstone Realty Fund, LLC. Ms. Kaiser and Mr. Petrucci are also officers of Cornerstone Ventures, Inc.

As a result of these affiliations, our officers and directors owe fiduciary duties to these various other entities which may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

Since Pacific Cornerstone Capital, Inc., our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Our advisor does not currently provide property management or leasing services for the properties owned by programs sponsored by affiliates of our advisor. To the extent we retain our advisor or an affiliate to provide property management or leasing services for our properties in the future, we will not have the benefit of independent property management or leasing services. See “Management — Affiliated Companies.”

Certain Conflict Resolution Procedures

Approval of Our Independent Directors

In order to reduce or eliminate certain potential conflicts of interest, our charter creates an independent directors committee of our board of directors consisting solely of all of our independent directors, that is, directors who are not affiliated with our advisor. Our charter authorizes the independent directors committee to act on any matter delegable by the board of directors under Maryland law. A majority of our independent directors will approve all transactions between us and our advisor or its affiliates. Our independent directors are authorized to retain their own legal and financial advisors at our expense. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the independent directors committee. Among the matters we expect our independent directors to act upon are:

•                  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•                  review of our investment objectives and policies with sufficient frequency and at least annually to determine that the policies being followed are in the best interests of our stockholders;

•                  transactions with affiliates;

•                  payment of fees and expenses, and borrowing of funds, in excess of the limits prescribed in our charter;

•                  whether and when we seek to list our common stock on a national securities exchange; and

•                  whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation.  Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our independent directors:

•                  the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•                  the success of our advisor in generating appropriate investment opportunities;

•                  the rates charged to other REITs and others by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•                  the quality and extent of service and advice furnished by our advisor and its affiliates;

•                  the performance of our investment portfolio;

•                  the frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio relative to the investments generated by our advisor for its own account and for its other clients.

We can only pay our advisor a disposition fee in connection with the sale of a property if our advisor provides a substantial amount of the services in the effort to sell the property and the disposition fee does not exceed 3% of the sales price of the property. Moreover, the disposition fee, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. Our independent directors or our advisor may terminate the advisory agreement with our advisor without cause or penalty on 60 days written notice. Upon termination of the advisory agreement, our advisor is entitled to a subordinated performance fee due upon termination payable in the form of an interest-bearing promissory note.

Our Acquisitions.  We will not purchase or lease properties in which our advisor, our directors or officers or any of their affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year.  If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the independent directors committee determines that such transaction is fair and reasonable, (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any other mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Joint Ventures with Affiliates.  We may not invest in a joint venture with a director or our advisor or an affiliate of either unless the independent directors committee (by majority vote) approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other equity joint venturers.  If such a joint venture also involves a third-party that negotiated the terms of its participation on an arms-length basis, then our investment must be either on terms and conditions no worse than those received by the director, advisor or affiliate or on terms and conditions no worse than those received by a third-party equity joint venturer that negotiated the terms of its participation on an arms-length basis.

Other Transactions Involving Affiliates.  A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.  Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our total operating expenses for the four quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total Operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain in the sale of our assets,  (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options to Certain Affiliates.  Our charter prohibits the issuance of options to purchase our stock to our advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we offer our stock to the general public or (ii) in excess of an amount equal to 10% of our outstanding stock on the date of grant.

Repurchase of Our Stock.  Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our stock.

Loans.  We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates for items such as travel expenses or to allow our officers to use company credit cards for our business purposes.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or in a proxy statement accompanying  the annual report are:

•                  financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by our independent certified public accountants;

•                  the ratio of the costs of raising capital during the year to the capital raised, if any;

•                  the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•                  our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income and funds from operations;

•                  a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•                  separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, including the comments and conclusions of the independent directors concerning the fairness of the transactions after fulfilling their specific duty of examining the transactions.

Voting of Stock Owned by Affiliates.  Before becoming a stockholder, our advisor or a director or officer or any of their affiliates must agree not to vote their stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions.  Our board of directors, including our independent directors, have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

When our advisor presents an investment opportunity to a program sponsored by our advisor or its affiliates, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by our advisor. However, our advisory agreement requires that our advisor make this determination in a manner that is fair without favoring any other program sponsored by our advisor or its affiliates. In determining the program for which an investment opportunity would be most suitable, our advisor will consider the following factors:

•                  the investment objectives and criteria of each program;

•                  the cash requirements of each program;

•                  the effect of the acquisition on diversification of each program’s investments;

•                  the policy of each program relating to leverage of properties;

•                  the anticipated cash flow of each program;

•                  the income tax effects of the purchase on each program;

•                  the size of the investment; and

•                  the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other programs, then our advisor may offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property, causes any such investment, in the opinion of our advisor, to become more appropriate for another program, our advisor may offer the investment to another program.

Many investment opportunities may be suitable for us as well as future real estate programs of our advisor or programs sponsored by affiliates of our advisor.  If our advisor directs an investment opportunity to a Cornerstone-sponsored program, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable.  As a result, our advisor could direct attractive investment opportunities to other entities.  Our charter disclaims any interest in an investment opportunity known to our advisor or an affiliate of our advisor which our advisor has not recommended to us.  Therefore, our advisor and its affiliates cannot be liable to us for usurping a corporate opportunity unless our advisor has first recommended the opportunity to us.

Our advisory agreement requires that our advisor promptly inform us of any material deviation from the allocation guidelines described above. Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by our advisor are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our investment objectives are to:

•                  realize growth in the value of your investment by:

•                  purchasing stabilized, income-producing properties with the potential for capital appreciation and

•                  profiting from the purchase and development or repositioning of other properties;

•                  provide stockholders with current income from the operations of the properties we acquire, including the income from properties we develop or reposition once they are stabilized;

•                  preserve stockholder capital by acquiring and operating real estate; and

•                  provide liquidity to our stockholders by liquidating or listing our shares on a national securities exchange within five years of the termination of our most recent public equity offering or as soon as reasonably possible after accomplishing the above objectives.

We intend to use the net proceeds of this offering to primarily invest in existing leased industrial properties as well as other industrial properties where we believe there are opportunities to enhance cash flow and value. We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment policies or the investment restrictions described below except upon approval of the independent directors committee. Decisions relating to the purchase or sale of properties will be made by our advisor, subject to approval by our board of directors. See “Management” for a description of the background and experience of the directors and executive officers.

We may own properties through joint ventures. This is one of the ways we anticipate diversifying the portfolio of properties we own in terms of geographic region, property type and tenant industry group. Joint ventures will also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In determining whether to recommend a particular joint venture investment, our advisor will evaluate the real property that the joint venture owns or will acquire using the same criteria for the selection of our other real estate investments.

Within five years from the closing of our most recent public equity offering, our board of directors will take one or more of the following actions to provide enhanced liquidity for our stockholders:

•                  seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•                  list our stock for trading on a national securities exchange; or

•                  seek stockholder approval of another liquidity event such as a merger with another entity;

provided, however, that our independent directors committee may postpone these actions if it concludes that delay would be in the best interest of our stockholders.  Any such postponement could not exceed one year, although our charter does not limit the number of successive one-year postponements if the independent director committee believes each postponement is in the best interest of our stockholders.  For purposes of determining the commencement of this five-year period, a “public equity offering” would not include offerings on behalf of stockholders, offerings related to our distribution reinvestment plan, long-term incentive plan or the redemption or conversion of units in Cornerstone Institutional Growth OP for shares of our common stock.

Investment Strategy

Our independent directors committee will review our investment policies at least annually to determine whether these policies continue to be in the best interest of our stockholders.  We may change our investment policies without stockholder approval.  Our advisor will recommend property acquisitions to our independent directors committee, which will approve or reject all proposed acquisitions.

Our objective is to acquire a portfolio of industrial real estate from the proceeds of this offering that consists primarily of core plus properties and we may acquire value-added and opportunistic properties.  We may utilize our initial offering proceeds to acquire more value-added and opportunistic properties than core plus properties, with a view to achieving a more balanced portfolio of multi-tenant industrial properties through a combination of development efforts, refinancings and subsequent acquisitions.

Multi-tenant industrial properties generally offer a combination of both warehouse and office space adaptable to a broad range of tenants and uses, and typically cater to local and regional businesses. Multi-tenant industrial properties comprise one of the major segments of the commercial real estate market and tenants in these properties come from a broad spectrum of industries including light manufacturing, assembly, distribution, import/export, general contractors, telecommunications, general office/warehouse, wholesale, service, high-tech and other fields. These properties diversify revenue by generating rental income from multiple businesses in a variety of industries. Our advisor believes that investment opportunities in multi-tenant industrial properties are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge and experience in a specific geographic area.

Although we intend to focus on acquiring and developing a portfolio of industrial properties, we may also invest in other types of properties that we believe may assist us meet our investment objectives. We are not restricted in the proportion of net proceeds from this offering that we must allocate to investment in any specific type of property.

Acquisition Policies

Core Plus Properties

We expect to use a significant portion of the net proceeds from this offering to primarily invest in “core plus,” investment grade multi-tenant industrial properties that are:

•                  owned and operated with a low to moderate level of permanent mortgage financing;

•                  of a high-quality and currently producing income;

•                  located in the largest, most liquid industrial real estate markets of the U.S.; located in markets with high barriers to entry for new competitive product;

•                  leased to a diversified tenant base, though we are not restricted from investing in properties occupied by a single tenant if the property meets other key investment criteria; and

•                  leased on terms that generally allow for annual rental increases, including short-term leases offering the potential for significant increases in rental revenue.

Value-Added and Opportunistic Properties

Value-Added Properties

We may acquire “value-added” industrial properties, which include properties that are currently under construction and/or have existing building structures in need of redevelopment, re-leasing or repositioning.  We may acquire properties with low occupancy rates or vacant properties when we believe our leasing or development efforts could add significant value.  We expect most of our value-added properties will be located in in-fill locations within our target markets with high barriers to entry.  We may seek to acquire a portion of our value-added properties through joint ventures with large institutional partners, but we are not obligated to do so.  Our value-added properties will employ moderate to high levels of indebtedness, which will be determined on a property-by-property basis.  Our long-term investment objective for investment in value-added properties is to develop and transform these properties into the same type of core plus property investments with low to moderate levels of permanent mortgage indebtedness as described above.

Opportunistic Properties

We also may acquire opportunistic properties.  We define “opportunistic” properties primarily as unimproved land that we will develop.  We will construct or develop the property through the use of third-parties or through developers affiliated with our advisor.  If an affiliated developer is used, we may coinvest with institutional investors. However, we have no agreements with institutional investors to acquire any opportunistic properties at this time.  We will invest in opportunistic properties with a view of developing a core plus property.  Similar to our value-added properties, we expect to incur a moderate to high level of indebtedness when acquiring opportunistic properties. but with the long-term goal of developing the property into a core plus property with a low to moderate level of permanent mortgage indebtedness.  The development of properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. We may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either a performance bond or completion bond. As an alternative to a performance bond or completion bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee provided by a high net worth affiliate of the person entering into the construction or development contract.  Our opportunistic property acquisitions will generally be located in growth areas within our target markets.

Target Market Criteria

We intend to acquire properties located in major metropolitan markets throughout the United States.  Among the most important criteria we expect to use in evaluating the markets in which we purchase properties are:

•                  large-existing population and projected population growth;

•                  historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;

•                  historic and projected employment growth;

•                  historic market liquidity for buying and selling of commercial real estate;

•                  stable household income and economic conditions; and

•                  sound real estate fundamentals, such as high occupancy rates and potential for increasing rental rates.

The relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

Property Selection Criteria

Our advisor and its affiliates have experienced staff engaged in the selection and evaluation of properties.  In making property acquisition recommendations to our independent directors committee, our advisor will generally examine and evaluate the following:

•                  functionality of the physical improvements at the property;

•                  historical financial performance of the property;

•                  current and historical market conditions and tenant demand for leasing space at the property;

•                  proposed purchase price, terms, and conditions;

•                  potential cash flow and profitability of the property;

•                  estimated cost to develop a new competitive property within the immediate market area;

•                  demographics of the area in which the property is located;

•                  rental rates and occupancy levels at competing industrial properties in the immediate area;

•                  operating expenses being incurred and expected to be incurred at the property;

•                  expected costs of capital improvements and leasing commissions;

•                  the terms of each tenant lease in effect at the property;

•                  entitlement issues and risks;

•                  construction costs to develop or redevelop a property;

•                  title and expected title insurance;

•                  a current appraisal conducted by a qualified independent appraiser; and

•                  reasonably ascertainable risks, such as environmental contamination.

All of the criteria listed above may not apply to every proposed acquisition.

Conditions to Closing Our Acquisitions

We will not purchase any core plus or value-added property unless and until the structural soundness and the operating systems of each building have been inspected by an experienced third-party professionals.  For all property acquisitions, we intend to obtain at least a Phase I environmental assessment and history for each property purchased. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, where appropriate:

•                  property surveys;

•                  proof of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•                  liability and title insurance policies;

•                  building plans and specifications, if available; and

•                  financial statements of the properties.

Leases and Tenant Improvements

We expect that a portion of any tenant improvements to be funded by us for newly acquired properties will be funded from the net proceeds of this offering or through borrowings.  Additionally, when a tenant at one of our properties vacates its space, it is likely that we will be required to expend funds for tenant improvements and refurbishments to the vacated space in order to attract new tenants.  If we do not have adequate cash on hand to fund tenant improvements and refurbishments, we may use debt financing in order to fulfill our obligations under lease agreements with new tenants.  We believe industrial re-tenanting costs will be lower than any other commercial property class (such as office or retail).  We further believe that the low capital intensity of industrial real estate has contributed to superior risk-adjusted returns in this property sector.

Mortgage Loans

We do not intend to originate or acquire mortgage loans except as part of a strategy to obtain an option, a first right to purchase, a profit participation or other means by which to acquire the underlying property.  For example,

•                  we may indirectly acquire a mortgage by purchasing an entity, such as a REIT or other real estate company, that owns a mortgage;

•                  we may make or acquire a mortgage on unimproved property that we intend to acquire or develop;

•                  we may make a loan to a subsidiary or to a joint venture in which we own an interest in order that the entity may develop or redevelop a property.

Although we do not intend to make or acquire mortgage loans in other circumstances, we may do so to the extent consistent with our charter.  For a description of limitations on mortgage loans, see “Charter-Imposed Investment Limitations” below.

Joint Ventures and Other Arrangements

We may acquire interests in properties through joint ventures, including ventures with affiliates of our advisor.  (See “Conflicts of Interest.”)  Among other reasons, we anticipate acquiring properties through joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group.  Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price.  In addition, certain properties may be available to us only through joint ventures.  In determining whether to recommend a particular joint venture, the advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.  These entities may employ debt financing consistent with our borrowing policies. (See “Borrowing Policies” below.)  Our joint ventures may take the form of equity joint ventures with one or more large institutional partners.  They may also include ventures with developers who contribute land, development services and expertise rather than equity.  Such investments may represent a majority of our portfolio.  Affiliates of our advisor’s prior Cornerstone programs have entered into joint ventures with institutional investors and various high-net-worth individuals.  Currently, we have no commitments or agreements to acquire any property or enter into any joint venture and we have not established the specific terms we will require in the joint venture agreements we may enter.  We will establish the terms with respect to any particular joint venture agreement on a case-by-case basis.

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only if the independent directors committee (by majority vote) approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the affiliated equity joint venturers.  If such a joint venture also involves a third party that negotiated the terms of its participation on an arms-length basis, then our investment must be either on terms and conditions no worse than those received by the affiliate or on terms and conditions no worse than those received by a third-party equity joint venturer that negotiated the terms of its participation on an arms-length basis.

To the extent possible and if approved by our independent directors committee, we will attempt to obtain a right of first refusal or option to buy if a joint venture partner elects to sell its interest in the venture.  In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest.  Further, we also intend to structure a majority of our joint venture investments so that we or our affiliates hold operational control over the underlying property.  This control, however, may not be possible in every joint venture.  In order to maintain maximum flexibility within our acquisition policy, we may offer Cornerstone Institutional Growth OP units in exchange for properties or interests in joint ventures. We could also issue other securities or senior securities in exchange for properties to the extent permitted by our charter, but it is not our plan to do so.

Other Possible Investments

Although we expect that most of our acquisitions will be of the type described above, we may make other investments.  To the extent permissible under REIT rules, we may invest in real estate common and preferred equities, mortgage-backed securities and other forms of mortgage debt and certain illiquid securities, including mezzanine loans and bridge loans.  While this policy may include purchasing the securities of a publicly traded equity issuer, we do not anticipate investing sums large enough to exercise control over any publicly traded issuer. We may also acquire options to purchase properties and other real estate-related assets.  We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, the property does not generate a specified cash flow during a stated period, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar amounts.  In fact, we may invest in whatever types of interests in real estate that we believe to be in our best interests subject to those limitations specified in “Charter-Imposed Investment Limitations” below.

Disclosure of Probable Acquisitions

At such time that we believe a future investment in a specific property or joint venture is reasonably probable, we will supplement this prospectus to disclose the material terms of the proposed investment.  We expect that this prospectus will normally be supplemented upon the satisfaction of all major contingencies set forth in a binding purchase agreement.  However, a supplement may be issued before or after such time, depending upon the particular circumstances surrounding each potential investment.  You should not rely upon our initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning the transaction will not change after the date of the supplement.

Borrowing Policies

Debt Financing

When we refer to debt financing, we are referring to all types of debt financing at fixed or variable interest rates or some combination of both.  For our stabilized core plus properties, our long-term goal will be to use low to moderate levels of debt financing with leverage ranging from 25% to 50% of the cost of the asset.  For the value-added and opportunistic properties, our goal will be to acquire and develop or redevelop these properties using moderate to high levels of debt financing with leverage ranging from 50% to 75% of the cost of the asset.  We may exceed these debt levels on an individual property basis.  Once these value-added and opportunistic properties are developed, redeveloped and stabilized with tenants, we plan to reduce the levels of debt to fall within target debt ranges appropriate for core plus properties.  While we seek to fall within the outlined targets on a portfolio basis, for any specific property we may exceed these estimates.  While we do not expect to utilize debt financing in excess of 75% of the cost of our portfolio of assets, upon the vote of a majority of our independent directors, we will be able to temporarily exceed this debt limitation. It is likely that our debt financing will be secured by the underlying property, but it will not necessarily be the case each time. We may enter into interest rate protection agreements to mitigate interest rate fluctuation exposure if we believe the benefit of such contracts outweigh the costs of purchasing these instruments.

Other Indebtedness

We may also incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and, if necessary, to make distributions, including those necessary to maintain our qualification as a REIT for federal income tax purposes.  We will endeavor to borrow such funds on an unsecured basis but we may secure indebtedness with properties if our independent directors committee determines that it is in our best interests.

Our advisor may also create an affiliated entity that will purchase properties using debt financing and hold them for us pending our ability to acquire the properties at a low to moderate level of indebtedness.  Any properties that we purchase from the affiliated acquisition holding company will meet our core plus investment criteria and be approved by our independent directors committee.  Our purchase price for the property would reflect the costs associated with holding the property.

Generally accepted accounting principles may require that the financial statements of the acquisition holding company be consolidated with our financial statements.  If this is the case, assets and liabilities of the acquisition holding company will be reflected on our balance sheet.  If there is no requirement that the acquisition holding company’s financial statements be consolidated with our financial statements, we may nevertheless be required to disclose information about the transactions of the acquisition holding company as off-balance sheet arrangements under the rules of the Securities and Exchange Commission.

Our borrowing policies limit our borrowings to the equivalent of 75% of our cost, before deducting depreciation or other non-cash reserves, of all our portfolio assets unless the excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing.  There is no limitation on the amount we may borrow for the purchase of any single property; however, as noted above, we will not borrow in excess of 75% of the cost of any individual acquisition without the approval of our independent directors committee.  See “Plan of Operation — Liquidity and Capital Resources.”

Selling Policies

Cornerstone-related entities have historically held properties an average of approximately 4.4 years, but we may hold properties for a longer or shorter period of time than this historic average.  These properties were purchased, owned and operated during economic cycles that will likely differ from those we will experience.  We will sell properties when we believe it would be in our best interests, based on prevailing economic conditions, the individual business plan for each property acquired and other relevant factors, rather than in accordance with a targeted holding period.  While we may sell properties prior to liquidation, we do not view the purchase and sale of investments as part of our business plan.

Our general policy will be to sell our properties for all cash.  When we sell a property, we may, under limited circumstances, lend the purchaser a portion of the purchase price, provided that the aggregate amount of all mortgage loans outstanding on the property, including the loan we may make to the purchaser, may not exceed 85% of the appraised value of the property as determined by an independent appraiser, unless our independent directors committee finds substantial justification for a higher leverage level.  In these cases, our taxable income may exceed the cash received in the sale.

We may sell properties to affiliates if such sale is approved by our independent directors committee as being fair and reasonable to us, and is supported by at least one independent appraisal reviewed and approved by our independent board of directors.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on how we may invest our funds or issue securities prior to the listing of our stock for trading on a national securities exchange.  These limitations cannot be changed unless our stockholders approve an amendment to our charter.  Unless our charter is amended, we will not:

•                  make or invest in mortgage loans unless we obtain an appraisal of the underlying property, except for those mortgage loans insured or guaranteed by a government agency or government; and except in connection with the sale or other disposition of a property;

•                  make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property would exceed 85% of the appraised value of such property, unless our independent directors committee finds substantial justification for exceeding such limit because of the presence of other underwriting criteria;

•                  invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness;

•                  invest in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that we may make the investment if a majority of our independent directors determine that the transaction is commercially competitive, fair and reasonable to us;

•                  invest in joint ventures, unless a majority of the independent directors committee approves such investment as being fair, competitive and commercially reasonable;

•                  underwrite the securities of other issuers;

•                  in connection with investing in or making mortgage loans, invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title;

•                  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•                  issue equity securities on a deferred payment basis or other similar arrangement;

•                  issue debt securities in the absence of adequate cash flow to cover debt service;

•                  issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•                  issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed stock repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

Charter provisions relating to investments involving a conflict of interest are described above under “Conflicts of Interest.”  Our charter also includes restrictions on roll-up transaction, which are described under “Description of Stock.”

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended.  To avoid such registration, we intend to maintain at least 55% of our assets directly in qualifying real estate interests.  To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria.  For example, an ownership interest in a joint venture that owns real property will not constitute a qualifying real estate interest unless we retain sufficient control over the operation of the property and the joint venture.  In addition, certain types of mortgage loans may not constitute qualifying real estate assets, depending on the characteristics of the mortgage loans, including the rights that we have with respect to the underlying loans, such as unilateral foreclosure rights.  We intend to structure our joint venture interests and acquire certain real estate assets in such a way that allows us to comply fully with the Investment Company Act.

PLAN OF OPERATION

General

We have not commenced operations as of the date of this prospectus. Once we receive subscriptions for the minimum of $1,000,000, subscription proceeds will be released to us and we will commence making investments in properties and other assets after we pay sales commissions, dealer manager fees and due diligence expense allowance, and make reimbursements for other organization and offering expenses. See “Estimated Use of Proceeds.” We have not entered into any arrangements to purchase specific properties with the net proceeds from this offering. The number of properties we may acquire will depend upon the amount of stock sold and the resulting amount of the net proceeds available for investment in properties.

We may, but are not required to, establish reserves out of cash flow generated by operating properties or out of net sale proceeds from the sale of our properties. We may also establish reserves from gross proceeds of this offering but we are not currently planning to do so. We expect that these reserves, if any, would be used for primarily for capital improvements, maintenance and repair of properties, tenant improvements and leasing commissions.

Fees and profits that we may earn from development or redevelopment activities at properties we do not wholly own will not generally be qualifying REIT income. Similarly, properties that we hold for resale will not generate qualifying REIT income and may subject us to the “prohibited transaction” tax discussed below under “Federal Income Tax Considerations.” Therefore, we intend to conduct substantially all of such activities and sales through a “taxable REIT subsidiary”.  Our taxable REIT subsidiary, which will be a wholly owned subsidiary of our operating partnership, will be consolidated into our financial statements for accounting purposes. Since both our operating partnership and our taxable REIT subsidiary will be controlled by us, a principal source of funds on a consolidated basis will be from the development and redevelopment of properties. The earnings of our taxable REIT subsidiary will be subject to taxation like any other C corporation, which will reduce our operating results, funds from consolidated operations and the cash otherwise available for distribution to our stockholders.

Liquidity and Capital Resources

We are dependent on our advisor to fund our organization and offering activities. As of the date of this prospectus, we are relying on our advisor because we have not raised sufficient capital to pay these expenses and because the amount we can spend on organization and offering expenses (including sales commissions, dealer manager fee and due diligence expense allowance) is limited to 13.5% of the gross proceeds from this offering. Our advisor will advance us money for organization and offering expenses or pay those expenses on our behalf. Our advisor will not charge us interest on these advances. We will repay these advances and reimburse our advisor for expenses paid on our behalf using the gross proceeds of this offering subject to the 13.5% limitation described above. Our advisor will pay all of our organization and offering expenses which are in excess of the 13.5% limitation.

We will not rely on advances from our advisor to acquire properties but our advisor and its affiliates may loan funds to special purposes entities which may acquire properties on our behalf pending our raising sufficient proceeds from this offering to purchase the properties from the special purpose entity.

Our advisor is newly formed, has limited capitalization, has incurred losses since its inception and is continuing to incur significant losses. Our advisor must raise funds through the sale of its own debt or equity securities, or obtain financial support from its affiliates or sole member, to obtain the cash necessary to provide these advances. There can be no assurance as to the amount or timing of our advisor’s receipt of funds. Adverse changes in the financial condition of our advisor could adversely affect us. If our advisor’s financial condition affects the amount of funds available to us for organization and offering activities, our ability to raise funds in this offering could be adversely affected. CIP Leveraged Fund Advisors, LLC, the sole and managing member of our advisor, has limited capitalization, has incurred significant losses since its inception and is continuing to incur significant losses.

We will require funds for property acquisitions, either directly or through investment interests, for paying operating expenses and distributions, and for paying interest on our outstanding indebtedness, if any. Generally, cash from operations will be used to pay for items other than property acquisitions, and the proceeds from the public offerings of our stock and debt financings, if any, will be used to fund property acquisitions.

We intend to own our core plus properties with low to moderate levels of debt financing. We will incur moderate to high levels of indebtedness when acquiring our value-added and opportunistic properties and possibly other real estate investments. During the offering period, we intend to use debt financing to facilitate our acquisitions of properties in anticipation of receipt of offering proceeds.  The debt levels on core plus properties during the offering period may exceed the long-term target range of debt percentages on these types of properties.  However, we intend to reduce the percentage to fall within the 25% to 50% range no later than the end of this offering.  Currently, we have no credit facilities in place, but intend to locate adequate debt financing as appropriate in conjunction with our investment policies. To the extent sufficient proceeds from this offering, debt financing, or a combination of the two are unavailable to repay acquisition debt financing down to the target ranges within a reasonable time as determined by our board of directors, we will endeavor to raise additional equity or sell properties to repay such debt so that we will own our properties with low to moderate levels of permanent financing. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

During the period between the execution of the purchase contract and the satisfaction of any closing conditions, such as completion of financing arrangements, if any, review of the title insurance commitment, an appraisal, an environmental analysis and other due diligence, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from future equity offerings, proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital at the discretion of our board of directors.

Results of Operations

We are in our organizational stage and have not commenced significant operations as of the date of this prospectus. Operations will commence when we have sold at least $1,000,000 of our common stock to the public in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties, other than those referred to in this prospectus.

Inflation

Although the real estate market has not been affected significantly by inflation in the recent past due to the relatively low inflation rate, we expect that the majority of our tenant leases will include provisions that would protect us to some extent from the impact of inflation. Where possible, our leases will include provisions for rent escalations and partial reimbursement to us of expenses. Our ability to include provisions in the leases that protect us against inflation is subject to competitive conditions that vary from market to market.

REIT Status

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ended December 31, 2007. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be able to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Failure to qualify as a REIT could materially and adversely affect our net income. We believe, however, that we are organized and will operate in a manner that will allow us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2007, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our stock will be monitored to ensure that no more than 50% in value of our outstanding stock is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also monitor our compliance, on an ongoing basis, with the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations — Requirements for Qualification.”

Critical Accounting Policies

We have established accounting policies which conform to generally accepted accounting principles (GAAP). Preparing financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied or different amounts of assets, liabilities, revenues and expenses would have been recorded, thus resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may use different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Following is a discussion of the accounting policies that we consider to be most important once we commence operations because they may require complex judgment in their application or require estimates about matters that are inherently uncertain.

Management believes that some of our most important accounting policies will include the accounting for lease revenues (including straight-line rent), the regular evaluation of whether the value of a real estate asset has been impaired, real estate purchase price allocations and the accounting for our hedging activities, if any. Each of these items involves estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical data and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Revenue Recognition and Valuation of Receivables

Our revenues, which will be comprised largely of rental income, will include rents reported on a straight-line basis over the initial term of the lease. Since our leases may provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We will review unbilled rent receivable on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Depreciation of Real Property Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments have a direct impact on net income. We anticipate the estimated useful lives of our assets by class to be as follows:

Building	39 years
Building improvements	10-25 years
Land improvements	20-25 years
Tenant improvements	Shorter of lease term or useful life

In the event that inappropriate useful lives or methods are used for depreciation, our net income would be misstated.

Evaluation of Possible Impairment of Real Property Assets

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures, may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of certain assumptions in the future cash flows analysis could result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income if those assumptions ultimately prove to be incorrect.

Allocation of Purchase Price of Acquired Assets

Once we acquire real properties, our policy will be to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, including but not limited to the value of above-market and below-market leases, and the value of in-place leases, based in each case on their fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and building based on our determination of the relative fair value of these assets. We will determine the as-if vacant fair value of a property using methods similar to those used by independent appraisers. Factors we consider in performing these analyses will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we will include real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market demand. We will estimate costs to execute similar leases, including leasing commissions and other related costs.

The fair values of above-market and below-market in-place leases will be recorded based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the leases. The capitalized above-market and below-market lease values will be amortized as an adjustment to rental income over the remaining terms of the respective leases. The fair values of in-place leases will include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals, which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant will include commissions, tenant improvements and other direct costs and will be estimated based on our consideration of current market costs to execute a similar lease. We will include these direct costs in deferred leasing costs in our consolidated balance sheet and will amortize such costs to expense over the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over market absorption periods for similar leases. We will value customer relationships based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. We will include these lease intangibles in intangible lease assets in our consolidated balance sheet and amortize these assets to rental income and/or operating expenses over the remaining terms of the respective leases.

Estimates of the fair values of the tangible and intangible assets will require us to estimate market lease rates, property operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods and the number of years the property is held for investment. The use of certain estimates may result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Consolidation Considerations for Option and Purchase Contracts and Investments in Joint Ventures

Certain property purchase contracts and options to acquire property are required to be accounted for in accordance with Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” an interpretation of ARB No. 51 (“FIN 46R”). In addition, any joint ventures we enter into will be reviewed and analyzed under FIN 46R to determine whether or not these arrangements are to be accounted for under the principles of FIN 46R or other accounting rules.

Under FIN 46R, a variable interest entity (“VIE”) is created when (i) the equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by other parties, including the equity holders, (ii) the entity’s equity holders as a group either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity or (iii) the entity’s equity holders have voting rights that are not proportionate to their economic interests, and the activities of the entity involve or are conducted on behalf of an investor with disproportionately few voting rights.

If an entity is deemed to be a VIE pursuant to FIN 46R, the enterprise that is deemed to absorb a majority of the expected losses, receive a majority of the entity’s expected residual returns, or both, is considered the primary beneficiary. If we are deemed to be the primary beneficiary of a VIE, we are required to consolidate the VIE on our balance sheet. Expected losses and residual returns for VIEs are calculated based on the probability of estimated future cash flows as defined in FIN 46R. Based on the provisions of FIN 46R, whenever we enter into a property purchase contract or an option contract for a property with an entity and make a non-refundable deposit or enter into a property joint venture, a VIE may have been created, and the arrangement is evaluated under FIN 46R.

Management will be required to use significant judgment based on future events that may or may not occur when determining if we are the primary beneficiary of, or have a controlling interest in, an unconsolidated entity. Factors considered in determining whether we have significant influence or we have control include risk and reward sharing, experience and financial condition of the other partners, voting rights, involvement in day-to-day capital and operating decisions and continuing involvement. The accounting policy relating to the use of the equity method of accounting is a critical accounting policy due to the judgment required in determining whether we are the primary beneficiary or have control or significant influence.

Distributions

The amount of distributions to be paid to our stockholders will be determined by our board of directors and is dependent on a number of factors, including earnings, cash flow, funds available from our operations, general financial condition, future prospects, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and other factors. In order to keep the timing and amount of distributions relatively stable, we may make distributions that may not be reflective of the actual income earned. We are authorized to borrow money, issue new securities or sell assets in order to make distributions.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by affiliates of our advisor in the last 10 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Cornerstone real estate programs.

Affiliates of our advisor have been real estate investment fund managers for 16 years. Cornerstone affiliates have profitably completed the investment cycle for 8 prior funds which have invested in multi-tenant industrial real estate. The investment cycle on these 8 prior funds has averaged 4.4 years. The funds acquired, owned and operated properties during different economic cycles.

Public Program

Affiliates of our advisor have sponsored Cornerstone Realty Fund, LLC, a publicly registered, non-traded real estate limited liability company which, as of August 18, 2005, the date the offering was fully subscribed, had raised $50,000,000 from 1,297 investors. This program has acquired a total of five properties, all of which were existing multi- tenant industrial properties. Two of these properties are located near Chicago, Illinois and three of these properties are located in Southern California. The properties were purchased on an all-cash basis with no debt financing. As of June 30, 2006, this program had invested approximately $39.1 million in properties and related lease intangibles and had approximately $3.7 million available for investment. This program has investment objectives which are similar to ours.

Private Programs

This section provides you with information about the historical experience of privately offered real estate programs organized and sponsored by Cornerstone Ventures, Inc. and its affiliates. Cornerstone Ventures, Inc. is the manager of Cornerstone Industrial Properties, LLC which is the sole member of and an affiliate of our advisor. Between February 1993 and December 2003, the Cornerstone entities were responsible for the identification, acquisition and operation of multi-tenant industrial properties being acquired by two real estate operating joint ventures formed between Cornerstone and Koll Capital Markets Group, Inc. The two joint ventures historically operated under the name of Koll Cornerstone. Between February 1993 and August 1997, Koll Capital Markets Group, Inc., was owned by Koll Management Services, Inc. In August 1997, Koll Capital Markets Group, Inc. was acquired by CB Richard Ellis. In 1996, affiliates of Cornerstone were selected by Citigroup in New York to assist Citigroup in launching its international private banking real estate division. Cornerstone successfully completed three real estate equity joint ventures with affiliates of Citigroup. As of December 31, 2002, all operating properties of the above-described joint ventures had been sold. The above-described joint ventures are unrelated to us. Neither Koll Capital Markets Group, Inc., Koll Management Services, Inc., CB Richard Ellis nor Citigroup has any involvement with us.

During the ten years ended December 31, 2005, Cornerstone and its affiliates have sponsored 8 privately offered real estate limited partnerships which raised a total of $18,316,000 from 52 investors. These programs acquired a total of 11 properties, all of which were existing multi-tenant industrial properties located in Southern California. The total purchase price of these properties was $61,476,000, a significant portion of which was represented by borrowed funds. All of these properties have been sold in their entirety as of December 31, 2002. These programs acquired multi-tenant industrial properties using permanent financing. These programs presented greater risk to the investors and their investment objectives were different from ours in this respect.

During the most recent three years, these private programs have not acquired any properties. The properties acquired by these programs have been liquidated according to plan and the profits have been distributed to investors.

As of the date of this prospectus, our advisor believes that there have been no major adverse business developments or conditions experienced by any prior program that would be material.

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of our advisor and its affiliates. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the public programs sponsored by our advisor and its affiliates, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our advisor. These documents and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.cornerstonerealestatefunds.com which provides a link to our SEC filings.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes material federal income tax considerations to us and our stockholders relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. The summary is not intended to represent a detailed description of all the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers, non-U.S. persons, and, except to the extent discussed below, tax-exempt organizations). Stockholders should consult with their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of our stock. This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

This summary of material federal income tax considerations relates only to U.S. Stockholders. A “U.S. Stockholder” means a holder of shares of stock that is: (a) an individual citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Stockholders who are not United States persons should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of the offered stock.

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his own tax advisor regarding the tax consequences to him of the purchase, ownership and sale of the offered stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

Beginning with our taxable year that will end December 31, 2007, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that beginning with that taxable year we will have been organized and will have operated in a manner qualifying for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its U.S. stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

DLA Piper US LLP has acted as tax counsel to us in connection with this offering. DLA Piper US LLP is of the opinion that, based on our organization and proposed method of operation, we will qualify for taxation as a REIT for the taxable year that will end December 31, 2007. DLA Piper US LLP’s opinion is based solely on our representations with respect to factual matters concerning our organization, our business operations and our properties. DLA Piper US LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2007, or in any future year.

If we qualify as a REIT, we generally will not be subject to federal corporate income tax on the taxable income that we distribute to our stockholders each year. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, even if we qualify as a REIT, we could be subject to federal tax at the corporate level in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, if we have net income from the sale or other disposition of “foreclosure property” (i.e., property acquired by us following a default on a lease of such property or on an indebtedness which such property secured) held primarily for sale to customers in the ordinary course of business, or income from foreclosure property that does not constitute qualifying income for purposes of the 75% income test (discussed below), we will be subject to tax at the highest corporate rate on such income.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a tax equal to 100% of such net income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to 100% of the net income attributable to (1) the greater of (a) the amount by which we fail the 75% income test or (b) the amount by which we fail the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

Sixth, if we fail to distribute each year at least the sum of:

(1)       85% of our REIT ordinary income for such year;

(2)       95% of our REIT capital gain net income for such year; and

(3)       any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

Seventh, if we acquire any assets from a corporation subject to full corporate-level tax in certain tax-free transactions (including merger transactions) and we recognize gain on the disposition of such asset 10 years following the acquisition, then we will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

Organizational Requirements

To qualify as a REIT, we must:

(1)       be managed by one or more trustees or directors;

(2)       have transferable shares of stock or transferable certificates of beneficial ownership;

(3)       be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)       be neither a financial institution nor an insurance company;

(5)       have at least 100 persons as beneficial owners for at least 335 days of each 12-month taxable year and for a proportionate part of each taxable year of less than 12 months;

(6)       during the last half of each taxable year, not be closely held, i.e., not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities (i.e., a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but not a qualified pension plan or profit sharing trust); and

(7)       meet other tests described below, including with respect to the nature of our assets and income.

Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. Our beneficial ownership is evidenced by transferable shares of stock. However, our charter currently includes certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above. We do not believe these restrictions cause our stock to be nontransferable within the meaning of Section 856(a)(2).

To monitor compliance with the share ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our stock. To do so, we must require written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock, i.e., the persons required to include the distributions we pay in their gross income. A stockholder that fails or refuses to provide us with this written statement is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the stock and other information. We are required to maintain as part of our records a list of those persons failing or refusing to comply with this requirement. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

Ownership of Interests in Taxable REIT Subsidiaries

We are permitted to own any or all of the securities of such a taxable REIT subsidiary, provided that (subject to certain exceptions) no more than 20% of our assets, at the close of each quarter, is comprised of our investments in the stock or securities of our taxable REIT subsidiaries. Among other requirements, a taxable REIT subsidiary must:

(1)       be a non-REIT corporation for federal income tax purposes in which we directly or indirectly own shares;

(2)       join with us in making a taxable REIT subsidiary election;

(3)       not directly or indirectly operate or manage a lodging facility or a health care facility; and

(4)       not directly or indirectly provide to any person, under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, except that in limited circumstances a subfranchise, sublicense or similar right can be granted to an independent contractor to operate or manage a lodging facility.

In addition, a corporation other than a REIT in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value will automatically be treated as a taxable REIT subsidiary

Our ownership of stock and securities in taxable REIT subsidiaries is exempt from the 10% and 5% REIT asset tests discussed below. Also, as noted above, taxable REIT subsidiaries can perform services for our tenants without disqualifying the rents we receive from those tenants under the 75% or 95% gross income tests.  Moreover, because taxable REIT subsidiaries are taxed as C corporations that are separate from us, their assets, liabilities and items of income, deduction and credit are not generally imputed to us for purposes of the REIT qualification requirements described in this summary. Therefore, taxable REIT subsidiaries can generally undertake third-party management and development activities, “dealer” property sales, and activities not related to real estate.  We intend to use our taxable REIT subsidiaries for these activities.

Restrictions are imposed on taxable REIT subsidiaries to ensure that they will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary may not deduct interest paid in any year to an affiliated REIT to the extent that the interest payments exceed, generally, 50% of the taxable REIT subsidiary’s adjusted taxable income for that year. However, the taxable REIT subsidiary may carry forward the disallowed interest expense to a succeeding year, and deduct the interest in that later year subject to that year’s 50% adjusted taxable income limitation. In addition, if a taxable REIT subsidiary pays interest, rent, or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. Finally, if in comparison to an arm’s length transaction, a tenant has overpaid rent to the REIT in exchange for underpaying the taxable REIT subsidiary for services rendered, then the REIT may be subject to an excise tax equal to 100% of the overpayment. There can be no assurance that arrangements involving our taxable REIT subsidiaries will not result in the imposition of one or more of these deduction limitations or excise taxes, but we do not believe that we will be subject to these impositions.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, our operating partnership’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of our operating partnership for purposes of applying and meeting the various REIT requirements.

If we own all of the capital stock of a subsidiary corporation and we do not make an election to treat the subsidiary as a taxable REIT subsidiary, the subsidiary will be a “qualified REIT subsidiary” and its separate existence will be disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local income taxation in some states.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including “rents from real property,” in certain circumstances, interest (including interest on debts secured by mortgages on real property), and investments in shares of other REITs. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from distributions, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to the making of investments in properties, we may satisfy the 75% gross income test and the 95% income test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds from our investors. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as mortgage-backed securities or shares of stock in other REITs.

Rents we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the net income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales.

Second, “rents from real property” excludes any amount received directly or indirectly from a corporation or other entity 10% of which is owned, directly or indirectly, by us (although in some limited circumstances, rents we receive from a taxable REIT subsidiary may qualify as “rents from real property”).

Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

Finally, amounts that are attributable to services furnished or rendered by us in connection with the rental of real property or to our management or operation of the property (“impermissible tenant services”), whether or not separately stated, will not constitute “rents from real property” unless such services are furnished through a taxable REIT subsidiary or an independent contractor from whom we do not derive any income. However, income from services we directly provide will qualify as “rents from real property” if they are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of impermissible tenant services. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

Our operating partnership may provide certain services with respect to our properties. We believe that these services will be of the type that are usually or customarily rendered in connection with the rental of space for occupancy only and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Fees to perform property management services for properties that we do not own will not qualify under the 75% or the 95% gross income tests. Either we or our operating partnership also may receive certain other types of income with respect to our properties that will not qualify for either of these tests (including amounts received with respect to certain investments of cash reserves). However, we believe that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause us to exceed the limits for non-qualifying income under the 75% and 95% gross income tests.

If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if: (1) following our identification of the failure to satisfy one or both of the tests, we file a schedule for the tax year in accordance with IRS regulations with a description of each item of gross income subject to these income tests, and (2) our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets must be represented by real estate assets (such as realty and shares of stock in other REITs), cash and cash items (including receivables) and government securities.

Second, no more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test).

Third, except for equity investments in other REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer (excluding certain “straight debt.”) With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we will endeavor to ensure that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations. We will not lose our REIT status for failing to satisfy the tests described in this paragraph if the failure is due to ownership of assets the total value of which does not exceed the lesser of (a) 1% of the total value of our assets at the end of the quarter, or (b) $10 million, so long as we either dispose of the assets within 6 months after the last day of the quarter in which we identify the failure (or a different period of time prescribed by the IRS) or otherwise satisfy the tests described in this paragraph by the end of this time period. In this case we will not be subject to the tax described below with respect to our failure to satisfy any of the REIT assets tests.

Fourth, generally no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

If we fail any of the asset tests for any quarter and the failure exceeds the de minimis threshold described above, we may nevertheless qualify as a REIT for that a quarter if (1) after we identify our failure to satisfy the asset tests for the quarter, we file a schedule in accordance with IRS regulations with a description of each asset that caused the failure to satisfy any of the tests at the close of the quarter, (2) our failure to satisfy the tests is due to reasonable cause and not due to willful neglect; (3) we dispose of the assets described on the schedule within 6 months of the last days of the quarter in which we identified the failure to satisfy the assets test (or a different period of time prescribed by the IRS) or the assets tests are otherwise satisfied within that period; and (4) we pay a tax on the failure. The tax is the greater of $50,000 or an amount determined by the IRS regulations by multiplying the net income generated by the assets described in the schedule by the highest corporate tax rate. The tax must be paid for the period beginning on the first day of the failure to satisfy the assets test resulting from the failure and ending on the earlier of the date we dispose of the assets causing the failure or the end of the first quarter in which we otherwise satisfy the tests.

Annual Distribution Requirements

To qualify for taxation as a REIT in any year, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of

(1)  90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain), and

(2)  90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property,

minus (b) the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Distributions made in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November, or December, the dividends were payable to stockholders of record on a specified date in such a month, and the dividends were actually paid during January of the subsequent year; or (2) the dividends were declared before we timely file our federal income tax return for such year, the dividends were made in the 12-month period following the close of the prior year and not later than the first regular distribution payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. In the event that we do not meet this distribution requirement, we will be subject to corporate taxation for the year and may be ineligible to be taxed as a REIT for the following four years, as described in more detail below under “— Failure to Qualify as a REIT.”

Second, we must distribute during each calendar year at least the sum of

(1)       85% of our ordinary income for that year;

(2)       95% of our capital gain net income for that year; and

(3)       any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the operating partnership agreement will authorize us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. In the event that we are subject to an adjustment to our REIT taxable income resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the dividend must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. Additionally, under recently enacted statutory changes, we may also unilaterally pay a deficiency dividend in certain circumstances. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law, but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends, potentially eligible to be taxable in the hands of individuals at preferential rates (not exceeding 15%) for tax years through 2010. Subject to certain limitations, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to taxable U.S. Stockholders, other than capital gain distributions discussed below, will constitute taxable distributions up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations for taxable years through 2010. An exception applies, however, and individual stockholders are potentially taxed at such rates on distributions designated by and received from REITs, to the extent that the distributions are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) distributions received by the REIT from taxable corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder’s shares of common stock and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Distributions we declare in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually make the distributions during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “Federal Income Taxation of the Company” and “Annual Distribution Requirements” above.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain distributions will be treated by our U.S. Stockholders as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held the stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are currently taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% for corporations. Capital gains we realize and distribute attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. We will furnish you with reports as to the amount of the components of any capital gain distributions that we pay to you.

We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares of stock will be increased in an amount equal to the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Certain Dispositions of Stock

In general, you will recognize capital gain or loss on the disposition of our stock (including a redemption treated as a sale or exchange for federal tax purposes) equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such REIT stock.

The tax rate applicable to recognized gain will depend on the stockholder’s holding period in the stock (generally, if the stockholder has held the stock for more than one year, it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

Passive Activity Loss and Investment Interest Limitations

You may not treat distributions we make to you or any gain from disposing of our common stock as passive activity income. Therefore, you will not be able to apply any “passive losses” against such income. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain distributions) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

Tax Aspects of Participation in the Distribution Reinvestment Plan

If you participate in our distribution reinvestment plan, you will be deemed to have received, and, unless you are a tax-exempt entity, you will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, you may have to use funds from other sources to pay your tax liability on the distributions you reinvest in our stock.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the stock of REITs held predominantly by qualified employee pension benefit trusts may be required to treat a certain percentage of such REIT’s distributions as UBTI. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our stock, and we do not expect our stock to be deemed to be “predominately held” by qualified employee pension benefit trusts to the extent required to trigger the treatment of our income as UBTI to such trusts, although we can provide no assurances in this regard.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding, currently at a rate of 28%, on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)  the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)  the payee furnishes an incorrect taxpayer identification number;

(3)  the IRS has notified the payee that such payee has failed to properly include reportable interest and distributions in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)  the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding. In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Taxation of the Operating Partnership

An organization that is classified as a partnership for federal income tax purposes is not subject to federal income tax itself, although it must file an annual information return.  Under current US Treasury regulations, a domestic entity that has two or more members and that is not organized as a corporation under US federal or state law will generally be classified as a partnership for US federal income tax purposes, unless it elects to be treated as a corporation.  The general partner will not elect that the operating partnership be classified as a corporation for US federal income tax purposes.  Thus, subject to the discussion of “publicly-traded partnerships” below, the operating partnership will be treated as a partnership for US federal income tax purposes.  However, classification of an entity as a partnership for US federal income tax purposes may not be respected for state or local tax purposes.  We will not seek an opinion of counsel as to the operating partnership’s status as a partnership for tax purposes.

An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly-traded partnership” (as defined in the Code) that fails to meet certain gross income tests.  We, as general partner of the operating partnership, intend and are required to use our reasonable commercial efforts to avoid publicly-traded partnership status at all times, and we have the authority to take such actions as we believe (upon advice of counsel) to be helpful in this regard, including imposing time delay restrictions on the effectiveness and/or time for receiving payment upon the election of a common unit holder to redeem its interest in the operating partnership.

If the operating partnership were classified as a corporation, it could be required to pay federal income tax at corporate tax rates on its taxable income, and also pay state taxes.  In such case, the amount of cash available for reinvestment or distribution to the partners (including us) would likely be substantially less than if the operating partnership were classified as a partnership for federal income tax purposes, and any distributions by the operating partnership to a partner generally would be taxable to that partner as a distribution.   Moreover, our compliance with certain REIT asset and income tests would be threatened.

The following discussion assumes that the operating partnership will be treated in its entirety as a partnership for federal income tax purposes, and that the common unit holders likewise will be treated as partners for federal income tax purposes.

Taxation of the Common Unit Holders including the Company.  Each common unit holder (including us) will be a partner in the operating partnership for tax and state law purposes.  Each partner in the operating partnership will be required to report on its federal income tax return, and will be subject to tax in respect of, its distributive share of each item of the operating partnership’s income, gain, loss, deduction and credit for each taxable year of the operating partnership ending with or within the partner’s taxable year, regardless of whether it receives any distributions (and regardless of whether such distributions are reinvested pursuant to a distribution reinvestment plan.) Each item generally will have the same character and source as if the partner had realized the item directly.  Partners must report these items regardless of the extent to which, or whether, they receive cash distributions from the operating partnership for such taxable year and thus may incur income tax liabilities in excess of any distributions from the operating partnership.  A common unit holder may be taxed on his, her or its “distributive” share of the operating partnership’s taxable income or gain regardless of whether he, she or it has received any corresponding distribution from the operating partnership.  It is possible that distributions from the operating partnership will not be sufficient to pay tax liabilities with respect to such taxable income or gain and that the source of payment of such tax liabilities would have to be from sources other than distributions from the operating partnership.

Cash distributions from the operating partnership to a partner, when made, and, in certain circumstances, distributions of certain marketable securities treated as cash distributions, are generally not taxable to the extent they do not exceed a partner’s adjusted tax basis in its partnership interest (instead, such basis will generally be reduced by the amount of such distribution).  However, to the extent such distributions exceed the adjusted tax basis of a partner’s partnership interest in the operating partnership, the partner will recognize gain from the sale or exchange of its interest in the operating partnership.

Taxation of Contributors to Operating Partnership.  In general, no gain or loss will be recognized by either the operating partnership or by a contributing partner (including us) on the transfer of a property in exchange for common units.  Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than common units, if liabilities of the partner are assumed by the partnership in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances, unless certain requirements are satisfied.

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted tax basis of the property at the time of contribution. With respect to any property purchased by the operating partnership subsequent to its formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. However, Section 704(c) allocations will be required to be made by the operating partnership (i) following any admission of a property owner to the operating partnership in exchange for common units.

We and the other contributors to the operating partnership will have an initial tax basis in his, her or its common units equal to: (1) the sum of the adjusted tax basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner’s liability by the partnership is treated as a deemed cash distribution to the partner. Tax basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the tax basis of the partner’s units.

The amount of losses and deductions allocated to a partner cannot exceed the partner’s adjusted tax basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional tax basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted tax basis of property distributed to the partner from the operating partnership, and the gain or loss recognized by a partner on the sale or other disposition of units of the operating partnership are all calculated based on the partner’s adjusted tax basis in the partner’s common units.

Redemption of Common Units

Holders of common units may have their common units redeemed in certain circumstances.  In such case, amounts received for such units will generally be taxable to the extent the amount received exceeds the holder’s adjusted tax basis in such redeemed units.  A conversion of common units into our stock will likewise trigger federal and state income tax liability on the excess of the value of the stock received in excess of the holder’s tax basis for its common units redeemed.

Guarantees and Basis Allocation; Tax Payments

Under future contribution agreements, contributors of property to the operating partnership may be granted the right by the operating partnership to cause the operating partnership to maintain minimum levels of non-recourse debt and the right to guarantee an amount of the operating partnership’s nonrecourse debt, and the operating partnership may have the obligation to ensure such debt exists.  Such guarantees are intended to provide tax basis to such holders of common units in order to avoid current taxation on a contribution of property to the operating partnership or on distributions from the operating partnership to such unit holder.

These contribution agreements may also restrict the operating partnership’s ability to dispose of contributed properties for an extended period of time (other than in tax-deferred Section 1031 transactions), and may provide for tax indemnity payments, tax reimbursements, tax distributions and tax advances.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our stock by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Code, each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our stock must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•                  whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•                  whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•                  whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations – Treatment of Tax-Exempt Stockholders”); and

•                  the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•                  to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•                  to invest plan assets prudently;

•                  to diversify the investments of the plan unless it is clearly prudent not to do so;

•                  to ensure sufficient liquidity for the plan; and

•                  to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Code provide a comprehensive definition of the term “plan assets”; however, ERISA and U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when Benefit Plans invest in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we will receive an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of Benefit Plans investing in stock, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•                  sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•                  part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•                  “freely transferable.”

Our stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and is part of a class registered under the Securities Exchange Act. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the stock to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our stock might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our stock might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their stock to us or we might dissolve or terminate.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

We intend to operate and conduct this offering so that our underlying assets will not be deemed to be “plan assets,” and therefore the issues discussed in the immediately preceding three paragraphs are not expected to arise. Further, two additional exceptions may be available to us under the Plan Assets Regulation.

The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.”  Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities.  To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant periods.  A venture capital investment is an investment in operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights.  We intend to use our best efforts to qualify as a “real estate operating company” or as a “venture capital operating company.”

The Plan Assets Regulation and ERISA also provide that the assets of an entity will not be deemed to be the assets of any Benefit Plan that invests in that entity if equity participation in that entity by benefit plan investors is not significant. For this purpose, benefit plan investors include Benefit Plans and any entities whose underlying assets include plan assets by reason of a Benefit Plan’s investment in such entity.  Equity participation in an entity is not deemed to be significant if immediately after the most recent acquisition of an equity interest in such entity,  benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. Equity interests held by persons with discretionary authority or control over the assets of the entity, persons who provide investment advice to the entity for a fee (direct or indirect) with respect to those assets, and any affiliate of any such person, are disregarded for purposes of determining whether equity participation of benefit plan investors is significant.   This test applies at the time of an acquisition by any person of our equity interests and an entity will be considered to hold plan assets only to the extent of the percentage of equity interest held by benefit plan investors.  In addition, an advisory opinion issues by the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of equity interests by the remaining investors (through an increase in the percentage ownership of the remaining equity interests).  Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by benefit plan investors to less than 25%.

Other Prohibited Transactions

Regardless of whether the stock qualifies for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the stock. Accordingly, unless an administrative or statutory exemption applies, stock should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice for a fee, directly or indirectly, as to the advisability of investing in our stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our stock is listed on a national securities exchange, it is not expected that a public market for the stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the stock, namely when the fair market value of the stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of stock, we intend to have our advisor prepare annual reports of the estimated value of our stock.

Eventually, we may engage a third-party valuation firm to value our stock; however, we intend to use our advisor’s estimate until at least 18 months have passed without us selling shares in a public equity offering. We do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Furthermore, our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring reduced purchase prices for certain categories of purchasers) as its estimated per share value of our stock. Although this approach to valuing our stock has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares of them if you tried to sell them or if we liquidated the portfolio.

After the 18-month period described above, the estimated value of our stock will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be used for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of one of our shares of stock, you should be aware of the following:

•                  the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•                  you may not realize these values if you were to attempt to sell your stock; and

•                  using the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF STOCK

Our charter authorizes the issuance of 600,000,000 shares of stock, of which 580,000,000 shares are designated as common stock with a par value of $0.01 per share and 20,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

As of the date of this prospectus, 25,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Although our board will endeavor to authorize the company to make such distributions as are necessary for us to qualify as a REIT, stockholders will have no right to any distribution unless and until authorized by the board and declared by us. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. In addition, holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Issuance of Additional Securities and Debt Instruments

Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•                  amend the charter, except that the board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue or as otherwise permitted by the Maryland General Corporation Law;

•                  cause our dissolution;

•                  transfer all or substantially all of our assets other than in the ordinary course of business or as otherwise permitted by law; or

•                  cause us to be a party to a merger, share exchange or consolidation except as permitted by law.

Our advisor will be selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter and with or without cause, to remove a director from our board.

Our charter provides that neither our advisor, our directors, nor any of their affiliates may acquire our shares unless they agree to not vote or consent on matters submitted to our stockholders regarding the removal of our advisor, our directors or any of their affiliates or any transaction between us and any of them.

Restriction on Ownership of Stock

Ownership Limit

In order for us to qualify for taxation as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities. In addition, our outstanding stock must be beneficially owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of stock so as to ensure our continued qualification as a REIT under the Code as well as to comply with certain securities laws. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. Our charter provides that any transfer of stock that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such stock. Our board of directors may in its sole discretion, based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT waive the 9.8% ownership limit with respect to a proposed transferee upon such conditions as the board may direct.

In addition, our charter provides that any attempted transfer of our stock or conversion of interests in our operating partnership to our stock which, if effective, would result in

•                  our stock being beneficially owned by fewer than 100 persons,

•                  our failing to qualify as a REIT by reason of being “closely held” under Section 856(h) of the Internal Revenue Code,

•                  our constructively owning 9.8% or more of the ownership interests in a tenant of our company’s, our operating partnership’s or any subsidiary’s real property within the meaning of Section 856(d)(2)(B) of the Code, or

•                  our failing to qualify as a REIT by reason of a violation of an applicable jurisdiction’s securities laws or regulations will be null and void and the intended transferee will acquire no rights in such stock.

Shares of stock that, if transferred, would cause an individual or entity to be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective as of the close of business on the day before the reported transfer of such stock. The record holder of the shares of stock that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Stock held in trust will remain issued and outstanding stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the stock held in trust and will hold such distributions in trust for the benefit of the beneficiary. Any distribution made prior to our discovery that shares of stock have been transferred to the trust will be repaid by the recipient to the trustee. Any distribution authorized but unpaid will be paid when due to the trustee. The trustee may vote any stock held in trust. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

At our direction, the trustee will transfer the stock held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that stock has been transferred to the trust. During this 20-day period, we will have the option of redeeming such stock. Upon any such transfer or redemption, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale or redemption to the proposed transferee and to the beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust

(e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net proceeds in excess of the amount payable to the proposed transferee will be paid to the beneficiary.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer for a period of 20 days after the later of the event causing the shares to be held in the trust or, if we did not receive notice of a restricted transfer, our determination in good faith that such an event has occurred. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Any person who acquires stock in violation of the foregoing restrictions or who owns stock that was transferred to any such trust is required to give immediate written notice to us of such event, and any person who transfers or receives stock subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

In addition, every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder or as may be requested by the board of directors) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to the underwriter in an offering of stock or, as discussed above, to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

The foregoing restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential transferees of your stock. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, may make it more difficult for you to sell your stock.

Distributions

We intend to make distributions quarterly, if not more frequently. Distributions will be made to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our periodic distributions based upon daily record and distribution declaration dates so our investors will be entitled to receive distributions immediately upon their purchase of stock. We will then make distribution payments quarterly, if not more frequently, following such calculation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we qualify as a REIT, which requires us to distribute at least 90% of our ordinary taxable income. See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Distributions will be authorized at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We will use money distributed to us by our operating partnership to make distributions. There are no restrictions on distributions to us by our operating partnership. We may also borrow money, issue securities or sell assets in order to make distributions.

We have adopted a policy which requires us to distribute to our stockholders proceeds from this offering which have not been invested or reserved for maintenance or capital improvements within one year following the termination of this offering.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders provided that such securities are readily marketable. We may issue securities as stock distributions in the future provided that such stock is readily marketable. Stockholders may incur transaction expenses in liquidating the securities.

Maryland law prohibits us from making distributions if after the distribution we would be unable to pay our debts as they become due in the usual course or if our assets are less than the sum of our liabilities.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan available and approved by a majority of our independent directors that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 12,500,000 shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and is in addition to the 50,000,000 shares being sold in our primary offering. The following discussion summarizes the principal terms of the distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus.

Eligibility

Participation in the distribution reinvestment plan is limited to investors who have purchased stock in this offering or holders of units of our operating partnership. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under the distribution reinvestment plan. We may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable. Residents of the State of Arizona will be eligible to participate in the distribution reinvestment plan only if the Company continues to renew registration of its shares in accordance with the Securities Act of Arizona.

Election to Participate

Assuming you are eligible, you may elect to participate in the distribution reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Stock will be purchased under the distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of distributions under the distribution reinvestment plan.

During our primary offering, all shares sold under our distribution reinvestment plan will be at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock, as estimated by our board of directors or a firm chosen by our board of directors. The offering price for shares in our distribution reinvestment plan may increase after the closing of our primary offering. Fees are included in the price. We will not charge you any other fees in connection with your purchase of shares in under the distribution reinvestment plan. The price for shares purchased under the distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under the distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under the distribution reinvestment plan. See “Management Compensation.”

Voting

You may vote all shares of stock acquired through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Information Reporting Requirements and Backup Withholding Tax.”

Termination of Participation

You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in the distribution reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the Subscription Agreement at any time prior to the listing of the stock on a national stock exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Proposed Stock Repurchase Program

Our board of directors intends to adopt a stock repurchase program that would enable our stockholders to sell their stock to us in limited circumstances. We will not adopt the program until the earlier of (i) the completion of this primary offering, which may last until           , 2009 or (ii) receipt by us of SEC exemptive relief from rules restricting issuer purchases during distributions, which relief we may not obtain. Moreover, even when one of these conditions is met, our board of directors could choose not to adopt the proposed stock repurchase program or to amend its provisions without stockholder approval. Upon adoption, our proposed stock repurchase program would permit you to sell your stock back to us after you have held it for at least one year, subject to the significant conditions and limitations described below.

As long as our common stock is not listed on a national securities exchange, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed in accordance with the procedures described in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. The amount that we may pay to redeem stock will be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	As determined by our board of directors

The estimated fair market value for the repurchase of shares of stock held for 5 or more years will be determined by our advisor or another person selected for such purpose and will be approved by our board of directors. The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale at the time of the repurchase.

In the event that all of your shares of stock will be repurchased, shares purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of our operating partnership who redeem their limited partnership units for shares of our stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our operating partnership.

Our board of directors intends to waive the one-year holding period in the event of the death of a stockholder and adjust the redemption price to 100% of such stockholders purchase price if the stockholder held the shares for less than 3 years. Our board of directors reserves the right in its sole discretion at any time and from time to time, upon thirty (30) days prior notice to our stockholders, to adjust the redemption price for our shares of stock, or suspend or terminate our stock repurchase program.

During this offering and each of the first five years following the closing of this offering, our stock repurchase program would limit the number of shares of stock we could redeem (other than redemptions due to death of a stockholder) to those that we can purchase with net proceeds from the sale of stock under our distribution reinvestment plan. During this offering and each of the first five years following the closing of this offering, we do not intend to redeem more than the lesser of (i) the number of shares that could be redeemed using the proceeds from our distribution reinvestment plan or (ii) 5% of the number of shares outstanding at the end of the prior calendar year. Beginning five years after termination of this offering, the number of shares that we redeem under the stock repurchase program is not expected to exceed 10% of the number outstanding at the end of the prior year. Our board of directors may modify our stock repurchase program so that we can redeem stock using the proceeds from the sale of our real estate investments or other sources.

As proposed, we would redeem shares of stock on the last business day of each month. Requests for redemption would have to be received at least five business days before that date in order for us to repurchase the stock that month. If we could not purchase all shares of stock presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We would deviate from pro rata purchases in two ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amounts described at “Plan of Distribution — Minimum Purchase Requirements,” then we would redeem all of your shares of stock; and (ii) if a pro rata redemption would result in you owning more than half but less than all of those minimum amounts, then we would not redeem any shares of stock that would reduce your holdings below the minimum amounts.

If we did not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the address provided below before the date for redemption.

We will notify you upon adoption of the stock repurchase program. Thereafter, qualifying stockholders who desire to have their stock redeemed will need to give written notice to Cornerstone Institutional Growth REIT, Inc., 1920 Main Street, Suite 400, Irvine, California 92614, Attn: Investor Services or such other address as we provide to you for this purpose.

After adoption of the stock repurchase program, our board of directors could amend, suspend or terminate the program at any time upon thirty (30) days prior notice to our stockholders. We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our proposed stock repurchase program would only provide stockholders a limited ability to have stock redeemed for cash until a secondary market develops for the stock, if ever, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your stock will ever develop.

Registrar and Transfer Agent

We intend to appoint a registered transfer agent to serve as the registrar and transfer agent for our common stock.

Uncertificated Shares of Stock

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our stock is listed on a national securities exchange, we will not issue stock in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to our stockholders upon request and without charge.  We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the stock until the new owner delivers a properly executed transfer form to us, which we will provide to any registered holder upon request.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•                  a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•                  a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)     accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)     one of the following:

(A)      remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)        receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•                  that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•                  that includes provisions that would operate to materially impede or frustrate the accumulation of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                  in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Stock — Meetings and Special Voting Requirements;” or

•                  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board,

•                  two-thirds vote requirement for removing a director,

•                  a requirement that the number of directors be fixed only by vote of the directors,

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•                  a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the Maryland General Corporation Law or the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law, or if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Your Access to Our Records

As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least monthly and it will be available for inspection at our principal office by a stockholder or his or her designated agent upon such stockholder’s request. We will also mail this list to any stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

THE OPERATING PARTNERSHIP AGREEMENT

The following is a summary of material provisions in the agreement of limited partnership of our operating partnership that we will adopt prior to commencement of our offering.

General

We are the sole general partner of our operating partnership, which was formed to acquire and own substantially all of our assets.  Under the partnership agreement that we will adopt, as the sole general partner of the operating partnership, we have, subject to certain rights of limited partners described below, full, exclusive and complete responsibility and discretion in the management and control of our operating partnership, including the ability to cause the partnership to enter into certain major transactions, including a merger of our operating partnership or a sale of substantially all of the assets of our operating partnership, subject, however to any lock-up provisions that we may agree to in future contribution agreements prohibiting the taxable sale of certain contributed properties for a number of years for tax purposes. In general, we may amend the partnership agreement without the consent of the limited partners. However, the partnership agreement may not be amended, and no action may be taken by the general partner, without the consent of each limited partner adversely affected thereby, if such amendment or action would (i) convert a limited partner interest in our operating partnership into a general partner interest (except as a result of the general partner acquiring such partnership interest), (ii) modify the limited liability of a limited partner, (iii) alter the rights of any partner to receive the distributions to which such partner would be entitled to in the partnership agreement or alter the allocations specified in the partnership agreement as compared with the intended economic distribution priorities set forth in the partnership agreement, (iv) alter or modify the redemption rights or the conversion ratio for common units of our operating partnership into cash or shares of common stock or (v) amend the amendment provisions of the partnership agreement.

The limited partners of our operating partnership expressly acknowledge that, as general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our stockholders, collectively.  We are under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions, except as otherwise provided in a contribution agreement.

Although all of our assets are held through our operating partnership structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through our operating partnership.

Management Responsibilities, Liability and Indemnification

Our directors and officers have duties under applicable Delaware law to manage us in a manner consistent with the best interests of our company.  At the same time, we, as the general partner of our operating partnership have duties to our operating partnership and to its limited partners under Delaware law in connection with the management of our operating partnership, as modified by the operating partnership’s partnership agreement, which will not have any fiduciary duty requirements for us as the general partner. Our duties, as the general partner, to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our company.

If in the future we issue common units of our operating partnership to third parties who contribute real property (or interests in entities owning real property) to the operating partnership, and we subsequently wish to sell or refinance the contributed property, the partners who contributed the property may recognize tax on any built-in gain that existed at the time the property was contributed to the operating partnership.  In addition, a sale of all or substantially all of the operating partnership assets, or a merger or other business combination transaction, which the operating partnership undertakes in the future, could result in adverse tax consequences to the limited partners that are disproportionate to the tax consequences of the transaction to us or our stockholders.  As a result, it is possible under certain circumstances that we could be required to obtain the consent of the limited partners of our operating partnership in order to proceed with one of the foregoing transactions.  If we are unable to obtain the consent of our limited partners, we may be unable to proceed with the transaction even if our Board of Directors and our senior management team believe the transaction is in the best interests of our company and our stockholders.

The partnership agreement will expressly limit our liability by providing that we and our directors and officers are not liable or accountable in damages or otherwise to our operating partnership, the limited partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment, mistakes of fact or law or of any act or omission if we or the director or officer acted in good faith and in a manner we or the director or officer reasonably believed to be in or not opposed to the best interest of our operating partnership and, with respect to any criminal action or proceeding, with no reasonable cause to believe the conduct was unlawful.  In addition, the partnership agreement will provide for indemnification of us, the general partner, the limited partners, our directors, our officers and employees and those of the operating partnership, a limited partner or one of their subsidiaries and other persons as we may designate from time to time (each a “Covered Person” and collectively, the “Covered Persons”), to the fullest extent permitted by applicable law, against any and all losses, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of our operating partnership as set forth in the partnership agreement, incurred by a Covered Person, provided that the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interest of our operating partnership and, with respect to any criminal action or proceeding, with no reasonable cause to believe the conduct was unlawful (subject to the exceptions described below under “―Fiduciary Responsibilities”).

Capital Contributions

Pursuant to the partnership agreement that we will adopt, upon the issuance of our stock other than in connection with a redemption of common units, we will generally be obligated to contribute or cause to be contributed the cash proceeds or other consideration received from the issuance to our operating partnership in exchange for, in the case of common stock, common units, or in the case of an issuance of preferred stock, preferred common units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of the preferred stock.  Our operating partnership will be deemed to have simultaneously paid the transaction expenses and costs associated with such offering.  If our operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.  In addition, we will be authorized to cause our operating partnership to issue common units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our company, for example, a compensatory interest in future operating partnership profits granted to a key employee for services rendered or to be rendered to us or the operating partnership.

Operations

The partnership agreement will provide that we, on behalf of our operating partnership, shall use commercially reasonable efforts not to take any action which would result in our operating partnership being a “publicly-traded partnership” under and as such term is defined in Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a disregarded entity or a partnership.

Our operating partnership will be structured to make distributions with respect to limited partnership interests of the operating partnership, or common units, to limited partners that will be equivalent to the distributions made to our common stockholders.  Our operating partnership will be structured to permit limited partners in our operating partnership to exchange (in a taxable transaction) their common units for cash or, at our election, shares of our common stock on a one-for-one basis (subject to anti-dilution adjustments) and, if our shares are then listed, achieve liquidity for their investment.

The partnership agreement will provide that holders of partnership units are entitled to receive quarterly distributions (more frequently, if we make distributions to our shareholders more frequently) of available cash (1) first, with respect to any partnership units that are entitled to any preference in distribution, in accordance with the rights of such class(es) of partnership units (and, within such class(es), pro rata in proportion to the respective percentage interests), and (2) second, with respect to any partnership units that are not entitled to any preference in distribution, in accordance with the rights of such class of partnership units (and, within such class, pro rata in proportion to their respective percentage interests).  Upon liquidation of our operating partnership, after payment of, or adequate provision for, debts and liabilities to creditors of our operating partnership, including any partner loans, it is anticipated that any remaining assets of our operating partnership will be distributed to all partners in accordance with and in proportion to their respective positive capital account balances.

Allocations of Net Income and Net Loss

Net income and net loss of our operating partnership are determined and allocated with respect to each fiscal year of our operating partnership as of the end of the year.  Except as otherwise provided in the partnership agreement that we will adopt, an allocation of a share of net income or net loss will be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss.  Except as otherwise provided in the partnership agreement, net income and net loss will be allocated to the holders of partnership units holding the same class of partnership units in accordance with their respective percentage interests in the class at the end of each fiscal year. The partnership agreement will also contain provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2.  Except as otherwise provided in the partnership agreement, for income tax purposes under the Code and the Treasury Regulations, each operating partnership item of income, gain, loss and deduction will be allocated among the limited partners of our operating partnership in the same manner as its correlative item of book income, gain, loss or deduction is allocated pursuant to the partnership agreement.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and holding substantially all of our assets, our operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•               all expenses relating to our formation and a majority of the expenses relating to our continuity of existence;

•               all expenses relating to any offerings and registrations of securities when the proceeds of such offerings are contributed to our operating partnership and the registrations of securities are in connection with the redemption of common units held by limited partners in our partnership agreement;

•               all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

•               all expenses associated with our compliance with applicable laws, rules and regulations; and

•               all of our other operating or administrative costs incurred in the ordinary course of our business.

Redemption Rights

Subsequent property contributors may be issued common units in exchange for interests in property.  It is expected that after the first anniversary of becoming a holder of common units, each limited partner of our operating partnership and certain transferees will have the right, subject to the terms and conditions set forth in the partnership agreement and any contribution agreement, to require our operating partnership to redeem all or a portion of the common units held by the party in exchange for cash in an amount equal to the value of their common units.  Pursuant to the partnership agreement, we may, in our sole and absolute discretion, elect to acquire some or all of the tendered common units from the tendering party in exchange for shares of our common stock based on an exchange ratio of one share of our common stock for each common unit.

Time delay restrictions as to the effective date of any redemption may be imposed to avoid the operating partnership being a “publicly-traded partnership” under Section 7704(b) of the Code, as determined by us, as general partner of the operating partnership in good faith in consultation with, and in reliance on the advice of, our tax professionals (with us as general partner being required to use reasonable commercial efforts to impose such restrictions).

Transferability of Interests

In general, we as the general partner may not voluntarily withdraw from our operating partnership or transfer all or a portion of its interest in our operating partnership subject to certain limited exceptions including consent of the holders of a majority of limited partnership interests. With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, which consent may be withheld in our sole discretion.

Tax Matters

Pursuant to the partnership agreement that we will adopt, the general partner will be the tax matters partner of our operating partnership.  Accordingly, through our role as the general partner of our operating partnership, we have the authority to handle or cause to be handled tax audits and to make or cause to be made tax elections under the Code on behalf of our operating partnership.

Term

The term of the operating partnership will continue perpetually.  However, the operating partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following:

•                  the event of withdrawal (including, without limitation, bankruptcy) by us unless, within 90 days after the withdrawal, a majority-in-interest of the remaining limited partners agree, in their sole and absolute discretion, to continue the partnership and to the appointment of a successor general partner;

•                  an election to dissolve the operating partnership made by us in our sole and absolute discretion, with or without the consent of the limited partners;

•                  entry of a decree of judicial dissolution of the operating partnership;

•                  the sale or other disposition of all or substantially all of the assets of the operating partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the operating partnership; or

•                  the redemption (or acquisition by us) of all operating partnership units other than partnership units held by us.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 62,500,000 shares through Pacific Cornerstone Capital, Inc., our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 50,000,000 shares in our primary offering at a price of $8.00 per share (except as noted below) on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the stock and has no firm commitment or obligation to purchase any of the stock. We are offering the remaining 12,500,000 shares through our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. Our primary offering of 50,000,000 shares will terminate on or before           , 2009. We reserve the right to terminate the primary offering or the distribution reinvestment plan offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Pacific Cornerstone Capital, Inc., our dealer manager and affiliate, will receive sales commissions of 7% of the gross offering proceeds for stock sold in our primary offering. Except for stock sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, the dealer manager will receive 3% of the gross offering proceeds from our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. The dealer manager will pay all wholesaling costs, including but not limited to the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

We currently expect the dealer manager to use multiple channels to sell our stock, each of which has a different sales commission and dealer manager fee structure.

Sales Through Broker Dealers.  The dealer manager may sell our stock and may also authorize other broker-dealers that are members of the NASD, which we refer to as participating broker-dealers, to sell our stock. Our dealer manager will enter into participating broker agreements with the participating broker-dealers, and will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers. If both the participating broker-dealer and the investor agree, the sales commissions can be paid on a deferred basis. See “Deferred Commission Option” below.

The dealer manager may re-allow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering. In the event of the sale of shares in our primary offering by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, the dealer manager will reallow its selling commissions to the participating broker-dealer.  An investor purchasing through a participating broker-dealer should generally assume that his broker-dealer receives selling commissions in an amount equal to 7.0% of the gross offering proceeds attributable to the participating broker-dealer. The extent to which the per share price is less than $8.00 represents the per share waiver of commissions by the individual’s participating broker-dealer.

We will pay an additional amount of up to 0.5% of gross offering proceeds as reimbursements to the dealer manager and participating broker-dealers for bona fide due diligence expenses incurred by the dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to the dealer manager and participating broker-dealers. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses.

Sales To Affiliates of Participating Broker-Dealers.  We may sell stock in our primary offering to participating broker-dealers, their retirement plans, their representatives and their family members, IRAs and qualified plans of their representatives for $7.44 per share, reflecting that sales commissions in the amount of $0.56 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this reduced price, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother-or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock.

Sales Through Fee-for-Service Investment Advisors.  Our stock may also be sold to the clients of registered investment advisors who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of stock in our primary offering through an investment advisor compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission and a portion of the dealer manager fee, and we will sell such stock for $7.44 per share, reflecting that sales commissions and a portion of the dealer manager fee in the amount of $0.56 per share will not be payable.

Sales to our Affiliates.  The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price.  We intend to use this “friends and family” program to allow our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, to purchase stock in our primary offering at a reduced price. The purchase price for such stock shall be $7.20 per share reflecting the fact that sales commissions and dealer manager fees in the aggregate amount of $0.80 per share which will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock. Our advisor and its affiliates are expected to hold their stock purchased as stockholders for investment and not with a view towards distribution. Sales to our affiliates will not count toward the minimum offering amount.

Sales Pursuant to Our Distribution Reinvestment Plan.  There are no sales commissions paid for sales under the distribution reinvestment plan. The purchase price for all purchases under the distribution reinvestment plan is $7.60 per share during our primary offering and 95% of the fair market value thereafter.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our stock will reduce the effective purchase price per share of stock to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all share of stock whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our stock as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

In accordance with the rules of the NASD, in no event will our total underwriting compensation, including but not limited to sales commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate, except for an additional amount of up to 0.5% of gross offering proceeds which may be paid for bona fide due diligence expenses. We may also reimburse the advisor for all expenses incurred by the advisor, the dealer manager and their affiliates in connection with this offering and our organization. Our advisor has agreed to reimburse us to the extent all of our offering expenses, including sales commissions, dealer manager fees, and organization and offering expenses (which do not include acquisition fees and acquisition expenses) incurred by us exceeds 13.5% of the gross offering proceeds, or if the aggregate of all organization and offering expenses, excluding sales commission and the dealer manager fees, exceeds 3.5% of gross proceeds from our primary offering. Upon effectiveness of proposed amendments to NASD Rule 2810, we may agree to reimburse the dealer manager for the dealer manager’s reimbursement of the bona fide due diligence expenses of broker dealers in excess of 0.5%; however, such amounts would still be subject to the 13.5% cap on all organization and offering expenses.

Organization and Offering Expenses

Expense	Maximum Percent of Gross Offering Proceeds
Sales commissions	7.0%
Dealer manager fee(1)	3.0%
All other organization and offering expenses(1)(2)	3.5%
Maximum we will pay	13.5%

(1)  Payable only on gross proceeds from our primary offering

(2)  Includes allowance for bona fide due diligence expenses.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our stock. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the training and education meetings will be borne by Cornerstone-sponsored programs, including us. Our estimated costs associated with these training and education meetings are included in our estimates of our organization and offering expenses.

We will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating broker agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Deferred Commission Option

Purchasers in this offering may agree with their participating broker-dealers and the dealer manager to have sales commissions due with respect to the purchase of their stock paid over a six year period pursuant to a deferred commission arrangement. In these instances, we will sell our shares at a reduced price and pay the participating broker-dealer a correspondingly reduced sales commission at the time of sale. The balance of the normal commission would be paid to the broker-dealer over six years out of the distributions that are declared and paid with respect to the reduced-priced shares sold through such broker-dealer. We have no obligation to pay the deferred commission. Our sole obligation is to remit payments to the participating broker-dealers and the dealer manager from funds otherwise payable to the stockholder who agreed to the deferred commission arrangement. In effect, the investor would pay the balance of the regular purchase price on a deferred basis by having future distributions reduced by the amount of the reduction in the original purchase price of the shares. The amount by which the investor’s distributions are reduced in these cases would be paid to the broker-dealer as deferred commissions.

More specifically, purchasers electing the deferred commission option will pay, on the date of purchase, $7.52 per share (rather than $8.00 per share) which includes a commission of $0.08 per share. For a period of six years following the date of purchase, an additional $0.08 per share will be deducted annually from distributions or other cash distributions otherwise payable to the purchaser and will be used to pay deferred commissions. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from distributions or other cash distributions otherwise payable to such stockholder. We may also use other deferred commission structures, but we will not pay total commissions in excess of 7% of the offering price of our common stock.

Stockholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for distributions otherwise payable to them with respect to their shares even though such distributions will be withheld and will instead be paid to satisfy commission obligations.

Investors who wish to elect the deferred commission option should make the election by checking the designated box on their Subscription Agreement. Electing the deferred commission option will authorize us to withhold distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option. We will not withhold more than $0.48 per share in the aggregate under the deferred commission option.

If at any time prior to the satisfaction of our remaining deferred commission obligations, we decide to list our shares for trading on a national securities exchange, or we begin a liquidation of our properties, we may accelerate the remaining commissions due under the deferred commission option. In either case, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, we will pay the amount of the remaining commissions due and deduct such amount from distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of us and our stockholders to pay any further deferred commissions will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our common stock. In the event of a liquidation of our properties, we will pay the amount of remaining commissions and deduct such amount from distributions or net sales proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

In addition, if you elect the deferred commission option and subsequently decide to participate in the share redemption program (which our board of directors has approved but delayed the adoption of) or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

•                  in the case of an election to sell your shares under the proposed share redemption program, you will be required to pay us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share redemption program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share redemption program; or

•                  if you request that we transfer your shares for any other reason, you will not be entitled to effect any such transfer until you first either:

•                  pay to us the unpaid portion of the remaining deferred commission obligation; or

•                  provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified five-year deferred commission period.

Legend

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that we will not issue shares in certificated form until such time, if ever, as we list our shares on a national securities exchange. However, if we do issue certificates representing our shares before we list our shares on a national securities exchange, then any shares subject to the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option, including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

Subscription Procedures

We will not complete the sale of any shares of stock unless we sell a minimum of $1,000,000 of our stock by          , 2008. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent,                   , in trust for the subscribers’ benefit, pending release to us. If we do not sell at least $1,000,000 of stock to the public by               , 2008, we will return all funds in the escrow account (including interest), and we will stop selling stock.

To purchase stock in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix A. Until we have raised the applicable offering amount, you should pay for your stock by check payable to “                   , as agent for Cornerstone Institutional Growth REIT, Inc.”  Once we have raised $1,000,000, unless you are a resident of the States of Minnesota, New York or Pennsylvania, you should make your check payable to “Cornerstone Institutional Growth REIT, Inc.”  If you are a resident of the States of Minnesota, New York or Pennsylvania your check should be made payable to “                       , as agent for Cornerstone Institutional Growth REIT, Inc.” until we have received aggregate proceeds from this offering of at least $2 million , $2.5 million and $13,333,334, respectively, after which time checks may be made payable to “Cornerstone Institutional Growth REIT, Inc.”  Pennsylvania residents should also note the special escrow procedures described below under “– Special Notice to Pennsylvania Investors.” After meeting the applicable minimum offering requirements, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. We may not accept a subscription for stock until at least five business days after the date you receive this prospectus. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Investors who desire to purchase stock during the offering period at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the applicable minimum initial purchase requirement in this offering. The minimum periodic investment is $100 per month. The opportunity to make periodic investments under the automatic investment plan is available only during the offering period.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•                  the amount of the investment;

•                  the date of the investment; and

•                  the number and price of the shares purchased by you; and

•                  the total number of shares in your account.

We will pay the same commissions, dealer manager fees and other offering expenses in connection with sales made under the automatic investment plan that we pay in connection with all other sales made in our primary offering of 50,000,000 shares, of which shares issued under the automatic investment plan are included. For this reason, at the time you complete your enrollment form for the automatic investment plan, you must still be associated with a participating broker-dealer and identify your registered representative and participating broker-dealer on your enrollment form. For purchases made after you enroll, unless we are notified in writing that you have changed your broker-dealer firm, we will continue to pay sales commissions and dealer manager fees to the broker-dealer you identified on your enrollment form.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. Your participation in the plan will also terminate should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus.

Suitability Standards

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•                  a net worth of at least $150,000; or

•                  gross annual income of at least $45,000 and a net worth of at least $45,000.

Residents of North Carolina, Ohio and Pennsylvania must meet higher suitability standards which are set forth under “Suitability Standards” on page i at the beginning of this prospectus and in the appendix to the subscription agreement.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Those selling stock on our behalf and broker-dealers recommending the purchase of our shares to their customers have the responsibility to make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, such distribution participants have a responsibility to ascertain that the prospective stockholder:

•                  meets the applicable minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•                  can reasonably benefit from an investment in our stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•                  is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•                  has apparent understanding of:

•                  the fundamental risks of the investment;

•                  the risk that the stockholder may lose the entire investment;

•                  the lack of liquidity of the stock;

•                  the restrictions on transferability of the stock;

•                  the background and qualifications of our advisor and its affiliates; and

•                  the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling stock on our behalf must use their best efforts to cause to be maintained, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial purchase, you must invest at least $2,000, except for IRAs, Keoghs and tax-qualified retirement plans which must invest a minimum of $1,000. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase amount for New York investors is $2,500, except for IRAs, which must invest a minimum of $1,000.

Until our stock is listed on a national securities exchange, you may not transfer your stock in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and by operation of law.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $26,666,667 million, you are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $1,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $13,333,334 in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent,                               , in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $13,333,334 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, without interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return your check if the escrow agent has not yet collected on it) to each subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $13,333,334 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive refunds with interest from the day after the expiration of the initial 120-day period.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the stock, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

We are offering stock only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, will be consistent with the prospectus and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Certain legal matters have been passed upon for us by DLA Piper US LLP. The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax consequences have been reviewed by DLA Piper US LLP and DLA Piper US LLP will provide us with its opinion as to certain federal income tax matters relating to an investment in our shares of stock. DLA Piper US LLP, has also represented our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. The legality of the shares being offered hereby will be passed upon for us by DLA Piper US LLP.

EXPERTS

The consolidated balance sheet of Cornerstone Institutional Growth REIT, Inc as of November 15, 2006 included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion), and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of the offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.

We also maintain an Internet site at http://www.cornerstonerealestatefunds.com at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use this service. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

INDEX TO CONSOLIDATED FINANCIAL STATEMENT AND

PRIOR PERFORMANCE TABLES

CONSOLIDATED FINANCIAL STATEMENT:

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheet at November 15, 2006	F-3
Notes to Consolidated Financial Statement	F-4

PRIOR PERFORMANCE TABLES:

Prior Performance Tables	P-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Director and Stockholder

Cornerstone Institutional Growth REIT, Inc.

We have audited the accompanying consolidated balance sheet of Cornerstone Institutional Growth REIT, Inc. and subsidiary (the “Company”) as of November 15, 2006. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Cornerstone Institutional Growth REIT, Inc. as of November 15, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
Costa Mesa, California
December 20, 2006

CORNERSTONE INSTITUTIONAL GROWTH REIT, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET AT NOVEMBER 15, 2006

November 15,
2006

ASSETS
Cash and cash equivalents	$201,000
Total assets	$201,000

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities	$—

Minority interest	200,000

Commitments and contingencies (Note 9)

Stockholder’s equity:
Common stock, $.01 par value; 580,000,000 shares authorized; 125 shares issued and outstanding at November 15, 2006	1
Preferred Stock, $.01 par value, 20,000,000 shares authorized; none issued	—
Additional paid-in capital	999

Total liabilities and stockholder’s equity	$201,000

See notes to consolidated financial statement

CORNERSTONE INSTITUTIONAL GROWTH REIT, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

1.         Organization

Cornerstone Institutional Growth REIT, Inc., a Maryland corporation (the “Company”), was formed on October 16, 2006 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning commercial real estate. The Company is newly formed and is subject to the general risks associated with a start-up enterprise, including the risk of business failure. As used in this report, “the Company,” “we,” “us,” and “our” refer to Cornerstone Institutional Growth REIT, Inc.

Our Advisor is CIPLFA Advisors, LLC (the “Advisor”), a Delaware limited liability company formed on October 16, 2006, and an affiliate of us. The advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf under the terms of an Advisory Agreement.

On November 14, 2006, Terry G. Roussel our President and CEO, purchased 125 shares of common stock for $1,000 and became our initial stockholder. Our articles of incorporation authorize 580,000,000 shares of common stock with a par value of $.01 and 20,000,000 shares of preferred stock with a par value of $.01. We will offer a minimum of 125,000 (the “Minimum Number of Shares”) and a maximum of 62,500,000 shares of common stock, consisting of 50,000,000 shares for sale to the public (the “Primary Offering”) and 12,500,000 shares for sale pursuant to the our distribution reinvestment plan (collectively, the “Offering”). As of November 15, 2006, we had engaged only in organization and offering activities, and no shares had been sold in the Primary Offering. We have retained Pacific Cornerstone Capital, Inc. (“PCC”), an affiliate of the Advisor, to serve as the dealer manager for the Primary Offering. PCC is responsible for marketing our shares being offered pursuant to the Primary Offering. We intend to invest the net proceeds from the Offering primarily in investment real estate including industrial real estate located in major metropolitan markets in the United States. As of November 15, 2006, we had neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that we will invest.

Cornerstone Institutional Growth Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) was formed on October 17, 2006. On November 9, 2006, the Advisor purchased a 99% limited partnership interest in the Operating Partnership for $200,000 and on November 14, 2006 we purchased a 1% general partner interest for $1,000. We expect to conduct all or a portion of our operations through the Operating Partnership. Our financial statements and the financial statements of the Operating Partnership are consolidated in the accompanying consolidated financial statement. All significant intercompany accounts and transactions have been eliminated in consolidation.

Our articles of incorporation require, within five years from the closing of the Offering, our board of directors to take one or more of the following actions to provide enhanced liquidity for our stockholders:

•                  seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•                  list our stock for trading on a national securities exchange; or

•                  seek stockholder approval of another liquidity event such a merger with another entity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

NOVEMBER 15, 2006

2.         Summary of Significant Accounting Policies

Cash and Cash Equivalents

We consider all short-term, highly liquid investments that are readily convertible to cash with a maturity of three months or less at the time of purchase to be cash equivalents.

Real Estate Purchase Price Allocation.

We will account for all acquisitions in accordance with Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard No. 141, “Business Combinations” (“FAS 141”). Upon acquisition of a property, we will allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, buildings, tenant improvements, leasing commissions and intangible assets including in-place leases and above market and below market leases. We allocate the purchase price to the fair value of the tangible assets of an acquired property by valuing the property as if it were vacant. The value of the building will be depreciated over an estimated useful life of 39 years.

The purchase price will be further allocated to in-place lease values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the respective tenant.  The value of in-place lease intangibles, which will be included as a component of investments in real estate, will be amortized to expense over the remaining lease term. If a lease is terminated prior to its expiration, the unamortized portion of the tenant improvements, leasing commissions, above and below market leases and the in-place lease value will be immediately charged to expense.

Acquired above and below market leases will be valued based on the present value of the difference between prevailing market rates and the in-place rates over the remaining lease term. The value of acquired above and below market leases will be amortized over the remaining non-cancelable terms of the respective leases as an adjustment to rental revenue. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and above or below market lease value will be charged to expense.

Evaluation of Possible Impairment of Real Property Assets

Management will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate assets, including those held through joint ventures may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate assets may not be recoverable, we will assess the recoverability of the real estate assets by determining whether the carrying value of the real estate assets will be recovered through the undiscounted future operating cash flows expected from the use of the asset and its eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate assets to the fair value and recognize an impairment loss. Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of certain assumptions in the future cash flows analysis could result in an incorrect assessment of the property’s future cash flows and fair value and could result in the overstatement of the carrying value of our real estate assets and net income if those assumptions ultimately prove to be incorrect.

Consolidation Considerations for our Investments in Joint Ventures

The FASB issued Interpretation No. 46 (“FIN 46R”) (revised December 2003), “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“ARB 51”), which addresses how a business enterprise should evaluate whether it has a controlling interest in an entity through means other than voting rights and accordingly should consolidate the entity. Before concluding that it is appropriate to apply the ARB 51 voting interest consolidation model to an entity, an enterprise must first determine that the entity is not a variable interest entity (VIE). We will evaluate, as appropriate, our interests, if any, in joint ventures and other arrangements to determine if consolidation is appropriate.

Revenue Recognition and Valuation of Receivables

Our revenues, which will be comprised largely of rental income, will include rents reported on a straight-line basis over the initial term of the lease. Because our leases may provide for rental increases at specified intervals, we will be required to straight-line the recognition of revenue, which will result in the recording of a receivable for rent not yet due under the lease terms.

Depreciation of Real Property Assets

Our management will be required to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of the asset to determine the appropriate useful lives.

Depreciation of our assets is expected to be charged to expense on a straight-line basis over the assigned useful lives.

Organization and Offering Costs

Our advisor will fund organization and offering costs on our behalf.  We are required to reimburse the Advisor for such organization and offering costs up to 3.5% of the cumulative capital raised in the Primary Offering.  Offering costs will be recorded as an offset to additional paid-in capital, and organization costs will be recorded as an expense at the time we become liable for the payment of these amounts.

Minority Interest in Consolidated Subsidiary

Due to our control through our general partnership interest in the Operating Partnership and the limited rights of the limited partner, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as minority interest in the accompanying balance sheet.

Income Taxes

We expect to make an election to be taxed as a Real Estate Investment Trust (“REIT”), under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) and expect to be taxed as such beginning with our taxable year ending December 31, 2007.  To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of the REIT’s ordinary taxable income to stockholders.  As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.  If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions.  Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

However, we believe that we will be organized and operate in such a manner as to qualify for treatment as a REIT and intend to operate in the foreseeable future in such a manner that we will remain qualified as a REIT for federal income tax purposes.

Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Use of Estimates

The preparation of the balance sheets in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheets and accompanying notes. Actual results could materially differ from those estimates.

3.         Related Party Transactions

Advisory and Dealer Manager Agreements

We do not expect to have any employees.  Our Advisor will be primarily responsible for managing our business affairs and carrying out the directives of our board of directors.  We expect to execute an Advisory Agreement with the advisor and a dealer manager agreement with PCC, which will entitle the Advisor and PCC to specified fees and incentives upon the provision of certain services with regard to the Offering and investment of funds in real estate projects, among other services, as well as reimbursement for organization and offering costs incurred by the Advisor on our behalf and reimbursement of certain costs and expenses incurred by the Advisor in providing services to us.

Organization and Offering Costs

Organization and offering costs of the Offering are being paid by the Advisor on our behalf and will be reimbursed to the Advisor from the proceeds of the Offering.  Organization and offering costs consist of all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to, (i) amounts to reimburse our Advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the offering of our shares; (iii) our costs of conducting our training and education meetings; (iv) our costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide due diligence expenses.   In no event will we have any obligation to reimburse the Advisor for organization and offering costs totaling in excess of 3.5% of the gross proceeds from the Primary Offering.  As of November 15, 2006, approximately $957,500 of organization and offering costs had been incurred by the Advisor and its affiliates on behalf of us. These costs are not recorded in the accompanying balance sheet as of November 15, 2006 because such costs are not our liability until the Minimum Number of Shares are sold.

Dealer Manager Agreement

PCC, as dealer manager, will be entitled to receive a sales commission of up to 7% of gross proceeds from sales in the Primary Offering and a dealer manager fee equal to up to 3% of gross proceeds from sales in the Primary Offering.  PCC is also entitled to receive a reimbursement of bona fide due diligence expenses up to 0.5% of the gross proceeds from sales in the Primary Offering.  The Advisory Agreement requires the Advisor to reimburse us to the extent that offering expenses including sales commissions, dealer manager fees and organization and offering expenses (but excluding acquisition fees and acquisition expenses) are in excess of 13.5% of gross proceeds from the Offering.

Employee and Director Incentive Stock Plan

We expect to adopt an Employee and Director Incentive Stock Plan (“the Plan”) which will provide for the grant of awards to our directors and full-time employees (should we ever have employees), directors and full-time employees of the Advisor, affiliate entities and full-time employees of entities that provide services to the us, and certain consultants to us and to the Advisor or to entities that provide services to us. Awards granted under the Plan may consist of nonqualified stock options, incentive stock options, restricted stock, share appreciation rights, and dividend equivalent rights. The term of the Plan is 10 years. The total number of shares of common stock reserved for issuance under the Plan is equal to 10% of our outstanding shares of stock at any time. No awards have been granted under the Employee and Director Incentive Stock Plan.

4.         Commitments and Contingencies

Distribution Reinvestment Plan

We plan to adopt a distribution reinvestment plan that will allow our stockholders to have dividends and other distributions otherwise distributable to them invested in additional shares of our common stock. We have registered 12,500,000 shares of its common stock for sale pursuant to the dividend reinvestment plan. The purchase price per share is to be the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days prior written notice to stockholders.

Proposed Stock Repurchase Program

We expect to adopt a stock repurchase program that would enable our stockholders to sell their stock to us in limited circumstances. We could choose not to adopt the proposed stock repurchase program or to amend its provisions without stockholder approval. As long as our common stock is not listed on a national securities exchange, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed by us. We may redeem the shares of stock presented for redemption for cash to the extent that we has sufficient funds available to fund such redemption. The amount that we may pay to redeem stock is expected to be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	As determined by our board of directors

The stock repurchase price is further subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale. You will not be charged any fees for participating in our stock repurchase program.

Redemption Rights

The limited partners of our Operating Partnership will have the right to cause our Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at the our option, we may purchase their limited partnership units by issuing one share of its common stock for each limited partnership unit redeemed. These rights may not be exercised under certain circumstances which could cause us to lose our REIT election. Furthermore, limited partners may exercise their redemption rights only after their limited partnership units have been outstanding for one year.

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present information regarding private placement programs previously sponsored by affiliates of the advisor. The information presented in the tables represents unaudited historical experience of eight private real estate programs organized and managed by affiliates of the advisor. The prior private programs used substantial amounts of acquisition debt and had investment policies and objectives different than ours. This information should not be considered as indicative of the results to be obtained by any investment in our company. The information contained in these tables does not relate to any properties our company may acquire and the purchase of the units will not create any ownership interest in the programs included in these tables.

We intend to utilize a moderate amount of leverage when acquiring properties to generate maximum cash flow from operations, with returns also anticipated from property value appreciation. Our company does not have significant tax shelter features. The prior private placement programs of the affiliates were oriented more towards capital growth with a modest near-term emphasis on cash flow.

The tables described below contain information on the prior programs, but none of the information in the tables is covered by the report of an independent certified public accountant. The purpose of the Tables is to provide information from the prior performance of the affiliates of the advisor. For a narrative summary of the prior performance of the affiliates of the advisor, see “Prior Performance” in the text of the prospectus.

Table I—Experience in Raising and Investing Funds

Table I summarizes information of the previous performance of the affiliates of our advisor in raising funds through programs the offering of which closed during the years 2003 through 2005. The information in Table I is unaudited.

Table II—Compensation to Sponsor and Affiliates

Table II summarizes the compensation paid to affiliates of our advisor during the years 2003 through 2005 for all programs, the offering of which closed during such period. The information in Table II is unaudited.

Table III—Operating Results from Prior Programs

Table III summarizes the operating results for programs the offerings of which were closed during the years 2001 through 2005. The basis for accounting is indicated on each program report. Generally, the information is presented on a Generally Accepted Accounting Principles (GAAP) basis. The information in Table III is unaudited.

Table IV—Results of Completed Programs

Table IV summarizes the operating and disposition results of programs that have completed operations (no longer hold properties) during the years 2001 through 2005. The information in Table IV is unaudited.

Table V—Results of Completed Programs

Table V sets forth information about completed programs sponsored by affiliates of our advisor from 1999 through 2005. The information in Table V is unaudited.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
January 1, 2003 through December 31, 2005
(Unaudited)

	Cornerstone Realty Fund, LLC
Dollar amount offered	$50,000,000
Dollar amount raised (100%)	$50,000,000
Less offering expenses:
Selling commissions and discounts	3,581,138	(1)
Marketing support fee	940,000
Expenses reimbursed to dealer manager	500,000
Due diligence expense allowance fee	250,000
Other organizational and offering expenses	2,000,000
Reserves	0
Amount Available for Investment	$42,728,862
Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment	39,066,178	(2)
Acquisition fees	0
Total acquisition costs	39,066,178
Percent leverage (mortgage financing divided by total acquisition cost)	0.00%
Date offering began	August 7, 2001
Length of offering (in months)	48 months
Months to invest 90% of amount available for investment	59 months

(1)          Substantially all of this amount was paid to unaffiliated broker dealers.

(2)          At June 30, 2006.

TABLE II
COMPENSATION TO SPONSOR
January 1, 2003 through December 31, 2005
(Unaudited)

Type of Compensation	Cornerstone Realty Fund, LLC
Date offering commenced	August 7, 2001
Dollar amount raised	$50,000,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$3,581,138
Marketing support fee	940,000
Non-accountable expense allowance	500,000
Due diligence fees	250,000
$5,271,138
Dollar amount of cash generated from operations before deducting payments to sponsor	$2,010,466
Amount paid to sponsor from operations:
Property management fees	$8,716
Partnership management fees	0
Reimbursements	0
Lease commissions	0
Other (identify and quantify)	0
$8,716
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	0
Notes	0
0
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	0
Incentive fees	0

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(Unaudited)
CORNERSTONE REALTY FUND, LLC

	2001	2002	2003	2004	2005
Gross Revenues	$—	$131,335	$887,690	$1,285,180	$2,131,135
Profit on sale of properties	—	—	—	—	—
Other Income	8,319	51,777	25,542	39,095	290,841
Less: Operating expenses	125,049	252,217	472,958	731,247	1,337,393
Interest expense	27,592	8,358	3,993	—	—
Depreciation & amortization	663	16,333	115,063	227,454	456,308
Net Income-(loss) GAAP Basis	$(144,985)	$(93,796)	$321,218	$365,574	$628,275
Taxable Income (loss)
—from operations	$(144,985)	$(93,796)	$321,218	$365,574	$628,275
—from gain on sale (ordinary income)	—	—	—	—	—
—from gain on sale (capital gain)	—	—	—	—	—
Cash (deficiency) generated from operations	(144,322)	(77,463)	436,281	711,938	1,325,355
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash (deficiency) generated from operations, sales and refinancing	(144,322)	(77,463)	436,281	711,938	1,325,355
Less: Cash distributions to investors
—from operating cash flow	—	—	353,590	711,938	1,325,355
—from sales and refinancing	—	—	—	—	—
—capital contribution from managing member	—		174,103	—	412,035
—from return of capital	4,868	—	—	235,611	75,555
	4,868	—	527,693	947,549	1,812,945
Cash generated (deficiency) after cash distributions	(149,190)	(77,463)	(91,412)	(235,611)	(487,590)
Special items:
—Net proceeds from offering	2,768,602	5,313,958	6,692,090	11,668,875	18,266,507
—Capital contribution from managing member, net	18,862	—	174,103	—	412,035
—Advances from (Repayments to) Managing Member	33,258	(187,480)	(134,040)	59,839	—
—Purchases of Office Equipment	—	—	—	—	—
—Deferred Offering Costs	(123,720)	(237,500)	(299,020)	(520,180)	(819,580)
—Change in Working Capital	(59,239)	214,051	44,334	(405,539)	449,074
—Property acquisitions and improvements	—	(6,455,692)	(5,984,796)	(237,768)	(16,125,283)
—Decrease in borrowings secured by property	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$2,488,573	$(1,430,126)	$401,259	$10,329,616	$1,695,163
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$(47.39)	$(16.15)	$26.49	$16.67	$14.94
—from 1231 gain	0.00	0.00	0.00	0.00	0.00
Capital gain (loss)	0.00	0.00	0.00	0.00	0.00
Cash Distributions to Investors
Source (on GAAP basis)
—Investment income	0.00	0.00	29.15	32.47	31.51
—Return of capital	1.59	0.00	0.00	10.74	1.80
—Other	0.00	0.00	14.36	0.00	9.80
Source (on cash basis)
—Operations	1.59	0.00	29.15	43.21	33.30
—Refinancing	0.00	0.00	0.00	0.00	0.00
—Sales	0.00	0.00	0.00	0.00	0.00
—Other	1.59	0.00	14.36	0.00	9.80
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	100%	100%	100%	100%	100%

Prior performance is not indicative of future results.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
For the Period January 1, 2001—December 31, 2005
(Unaudited)

	White Star Phase I	Carson Industrial Partners Phase II		The Park
Dollar amount raised	$3,524,603	$2,223,323		$544,635
Number of properties purchased	Thirteen	Seven		Eighteen
Date of closing of offering	2/4/1999	4/14/1997		11/22/1993
Date of first sale of property	9/20/1999	7/21/2000		12/30/1994
Date of final sale of property	12/20/2002	4/26/2002		2/8/2001
Tax and distribution data per $1,000 investment
Federal income tax results:
Ordinary income (loss):
From operations	(36.9)	(128.1)		(3,315.2)
From recapture or holding period	765.7	0.0		0.0
Gross capital gain	227.2	1,796.4		6,350.8
Deferred gain:	0.0	0.0		0.0
Cash distributions to investors:
Source (on GAAP basis)
Investment income	956.3	1,869.8		3,763.1
Return of capital	1,000.0	1,000.0		1,000.0
Source (cash basis):
Sales	1,992.9 (1)	2,709.9	(1)	4,763.1	(1)
Refinancing	0.0	0.0		0.0
Operations	(36.5)	159.9		0.0
Other	0.0	0.0		0.0

(1)          This program was included with other programs that were reported by a single partnership entity. All of the programs were financed by an umbrella loan. Upon disposition of properties the lender may have required a pay down on the umbrella loan in an amount greater than the debt that was allocated to it.

Prior performance is not indicative of future results.

TABLE V
RESULTS OF COMPLETED PROGRAMS FOR THE PERIOD
January 1, 1999 Through December 31, 2005
(Unaudited)

					Total
				Average	Acquisition				Annualized
				Holding	and		Profit	Sales	Sales
		Date	Date of	Period	Improvement	Net Sales	from	Profit	Profit
	Project Name	Acquired	Final Sale	(Years)	Cost ($)(1)	Price ($)(2)	Sales ($)	(%)(3)	(%)(4)
1	White Star I	2/5/1999	12/20/2002	2.5	11,943,610	15,250,855	3,307,245	27.7%	11.08%
2	White Star Phase II	2/5/1999	9/17/1999	0.6	4,462,458	4,570,830	108,372	2.4%	3.96%
3	Carson Phase II	8/15/1997	4/26/2002	3.9	6,474,508	10,093,703	3,619,195	56.5%	14.90%
4	The Park	11/22/1993	2/8/2001	6.5	3,204,187	4,797,947	1,593,760	50.2%	7.84%
5	Tamarack	4/4/1993	12/13/2000	6.7	1,240,796	1,649,848	409,052	34.8%	5.21%
6	Van Buren	5/31/1995	2/4/2000	4.1	1,854,165	2,999,903	1,145,738	61.7%	15.36%
7	Torrance Amapola Partners	12/15/1995	1/7/2000	4.1	4,795,045	6,597,929	1,802,884	37.6%	9.25%
8	Walnut II	7/2/1992	4/9/1999	6.8	530,248	697,893	167,645	31.6%	4.67%
9	Westlake II	12/22/1993	10/13/1999	5.7	1,380,423	2,260,409	879,986	63.8%	11.15%
10	Baldwin Business Park	12/5/1996	8/30/1999	2.7	6,945,313	8,420,579	1,475,266	21.2%	7.77%
	Totals			4.4	42,830,753	57,339,896	14,509,143	33.9%	7.70%

Notes:

(1)          Total Acquisition and Improvement Costs ($) includes total acquisition costs, capital improvements, closing and soft costs, but does not include carrying costs of mortgage financing on the properties.

(2)          The Net Sales Price ($) is the sales price of the properties less all escrow closing costs, including sales commissions, title insurance and escrow fees.

(3)          Sales Profit (%) is Profit from Sales ($) divided by the Total Acquisition and Improvement Cost ($).

(4)          Annualized Sales Profit (%) represents gains on sales of properties, which is in addition to cash flow from rental operations. The Annualized Sales Profit (%) is the Sales Profit (%) divided by the Average Holding Period (Years).

Prior performance is not indicative of future results.

APPENDIX A
SUBSCRIPTION AGREEMENT (SAMPLE)
WITH INSTRUCTIONS

Cornerstone Institutional Growth REIT, Inc.

1920 Main Street, Suite 400

Irvine, California 92614

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of Cornerstone Institutional Growth REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable during the escrow impound period to “                    ” and following the escrow impound period to “Cornerstone Institutional Growth REIT, Inc.”

I hereby acknowledge receipt of the Prospectus of the Company dated                    , 2007 (the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. If I am investing during the escrow impound period, I acknowledge that                     is merely acting as an escrow agent.                     has done no due diligence on the offering and has not endorsed, recommended or guaranteed the purchase, value or repayment of any securities purchased. SALE OF SHARES PURSUANT TO THIS SUBSCRIPTION AGREEMENT WILL NOT BE EFFECTIVE UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE AN INVESTOR HAS RECEIVED A FINAL PROSPECTUS AND UNTIL THE INVESTOR HAS RECEIVED A CONFIRMATION OF PURCHASE.

Prospective investors should be aware that:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Company’s Articles of Incorporation, as amended, and Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

REGISTRATION OF SHARES

The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription Agreements must be executed and supporting material must be provided in accordance with these requirements.

1. INDIVIDUAL OWNER: One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Each joint tenant must sign.

3. TENANTS IN COMMON: Each tenant in common must sign.

4. COMMUNITY PROPERTY: Only one investor must sign.

5. PENSION OR PROFIT SHARING PLANS: The trustee must sign the Signature Page.

6. TRUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. CORPORATION: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.

8. PARTNERSHIP: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Subscription Agreement Signature Page. In the case of an investment by a general partnership, all partners must sign.

9. LIMITED LIABILITY COMPANY: Identify whether the entity is manager managed or member managed. Each manager must be identifies and must sign the Subscription Agreement Signature Page.

10. IRAS, IRA ROLLOVERS AND KEOGHS: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1. INVESTMENT. A minimum investment of $2,000 (250 Shares) $1,000 (200 Shares) for IRAs, Keoghs and Tax Qualified Plans] is required, except for certain states, which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE DURING THE ESCROW IMPOUND PERIOD TO THE ORDER OF “                 ” AND FOLLOWING THE ESCROW IMPOUND PERIOD TO THE ORDER OF “CORNERSTONE INSTITUTIONAL GROWTH REIT, INC.” The Company will not accept cash, starter or counter checks, money orders or travelers’ checks due to anti-money laundering considerations. Please indicate the state in which the sale was made.

2. ADDITIONAL INVESTMENTS. Please check the box if you intend to make additional investments.

3. TYPE OF OWNERSHIP. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

4. REGISTRATION NAME AND ADDRESS. Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 4, the investor is certifying that the taxpayer or social security number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

5. INVESTOR NAME AND ADDRESS. Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

6. SUITABILITY. Only persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards” may purchase Shares. Please complete this Section so that the Company and your Broker-Dealer can asses whether your subscription is suitable given your financial condition and investment objective. The Company and the Broker-Dealer named on the Subscription Agreement Page in writing if at any time he/she fails to meet the applicable suitability standards or he/she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

7. CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS. Please initial where indicated if you consent to receiving documents from the Company electronically.

8. SUBSCRIBER SIGNATURES. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

9. DISTRIBUTION REINVESTMENT PLAN. By electing the Distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. If cash distributions are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

10. BROKER-DEALER OR INDEPENDENT INVESTMENT ADVISER. Who must sign this Section? If the investment is made through an investment adviser unaffiliated with a broker-dealer (“Independent Investment Adviser”), this Section 8 must be signed by an authorized representative of the Investment Adviser. Otherwise, this section must be signed by an authorized representative of the participating Broker-Dealer.

Required Representations.  By signing this section, the Broker-Dealer or Independent Investment Adviser represents that it has made every reasonable effort to determine that the purchase of Shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker-Dealer or Independent Investment Adviser ascertained that the prospective stockholder:

•             meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

•             can reasonably benefit from an investment in the stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•             is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•             has apparent understanding of:

•              the fundamental risks of the investment;

•              the risk that the stockholder may lose the entire investment;

•              the lack of liquidity of the stock;

•              the restrictions on transferability of the stock;

•              the background and qualifications of our advisor and its affiliates; and

•              the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker-Dealer or Independent Investment Adviser agrees to maintain records of the information used to determine that an investment in stock is suitable and appropriate for the stockholder for a period of six years.

In addition, the registered representative of a Broker-Dealer represents that he or she and the Broker-Dealer are duly licensed to offer the stock in the state where the investment was made and in the state of the investor’s address set forth in Section 1 of the Subscription Agreement Signature Page. An Independent Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Regular Commission or Deferred Commission Option.  Broker-Dealers should select either the regular commission structure or the deferred commission option. “Full commission” may not be selected if the investment is made through an Independent Investment Advisor compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker-Dealer, its retirement plan or its representative (or the retirement plan or family members of its representative).

SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE. The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements may be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (949) 852-1007

CORNERSTONE INSTITUTIONAL GROWTH REIT, INC.

Subscription Agreement Signature Page

(See the Prospectus for Subscription Agreement with Instructions)

1. INVESTMENT

Total $ Invested (# Shares × $5 = $ Invested) Minimum
	Purchase: $2,000 ($1,000 for IRAs, Keoghs or Qualified	Primary State of
# of Shares	Plans)	Residence

☐	Initial Investment	☐	Additional Investment (minimum $100)

☐  Check this box to elect the Deferred Commission Option, as described in the Prospectus. (Broker-Dealer listed below must agree to this election.)

☐  Check this box if you are purchasing Shares from a registered investment advisor in a fee only account. (Advisor listed below must agree to this election.)

2. ADDITIONAL INVESTMENTS

☐  Please check the box if you intend to make additional investments in the Company.

If additional investments are made, please include social security number or other tax identification number on your check. All additional investments must be made in increments of $100. By checking this box, you agree to notify the Company in writing if at any time you fail to meet the suitability standards or are unable to make the representations in Section 6.

3. TYPE OF OWNERSHIP

See “Registration of Shares” in the Subscription Agreement for a description of ownership types.

☐	Individual	☐	Keogh**	☐	Trust/Trust Type**

☐	Joint Tenant with Right of Survivorship*	☐	Qualified Pension Plan**		(Specify, i.e. Family, Living, Revocable, Irrevocable)

☐	Tenants in Common*	☐	Qualified Profit Sharing Plan**	☐	Limited Liability Company** (Specify, i.e. Manager or Member Managed)
☐	Community Property*	☐	Corporation	☐	Partnership/Type**

☐	IRA**	☐	Transfer on Death (Can be chosen in conjunction with other ownership types. Not allowed by all states.)

*    Two names and signatures required in Section 8

**  Complete both Sections 4 and 5 and provide supporting documentation

4. REGISTRATION NAME AND ADDRESS

Please print name(s) in which shares are to be registered. Include trust name if applicable

Name (include Mr., Mrs., Dr. etc.):	Social Security Number

Street Address			Tax I.D. Number (if applicable)

City	State	Zip	Occupation

Home Phone Number		Business Phone Number	Email Address	Date of Birth

5. INVESTOR NAME AND ADDRESS (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

Name (include Mr., Mrs., Dr. etc.):	Social Security Number

Street Address			Tax I.D. Number (if applicable)

City	State	Zip	Occupation

Home Phone Number		Business Phone Number	Email Address	Date of Birth

6. SUITABILITY

Occupation	Annual Income	Net Worth

Investment Objectives

Nature of Other Investments or Securities Holdings

7. CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail may or may not contain the actual document. If not, the notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer.

(b) I acknowledge documents distributed electronically may be distributed in Adobe’s Portable Document Format (PDF). The Adobe Acrobat Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format.

(c) I acknowledge that I may receive at no cost from the deliverer(s) a paper copy of any documents delivered electronically if I contact the deliverer by regular mail (1920 Main Street, Suite 400, Irvine, California 92614).

(d) For the above named issuer the documents will be maintained for a minimum of 6 months (unless the document earlier superseded by subsequent document) and a maximum of 12 months from the date of posting to the web site. Specific cancellation dates will be noted on the documents themselves.

(e) I understand that I will be provided with a paper copy of any document intended to be delivered electronically, if we are made aware that electronic delivery has failed.

(f) I understand that my consent may be revoked or changed, including any change in electronic mail address to which documents are delivered at any time by notifying the deliverer of such revised or revoked consent by regular mail (1920 Main Street, Suite 400, Irvine, California 92614).

(g) I understand that I am not required to consent to electronic delivery.

I have read and understand this “Consent to Electronic Delivery of Documents” and consent to the electronic delivery of the documents that the deliverer elects to deliver to me electronically, all in accordance with my instructions above or otherwise in writing. This includes documents filed with the Securities and Exchange Commission including but not limited to prospectus supplements, 10Ks, 10Qs, 8Ks, and proxy statements as well as press releases, regular distribution reports, 1099s and other documents provided to the company’s stockholders generally.

Initials	Initials

8. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is his or her correct Taxpayer Identification number (or he or she is waiting for a number to be issued to him or her ) and (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 2. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or if my primary residence is in North Carolina, Ohio and Pennsylvania that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards” and specifically acknowledged by me on the appendix to this Subscription Agreement.

Initials	Initials

I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.
Initials	Initials

I am a citizen of the United States.
Initials	Initials

I am not a citizen of the United States
Initials	Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor, Trustee, Custodian or	Signature of Joint Owner, if applicable	Date
Administrator (Must be signed by Trustee(s) if
IRA, KEOGH or Qualified Plan)

Notice to Subscribers. The sale of shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date the subscriber has received a final prospectus and until the subscriber has received a confirmation of purchase.

9. DISTRIBUTIONS

☐       Check this box to participate in the Distribution Reinvestment Plan.

☐       Check this box and complete below ONLY to direct distributions to a party other than registered owner.

Name (include Mr., Mrs., Dr. etc.):	Street Address

Account Number	City	State	Zip

10. BROKER-DEALER (TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete the order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer and may lawfully offer shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker/Dealer Name	Broker Dealer Street Address

Broker/Dealer Phone Number	City	State	Zip

Registered Rep Name	Rep Street Address

Rep Phone Number	City	State	Zip

Rep Email Address

☐	Check this box to agree Deferred Commission	☐	Check this box to agree to a regular
	Option or Advisor Fee only account.		commission structure.

Registered Representative Signature	Broker/Dealer Signature, if Required	Date

11. SUITABILITY STANDARDS

For North Carolina Residents
Initials	Initials	I meet one of the following suitability standards:
(1) a net worth of at least $225,000 (not including home, home furnishings and automobiles); or
(2) gross annual income of at least $60,000 and a net worth of at least $60,000,000 (not including home, home furnishings and automobiles).

For Ohio Residents
Initials	Initials	My investment in this program and all other Cornerstone programs does not exceed 10% of my net worth and I meet one of the following suitability standards:
(1) a net worth of at least $250,000; or
(2) gross annual income of at least $70,000 and a net worth of at least $70,000
For Pennsylvania Residents
Initials	Initials	I am not investing more than 10% of my net worth, excluding home, home furnishings and automobiles.

12. PAYMENT AND MAILING

SUBMISSION INSTRUCTIONS

Mail completed subscription agreement with all signatures

and check made payable to:

Escrow #:
c/o Cornerstone Institutional Growth REIT, Inc.
1920 Main Street, Suite 400
Irvine, California 92614
Wiring Instructions:

ABA:
A/C
Ref: Cornerstone Institutional Growth REIT, Inc. Escrow #
Attn:

© 2006 Cornerstone Real Estate Funds, Securities Offered Through Pacific Cornerstone Capital, Inc. Member NASD and SPIC.

[C-CB-01]

13. ACCEPTANCE

Managing Member Authorized Signature	Date

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

Cornerstone Institutional Growth REIT, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Charter unless otherwise defined herein.

1.  Distribution reinvestment.  As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s Initial Public Offering, or (ii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who elect to participate in the DRIP, the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRIP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Cornerstone Institutional Growth Operating Partnership, L.P. (the “Partnership”) who (i) acquire such interest in the Partnership pursuant to the Partnership’s private placement of its limited partnership units (the “Private Placement”), or (ii) pursuant to any other transactions of the Partnership, and who elect to participate in the DRIP (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (also referred to as “Distributions” for purposes of this DRIP), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of the Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.  Effective Date.  The DRIP will become effective on the effective date of the Company’s initial public offering. Any amendment to the DRIP shall be effective as provided in Section 9.

3.  Procedure for Participation.  Any Stockholder or holder of OP Interests, who purchases Shares pursuant to the Initial Public Offering or any Future Offering, or OP Interests pursuant to the Private Placement or other Partnership transaction and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization. Shares will be purchased under the DRIP on the date that Distributions are paid by the Company or the Partnership, as the case may be. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.  Purchase of Shares.  Participants may acquire up to 12,500,000 DRIP Shares from the Company at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock as estimated by our board of directors or a firm chosen by our board of directors, until the earliest of (i) the date that all of the DRIP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRIP Shares. Participants in the DRIP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRIP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the DRIP may (but are not required to) be supplied from: (a) the DRIP Shares registered with the SEC in connection with the Company’s Initial Public Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the DRIP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRIP in a secondary market (if available) or on a national stock exchange (if listed) (the “Secondary Market”).

B-1

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRIP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRIP may be at prices lower or higher than the Share price which will be paid for the DRIP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRIP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRIP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRIP, the Company is in no way obligated to do either, in its sole discretion.

5.  Taxation of Distributions.  The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

6.  Stock Certificates.  The ownership of the Shares purchased through the DRIP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7.  Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

8.  Termination by Participant.  A Participant may terminate participation in the DRIP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Shares. Any transfer of OP Interests by a Participant to a non-Participant at any time will terminate participation in the DRIP with respect to the transferred OP Interests. Upon termination of DRIP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder or holder OP Interests in cash.

9.  Amendment or Termination of DRIP by the Company.  The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRIP for any reason upon 10 days’ written notice to the Participants.

10.  Liability of the Company.  The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

Until       , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 16 to read about risks you should consider before buying shares of our stock.

Cornerstone Institutional
Growth REIT, Inc.

Maximum Offering of
$400,000,000—
50,000,000 Shares
of Common Stock

Minimum Offering of
$1,000,000—
125,000 Shares
of Common Stock

PROSPECTUS

Pacific Cornerstone Capital, Inc.

                , 2007

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Cornerstone Institutional Growth REIT, Inc. (the “Company”) in connection with the distribution of the securities being registered, other than the dealer manager and deferred selling commissions. All amounts are estimated except the SEC registration fee and the NASD filing fee.

Item	Amount

SEC registration fee	$52,965
NASD filing fee	50,000
Legal fees and expenses	1,025,000
Blue sky fees and expenses	195,000
Accounting fees and expenses	200,000
Sales and advertising expenses	1,600,000
Printing	850,000
Postage and delivery of materials	500,000
Expenses reimbursements for retail seminars	143,000
Training and Education meetings	125,000
Advisor employee costs	2,070,000
IT systems and equipment	310,000
Due diligence	525,000
Order processing and escrow	320,000
Miscellaneous expenses	522,835

Total	$8,488,800

Item 32.  Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of CIPLFA Advisors, LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $7.20 per share, reflecting the fact that selling commissions and dealer manager fees in the aggregate amount of $0.80 per share will not be payable in connection with such sales.  The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33.  Recent Sales of Unregistered Securities

In connection with our incorporation, in November 2006, Cornerstone Institutional Growth Operating Partnership, LP issued 200,000 of its limited partnership units to our advisor at $8.00 per unit and we issued 125 shares of common stock to Terry G. Roussel, an affiliate of our advisor,  at $8.00 per share, in private offerings exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.  Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company’s charter provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates (each an “Indemnitee”) against any and all losses or liabilities reasonably incurred by such Indemnitee (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity unless:

•      such Indemnitee’s act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•      such Indemnitee actually received an improper personal benefit in money, property or services; or

•      in the case of any criminal proceeding, such Indemnitee had reasonable cause to believe that the act or omission was unlawful.

In addition, under the Company’s charter, the Company shall not exonerate from liability or indemnify an Indemnitee for any liability or loss suffered by an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director; or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Exhibits and Financial Statement Schedule

(a) The following financial statements are filed as part of the registration statement

Consolidated Financial Statements

Consolidated Balance Sheet as of November 15, 2006

Report of Independent Registered Public Accounting Firm

Notes to Consolidated Balance Sheet as of November 15, 2006

Schedule II — Valuation and Qualifying Accounts has been omitted because of the absence of the conditions under which it is required or because the information required by such omitted schedule is set forth in the financial statements or the notes thereto. Other Schedules are not applicable at this time.

(b) The following exhibits are filed as part of this registration statement:

Exh. No.	Description
1.1*	Form of Dealer Manager Agreement with Select Dealer Agreement
3.1	Form of Amended and Restated Articles of Incorporation
3.2	Form of Bylaws of the Company
4.1	Form of Subscription Agreement (Sample) with Consent to Electronic Delivery Form (included as Appendix A to prospectus)
4.2*

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)

4.3	Distribution Reinvestment Plan (included as Appendix B to prospectus)
4.4	Description of Proposed Stock Repurchase Program (included in prospectus under the caption “Description of Stock-Proposed Stock Repurchase Program”)
4.5*	Escrow Agreement between the registrant and
5.1*	Opinion of DLA Piper US LLP re legality
8.1*	Opinion of DLA Piper US LLP re tax matters
10.1*	Form of Advisory Agreement
10.2*	Form of Employee and Director Long-Term Incentive Plan
10.3*	Form of Operating Partnership Agreement
23.1*	Consent of DLA Piper US LLP (included in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP

*To be filed by amendment.

Item 37.  Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders; each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates which is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

For the Period January 1, 2003 Through December 31, 2005

(Unaudited)

The information contained on this page relates to acquisitions of properties within the three (3) years ended December 31, 2005 by a prior program with which an affiliate of our advisor and which has substantially similar investment objectives in Cornerstone Institutional Growth REIT. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

Cornerstone Realty Fund, LLC

Name	Arrow Business Park	Zenith Drive Centre	Paramount Business Center	Interstate Commerce Center
Location	Irwindale, CA	Glenview, IL	Paramount, CA	Tempe, AZ
Property type	Multi-tenant industrial park	Multi-tenant industrial park	Multi-tenant industrial park	Multi-tenant industrial park
Gross leasable square feet	69,592	37,900	30,157	83,205
Date of purchase	12/10/2003	1/25/2005	4/28/2005	9/30/2005
Mortgage financing at date of purchase	None	None	None	None
Cash down payment	$5,670,000	$5,200,000	$3,100,000	$7,385,000
Contract purchase price	$5,670,000	$5,200,000	$3,100,000	$7,385,000
Acquisition fee	None	None	None	None
Other cash expenditures expensed	None	None	None	None
Other cash expenditures capitalized	201,537	$52,000	$55,000	$172,341
Total acquisition cost	$5,871,537	5,252,000	$3,155,000	$7,557,341

Prior performance is not indicative of future results.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 22, 2006.

CORNERSTONE INSTITUTIONAL GROWTH REIT, INC.

By:	/S/ TERRY G. ROUSSEL
Terry G. Roussel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/S/ TERRY G. ROUSSEL	President, Chief Executive	December 22, 2006
Terry G. Roussel	Officer and Director
(Principal Executive Officer)

/S/ SHARON C. KAISER	Chief Financial Officer	December 22, 2006
Sharon C. Kaiser	(Principal Financial and
Accounting Officer)